Creating Growth & Driving Performance mcGraW hill Financial 2013 annual report

Financial Highlights Years ended December 31 (in millions, except per share data) 2013 2012 % Change Revenue $ 4,875 $ 4,450 10 Income from continuing operations (attributable to the Company’s common shareholders) 812 (a) 676 (b) 20 Diluted earnings per common share from continuing operations $ 2.90 (a) $ 2.37 (b) 22 Dividends per common share (c) $ 1.12 $ 3.52 (68) Total assets $ 6,061 $ 7,052 (14) Capital expenditures (d) 117 97 21 Total debt 799 1,256 – Equity (including redeemable noncontrolling interest) 2,154 1,650 31 Contents While macroeconomic 1 CHAIRMAN’S LETTER TO SHAREHOLDERS conditions gradually improve, the growth trends in 2 CEO’S LETTER TO SHAREHOLDERS 9 FinancialS McGraw Hill Financial’s 69 Directors and Principal Executives markets are especially strong. Year-End Share price Shareholder Return $78.20 Five-Year Cumulative Total Return (e) [12/31/08 – 12/31/13] $401 $54.67 MHF S&P 500 $44.97 $36.41 Peer Group (f) $228 $33.51 $225 $100 09 10 11 12 13 08 09 10 11 12 13 Revenue $4,875 Dividends Per Share $1.12 (in millions) $1.02 $4,450 $1.00 $0.94 $0.90 $3,954 $3,483 $3,639 09 10 11 12 13 09 10 11 12 13 (a) Includes the impact of the following items: $77 million pre-tax legal settlements, $64 million charge for Growth and Value Plan costs, a $36 million non-cash impairment charge related to the facilities and associated infrastructure of one of our data centers that we are in the process of selling, a $28 million restructuring charge in the fourth quarter primarily related to severance, $13 million related to terminating various leases as we reduce our real estate portfolio and a $24 million net gain from our dispositions. (b) Includes pre-tax charges of $226 million primarily related to Growth and Value Plan related costs necessary to enable separation and reduce our cost structure, which primarily includes professional fees and restructuring charges. This was partially offset by $52 million related to a vacation accrual reversal. (c) Dividends paid were $0.28 per quarter in 2013 and $0.255 per quarter in 2012. 2012 also includes a special dividend of $2.50. (d) Includes purchases of property and equipment and additions to technology projects. (e) Assumes $100 invested on December 31, 2008 and total return includes reinvestment of dividends through December 31, 2013. (f) The Peer Group consists of the following companies: Thomson Reuters Corporation, Thomson Reuters PLC (through September 2009), Reed Elsevier NV, Reed Elsevier PLC, Pearson PLC, Moody’s Corporation and Wolters Kluwer.

1 Dear Shareholder: Transformation and change are essential elements of the ongoing growth story of our Company, and 2013 was no exception. Last year, we completed the execution of the Growth and Value Plan, which was conceived in 2010, when the Board of Directors and management developed the Plan to create two powerful new companies – McGraw Hill Financial and McGraw-Hill Education. Our performance surpassed all expectations; we now have considerably higher adjusted operating margins and we produced a total shareholder return of 140% from 2011 through 2013 versus 57% for the S&P 500 over the same period. But, whereas transformation and change are a constant that will always be with us, it is also important to recognize that there are elements that never change – the heart and soul of this Company are the talented people who show up every day and care deeply about helping others to make a difference in our markets and in our fast-growing world. They are the reason for our success. During 2013, we also continued to develop and strengthen our management team. Two vital appointments were made and approved by the Board. First, Doug Peterson became President and CEO on November 1st, completing a seamless transition from my roles and responsibilities. Doug joined the Company in 2011 as President of Standard & Poor’s Ratings Services, coming to us with a deep background in global financial markets, operations and risk management. He came to us with 26 years of experience at Citigroup, where he most recently served as Chief Operating Officer of Citibank, N.A., Citigroup’s principal banking entity that operates in more than 100 countries. Doug’s growth orientation, customer and shareholder engagement, and high level of integrity are well suited to lead our Company into what is a very exciting future. Replacing Doug at Standard & Poor’s Ratings Services is Neeraj Sahai, who comes to us after 30 years with Citi, most recently as head of the Securities and Fund Services business. Please welcome Doug and Neeraj into their new roles; we wish them both much success. The outlook for the Company is extremely bright. There are many reasons to be positive about the future. The economic expansion in the U.S. looks set to step up a notch; the troubled euro area has stabilized and is growing again, albeit from a depressed base; reflationary policies in Japan show signs of gaining traction; and China has successfully navigated a soft landing from unsustainably high growth rates. S&P expects global GDP to grow 3.7% this year versus 3.0% in 2013. If policy makers can avoid the risks in ending quantitative easing and resolving U.S. fiscal policy, and if there are no further euro zone crises or a sharp growth pullback in China, I would expect the global economy to continue to pick up and the business community’s confidence to improve. And while macroeconomic conditions gradually improve, the growth trends in McGraw Hill Financial’s markets are especially strong. Local bond markets in China, Colombia, Poland and Turkey are emerging to help fuel growth and economic development in those markets. Increasing investor sophistication and financial market complexity are requiring new data sets and analytics. And the recovery of global capital flows continues, although they are still below levels seen before the financial crisis. We sit right in the heart of all these changes, which should create many new growth opportunities for our shareholders, customers and employees. We have a first-class Board of Directors whose guidance is essential to our ongoing success. One of the special Directors of this Company, Pedro Aspe, retired from the Board last year. Pedro, the Co-Chairman of Evercore Partners and the former Finance Minister of Mexico, served with distinction and always provided management with sound judgment and advice. In addition, Linda Lorimer will retire after 20 years of outstanding service to the Company. Linda is one of those truly exceptional Directors who can consistently be relied on for fresh insights, excellent judgment and incisive questions. Linda is Vice President, Global and Strategic Initiatives at Yale University and was a terrific Presiding Director of our Company from 2004 to 2009. We are so grateful for the contributions of these two extraordinary Directors. I also want to acknowledge the service of Don Johnston, who passed away earlier this year. Don was a wonderful member of the Board from 1986 to 1996. Harold McGraw III Chairman of the Board Total shareholder return 2011-13 140% 57% McGraw Hill S&P 500 Financial Our sincere condolences go to his family and many friends. As I look back at 2013 and all the growth and shareholder value we achieved, and at the way we helped our customers and served the markets, I feel a tremendous sense of pride about the people of McGraw Hill Financial and everything we stand for. With a talented team and the increasing alignment of our powerful brands, I am as optimistic as ever about the future. Thank you for your continuing support. Sincerely, Harold McGraw III Chairman of the Board McGraw Hill Financial 2013 Annual Report

2 To Our Shareholders: It is my honor to be writing to you as McGraw Hill Financial’s new President and CEO. This Company has a significant history of achievements and excellent growth prospects, and I am privileged that the Board has given me the opportunity to help shape its future. In this letter I will not only review our strong 2013 performance, but also outline our strategy to drive long-term growth. One of the reasons we are so well positioned for success is that over the past 15 years Terry McGraw transformed the organization into a modern, high-growth financial intelligence Company with a truly unique portfolio of global brands. Douglas L. Peterson President and Chief Executive Officer 46% 32% Launch of McGraw Hill Financial In May 2013, shareholders approved changing the Company’s name to McGraw Hill Financial. Shares began trading as “MHFI” on the New York Stock Exchange. McGraw Hill Financial’s total shareholder return outperformed the S&P 500 in 2013. Under his stewardship, the Company returned superior value to shareholders, and he set a remarkable example of personifying our values of fairness, integrity and transparency. On behalf of the entire Company, I thank Terry for all he has done to build McGraw Hill Financial. Last year was particularly successful as we completed our Growth and Value Plan and launched our new Company, McGraw Hill Financial. At the same time, we produced excellent revenue and profit growth and delivered on our commitment to increase returns for you. Strong Performance in 2013 There are many achievements to highlight – both financial and strategic. There’s no question our business is performing at a very high level, just as the Board of Directors thought it would when McGraw Hill Financial was conceived in 2010. We said at the start of last year we expected to achieve high single-digit revenue growth in 2013. We did even better and also grew the bottom line at a double-digit pace as we surpassed our guidance for adjusted diluted earnings per share. In 2013, we produced: 10% revenue growth to $4.9 billion; 19% adjusted net income growth to $931 million; and a 21% increase in adjusted diluted earnings per share to $3.33. McGraw Hill Financial 2013 Annual Report

3 We ended the year with a very strong balance sheet. We had $1.6 billion in cash and short-term investments, more than half of which is outside the U.S., and $800 million in debt, all of it long term. We also concluded a number of transac-tions that enhance our business focus and capabilities and should build more value for shareholders in the future. For example: We sold McGraw-Hill Education for $2.4 billion in cash, generating $1.9 billion after taxes and laying the foundation for the more profi table, fast-growing Company we are now. We divested Aviation Week to enable us to reallocate resources to businesses where we have size and scale. To exploit the growing demand for high-end analytics and insights in fi nancial markets around the world, we increased our majority equity stake in CRISIL Limited, a global analytics company and India’s leader in credit ratings and research. $57TRILLION (in trillions of dollars) ROADS 16.6 RAIL 4.5 PORTS 0.7 NEEDED FOR INFRASTRUCTURE AIRPORTS 2.0 WORLDWIDE BY 2030 POWER 12.2 WATER 11.7 TELECOM 9.5 INFRASTRUCTURE FINANCING: Investors Can Fill A Gap From now until 2030, the world needs some $57 trillion worth of infrastructure – either new projects or improvements to existing ones – according to a 2014 report by Standard & Poor’s Ratings Services. But funding from traditional sources such as governments and banks faces downward pressure. This sets the world up for an annual gap between investment needs and available funds of at least $500 billion a year for the next 15 years, Standard & Poor’s estimates. Traditional lenders such as governments and banks are less likely to fund these projects due to the economic crisis and tightening lending standards. This means nontraditional lenders such as insurers and pension funds are poised to fi ll in the gap. Currently, investment institutions allocate less than 2% of their funds to infrastructure. Standard & Poor’s estimates that if that fi gure rose to 4%, the shortfall would be greatly lessened. Visit https://ratings.standardandpoors.com/ for more. McGRAW HILL FINANCIAL 2013 ANNUAL REPORT

4 creaTing shareholder Value These actions build on the superior value we’ve steadily generated over both the short and long term: We returned approximately $1.3 billion in the form of dividends and share repurchases in 2013. From the start of 2011 through 2013 we returned more than $4 billion to shareholders through dividends and share buybacks. Our 2013 total shareholder return of 46% outperformed the 32% return for the S&P 500. 2014-16 growTh and Performance Plan With the completion of the Growth and Value Plan we are now launching a new three-year strategy, the 2014-16 Growth and Performance Plan, which has two strategic priorities: First, driving growth through innovation, whereby we intend to deliver sustainable, global growth with unique, must-have solutions, insights and analytics. Second, top performance, requiring disciplined execution, quality and excellence in everything we do, especially engaging our customers by providing them with Essential Intelligence. essenTial insighTs our suite of products is changing with the markets, giving customers what they want, when they need it. Standard & Poor’s ratings Services’ Mid-Market Evaluations are creating new opportunities for medium-sized businesses in Europe, while unparalleled insights from P4d by Platts are empowering oil market participants with new intelligence. Our total return has exceeded the broader market over the last 10-, fi ve- and three-year periods, as of year-end 2013. The Board of Directors and management are fully committed to returning capital to our shareholders. Underscoring this point, in January, the Board approved a 7.1% increase in the regular cash dividend to an annualized rate of $1.20 per share. This is the 41st consecutive year our Company has increased its regular dividend payment. Fewer than 25 companies in the S&P 500 can claim such consistency. The growth imperative We are positioning the Company to capitalize on the major trends that are shaping global fi nancial markets. Let me highlight three: More Companies Turning to Debt Markets as Banks De-lever: Bank deleveraging and tightening regulation are creating a scarcity of fi nance for many companies, particularly mid-size companies in Europe. S&P forecasts European medium-sized companies will need up to £450 billion in debt funding between 2013 and 2017. Potential investors are reluctant to invest in these companies until they have more clarity on creditworthiness. McGRAW HILL FINANCIAL 2013 ANNUAL REPORT

5 2014-16 Growth and Performance Plan The Company’s Growth and Performance Plan will focus its priorities over the next three years on driving sustainable growth through innovative products and global expansion while executing with quality and excellence. existing Products New Sustainable Growth Markets Existing new Core International Growth Expansion New Disruptive Products Innovation Superior Management & Execution Engage the Customer Operational Excellence Advance the Franchise Enhance Talent Secular Trends Position MHFI For Sustained Growth Developing capital markets in emerging countries Funding significant maturities and financing requirements as banks deleverage Increasing sophistication requires real-time data and analytics Continuing shift to index-related investing Growing demand across commodities for daily price assessments McGraw Hill Financial 2013 Annual Report

6 By delivering on this Plan, our outlook for 2014 is mid-single digit revenue growth and mid-teen growth in earnings per share with free cash flow approaching $1 billion. In response, S&P last year introduced an evaluation scale for European mid-market companies. S&P’s new service offers private opinions of creditworthiness to companies looking to develop alternative sources of funds as banks de-lever. Rising Popularity of Index Investing. The growing investor demand for Exchange Traded Funds, or ETFs, has boosted the share of index-based or passive investments. There were $2.4 trillion in global ETF/Exchange Traded Product (ETP) assets at the end of 2013, up 26% from the prior year. This fast growth rate has shown no sign of dissipating—it is consistent This trend has enhanced the value of daily price assessments and the transparency they bring. According to one independent report last year, there “appears to be increasing evidence of a more structural supply issue that is driving longer-term volatility.” In 2013, Platts leveraged the data management and technology expertise that Bentek Energy first applied in the natural gas markets to create a product called P4D to give oil market participants the ability to mine and model daily and historical data submitted online during Platts’ price assessment process. Financial Knowledge Corporate Responsibility McGraw Hill Financial is the lead McGraw Hill Financial employees celebrated sponsor of the InvestWrite essay contest, the launch of the new Company around the in which students make investments in world last year and marked the occasion the stock market and then write about their in true MHFI style – by giving back experiences, run by the philanthropic to their communities arm of the Securities Industry and Financial Markets Association. Winners were honored at the New York Stock Exchange in 2013. . with the pace of expansion over the last 10 years. We expect there is still a lot of room to grow as ETPs represent just 1-2% of the global investment universe. S&P Dow Jones Indices continues its rapid expansion by meeting the growing needs of the markets. In 2013, we created 290 new indices. Meanwhile, assets under management in ETFs linked to our indices increased 43% to $668 billion last year. Look for more innovations and strong global growth from S&P Dow Jones Indices in the future. Volatility in Commodity Markets Increases Demand for Price Assessments. During the financial crisis and recovery many commodity prices have been increasing in volatility. Top Performance Our second strategic priority requires disciplined execution across four crucial areas: Engage the Customer. We continue to meet the needs of our customers and markets through consistent and collaborative sales and marketing services across the Company. For example, we recently created a Marketing and Market Development Committee comprising senior leaders across McGraw Hill Financial who are identifying and developing collaborative growth opportunities across the business units such as leveraging S&P Capital IQ’s innovative platform to deliver Standard & Poor’s ratings analysis to clients. McGraw Hill Financial 2013 Annual Report

7 Operational Excellence. Data is the gold that fuels our products and core analytics. Last year, we invested in multi-asset class data and portfolio analytics and developed new capabilities in S&P Capital IQ. At Standard & Poor’s Ratings Services, we’ve made a number of important changes in systems, training and analytics to enhance the quality of our ratings. Advance the Franchise. We are taking steps to engage all stakeholders and to create a proactive, forward-looking risk culture in a world of fast-moving change. The Board of Directors and management are fully committed to risk management and support our 2014 Outlook By delivering on this Plan, our outlook for 2014 is mid-single digit revenue growth and mid-teen growth in earnings per share with free cash flow approaching $1 billion. Furthermore, we are always reviewing new productivity initiatives to drive investment in growth and promote efficiency. For example, following recent divestures we have identified opportunities for cost savings by reducing our real estate footprint, particularly in New York City and, as we move forward, we are identifying additional areas to lower costs. Some 2,000 volunteers in New York packed 18,000 Employees in Manila, Philippines, celebrated the More than 200 S&P Capital IQ employees in meals for families affected by Hurricane Sandy. launch of MHFI and the announcement of support Hyderabad, India, taught more than 8,600 students for local charity Concordia Children’s Services. about the environment. Chief Risk and Compliance Officer in enhancing and coordinating our policies and control systems. At S&P Capital IQ, we are helping banking clients operating under the new Basel III regulations that need to report their capital or assets on a risk-adjusted basis. Enhance Talent. Last year, we made a number of moves to build what I like to think of as a talent machine, an engine that produces world-class people who are leaders and innovative disruptors in their industries. We have enhanced our talent acquisition capabilities globally, integrated and simplified our performance management systems and strengthened our bench. We also now have a flatter organization to establish clearer accountabilities and quicker decision-making. We continue to prudently manage litigation matters involving Standard & Poor’s Ratings Services. It is worth remembering that we have a solid track record defending the Company. Thirty-six cases have been dismissed outright. Thirteen dismissals have been affirmed by higher courts and 11 cases have been voluntarily withdrawn. That leaves us with just a few dozen non-government cases that remain outstanding. McGraw Hill Financial 2013 Annual Report

8 We continue to believe we have strong factual and legal defenses in all pending litigations, including the U.S. Department of Justice case and related state attorneys general claims brought against us last year. These claims challenge some of S&P’s 2007 collateralized debt obligation ratings and the underlying residential mortgage-backed securities models. As we’ve stated before, S&P’s ratings were issued in good faith and were consistent with the views expressed in 2007 by the U.S. Treasury and the Federal Reserve, and we are defending ourselves vigorously. First, I noticed a story about oil prices and a reference to Platts. A bit deeper in the paper I came across S&P Capital IQ in a report about the fi nancial markets. In the background on TV, I then heard a lively debate about the U.S. government shutdown where a report by Standard & Poor’s Ratings Services’ Chief U.S. Economist, Beth Ann Bovino, was cited regarding the impact the U.S. government shutdown could have on GDP. The segment ends and the television channel goes to a commercial for a car, which had just been singled out for customer satisfaction by J.D. Power. And, believe it or not, the next ad was one for SPDRs – ETFs based on a range of S&P indices! combined we are: brand camPaign we believe at McGraw Hill Financial that the whole is greater than the sum of its parts. this idea led our brand campaign, which appeared in print publications worldwide and in major metropolitan areas including: Boston, london, new York and Singapore. In conclusion, I hope this letter gives you an appreciation for our unwavering commitment to increasing shareholder value through the creative, innovative growth of our powerful brands. I was reminded of just how relevant these brands are one evening last October when I was at home reading the newspaper. We have confi dence in the future of McGraw Hill Financial because of the tremendous drive and talent of our exceptional people. I am grateful for their values, creativity and hard work. I also want to extend my deep gratitude to the Board of Directors for their extraordinary ongoing support and guidance. And I thank you, our shareowners, for your continued trust in McGraw Hill Financial. Regards, Douglas L. Peterson President and Chief Executive Offi cer McGRAW HILL FINANCIAL 2013 ANNUAL REPORT

9 Financials 10 Management’s Discussion and Analysis 34 Consolidated Statements of Income 35 Consolidated Statements of Comprehensive Income 36 Consolidated Balance Sheets 37 Consolidated Statements of Cash Flows 38 Consolidated STATEMENTS OF EQUITY 39 NOTES TO THE Consolidated FINANCIAL STATEMENTS 64 FIVE-YEAR FINANCIAL REVIEW 65 REPORT OF MANAGEMENT 66 REPORT OF INDEPENDENT REGISTERED puBLIC ACCOUNTING FIRM 68 SHAREHOLDER INFORMATION 69 DIRECTORS AND PRINCIPAL EXECUTIVES McGraw Hill Financial 2013 Annual Report

10 Management’s Discussion and Analysis of Financial Condition and Results of Operations The following Management Discussion and Analysis (“MD&A”) provides a narrative of the results of operations and financial condition of McGraw Hill Financial, Inc. (together with its consol-idated subsidiaries, the “Company,” “we,” “us” or “our”) for the years ended December 31, 2013 and 2012, respectively. The MD&A should be read in conjunction with the consolidated financial statements and accompanying notes included in our Form 10-K for the year ended December 31, 2013, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The MD&A includes the following sections: Overview Results of Operations Liquidity and Capital Resources Reconciliation of Non-GAAP Financial Information Critical Accounting Estimates Recently Issued or Adopted Accounting Standards Certain of the statements below are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, any projections of future results of operations and cash flows are subject to substantial uncertainty. See Forward-Looking Statements on page 33 of this report. OVERVIEW We are a leading ratings, benchmarks and analytics provider serving the global capital, commodities and commercial markets. The capital markets include asset managers, banks, exchanges, issuers and financial advisors; the commodities markets include producers, traders and intermediaries within energy, metals, and agriculture; and the commercial markets include professionals and corporate executives within automotive, construction and marketing / research information services. Our operations consist of four reportable segments: Standard & Poor’s Ratings (“S&P Ratings”), S&P Capital IQ, S&P Dow Jones Indices (“S&P DJ Indices”) and Commodities & Commercial (“C&C”). S&P Ratings is an independent provider of credit ratings, research and analytics, offering investors and market participants information, ratings and benchmarks. S&P Capital IQ is a global provider of multi-asset-class data, research and analytical capabilities, which integrate cross-asset analytics and desktop services. S&P DJ Indices is a global index provider that maintains a wide variety of valuation and index benchmarks for investment advisors, wealth managers and institutional investors. C&C consists of business-to-business companies specializing in commercial and commodities markets that deliver their customers access to high-value information, data, analytic services and pricing benchmarks. On March 22, 2013, we completed the sale of McGraw-Hill Education (“MHE”) to investment funds affiliated with Apollo Global Management, LLC for a purchase price of $2.4 billion in cash. We recorded an after-tax gain on the sale of $589 million, which is included in income from discontinued operations, net of tax in the consolidated statement of income for the year ended December 31, 2013. We have used a portion of the after-tax proceeds from the sale to pay down short-term debt, for the special dividend paid in 2012, and to continue share repurchases. We intend to continue to use a portion of the after-tax proceeds to make selective acquisitions and investments. The completion of the sale was a key milestone in our Growth and Value Plan that we began in September of 2011. In addition to the sale, we were also successful in other Growth and Value Plan objectives, including, increased shareholder return, investments in targeted financial assets, divested selected non-core assets and reductions in our real estate portfolio. Increased Shareholder Return During the three years ended December 31, 2013, we have returned $4.4 billion to our shareholders through a combination of share repurchases, our quarterly dividend and a special dividend. We completed share repurchases of $2.8 billion and distributed regular quarterly dividends totaling approximately $900 million during the three years ended December 31, 2013. On December 6, 2012, our Board of Directors approved a special dividend in the amount of $2.50 per share on our common stock, payable on December 27, 2012 to shareholders of record on December 18, 2012. This returned an additional approximately $700 million to our shareholders. Also, on January 29, 2014, the Board of Directors approved an increase in the quarterly common stock dividend from $0.28 per share to $0.30 per share. Investments in Targeted Financial Assets / Divested Selected Non-Core Assets We continued to execute our strategy of exiting non-core assets while investing for growth in markets that have size and scale. During 2013, we acquired approximately 11 million equity shares representing 15.07% of CRISIL’s total outstanding equity shares for $214 million, increasing our ownership percentage in CRISIL to 67.84% from 52.77%. In 2013, we also completed certain dispositions of our non-core assets that allow us to apply greater focus on our high-growth, high-margin benchmark businesses. C&C — we completed the sale of Aviation Week to Penton, a privately held business information company; S&P Capital IQ — we completed the sale of Financial Communi-cations as well as the closure of several non-core businesses. McGraw Hill Financial 2013 Annual Report

11 During 2012, we completed several acquisitions that we believe position us for long-term growth across all our segments. S&P DJ Indices — our transaction with CME Group, Inc. and CME Group Index Services LLC to form a new company, S&P Dow Jones Indices LLC; S&P Capital IQ — Credit Market Analysis Limited, a provider of independent data concerning the over-the-counter markets; QuantHouse, an independent global provider of end-to-end systematic low-latency market data solutions; and R² Technolo-gies, a provider of advanced risk and scenario-based analytics; C&C — Kingsman SA, a privately-held, Switzerland-based provider of price information and analytics for the global sugar and biofuels markets; S&P Ratings — Coalition Development Ltd., a privately-held U.K. analytics company. On December 30, 2011, we completed the sale of our Broadcasting Group, previously included in our C&C segment. Refer to Note 2 – Acquisitions and Divestitures to our consolidated financial statements for further discussion. Key Results years ended December 31, % Change 1 (in millions) 2013 2012 2011 ’13 vs ’12 ’12 vs ’11 Revenue $ 4,875 $ 4,450 $ 3,954 10% 13% Operating profit $ 1,405 $ 1,211 $ 1,077 16% 12% % Operating margin 29% 27% 27% Diluted EPS from continuing operations $ 2.90 $ 2.37 $ 2.00 22% 19% 1 % changes in the tables throughout the MD&A are calculated off of the actual number, not the rounded number presented. 2013 S&P Ratings — Revenue and operating profit increased 12% and 18%, respectively. Revenue growth was driven by strong high-yield and investment grade corporate bond issuance in the U.S. in the first half of 2013 and in Europe for the full year driven by refinancing activity and increases in bank loan ratings and structured finance. Revenue growth in the first half of 2013 was partially offset by a decrease in U.S. corporate bond issuance in the second half of the year. Operating profit increased compared to 2012 primarily due to the increases in revenue, the gain on sale of an equity investment held by CRISIL and favorable foreign exchange rates. These increases were partially offset by increased compliance and regulatory costs, higher incentive costs due to improved performance, higher advertising expenses and the impact of CRISIL’s acquisition of Coalition Development Ltd. in July of 2012. S&P Capital IQ — Revenue and operating profit increased 4% and 1%, respectively. The revenue increase was primarily attrib-utable to growth at Capital IQ driven by market share gains and increased contract values for existing accounts and increases in our subscription base for RatingsXpress®. Operating profit benefited from revenue increases and lower expenses resulting from the closure of several non-core businesses, reduced outside consulting fees, lower restructuring costs and a favorable impact from foreign exchange rates. These increases to operating profit were partially offset by higher incentive costs due to increased performance, increased cost of sales for exchange fees incurred by QuantHouse and costs related to additional headcount in developing regions. S&P DJ Indices — Revenue and operating profit increased 27% and 31%, respectively. The revenue increases were primarily due to revenue from our S&P Dow Jones Indices LLC joint venture. Excluding revenue from the joint venture, revenue increased due to higher average levels of assets under management for exchange traded funds (“ETF”) products. Operating profit increased primarily due to the increases in revenue, partially offset by the impact of higher data fees, increased incentive costs due to improved financial performance and higher marketing costs due to increased advertising levels as building the S&P DJ Indices brand was a focus in 2013. The increase in 2013 was also partially offset by the impact of a full year of expenses for our S&P Dow Jones Indices LLC joint venture. Additionally, we incurred a $26 million non-cash impairment charge associated with an intangible asset acquired through the formation of our S&P Dow Jones Indices LLC joint venture. C&C — Revenue and operating profit increased 4% and 25%, respectively. The revenue increase was primarily driven by continued demand for Platts’ proprietary content as annualized contract values increased and increases at J.D. Power, partially offset by declines at McGraw-Hill Construction. Operating profit increased due to the increases in revenue, the gain on the sale of Aviation Week and lower expenses at J.D. Power and McGraw-Hill Construction. Operating profit was partially offset by additional headcount and other operating costs to support business growth at Platts. McGraw Hill Financial 2013 Annual Report

12 2012 S&P Ratings — Revenue and operating profit increased 15% and 18%, respectively. Revenue growth was driven by strong high-yield and investment grade corporate bond issuance related to robust refinancing activity and increases in bank loan ratings and structured finance. The increase was also impacted by increases in public finance driven by strong municipal bond issuance in the United States. Operating profit increased compared to 2011 primarily due to the increases in revenue, partially offset by higher incentive costs due to improved financial performance, an increase in legal expenses, restructuring charges of $15 million in the second half of 2012 and unfavorable foreign exchange rates. S&P Capital IQ — Revenue increased 9%, while operating profit decreased 3%, respectively. The revenue increase was primarily attributable to growth at Capital IQ driven by market share gains and increased contract values for existing accounts; and increases in our subscription base for RatingsDirect®. Operating profit was significantly impacted by restructuring charges of $19 million recorded in the second half of 2012, as well as increased costs to further develop our content and software. The acquisitions of R2 Technologies in February 2012, QuantHouse in April 2012 and Credit Market Analysis Limited (“CMA”) in June 2012 also impacted the results, particularly amortization charges relating to the intangible assets. S&P DJ Indices — Revenue and operating profit increased 20% and 12%, respectively. The revenue increases were primarily due to revenue from our S&P Dow Jones Indices LLC joint venture. Excluding revenue from the joint venture, revenue increased 3%, primarily due to higher average levels of assets under management for ETF products and higher mutual fund revenue. Operating profit was significantly impacted by expenses for our joint venture, higher data fees and additional personnel costs for targeted staff increases to drive future growth. C&C — Revenue and operating profit increased 9% and 38%, respectively. These increases were primarily driven by continued demand for Platts’ proprietary content as annualized contract values increased; growth across our automotive sectors at J.D. Power, primarily in Asia and the United States; and a strong focus on the management of expenses across the brands. Partially offsetting the growth in the segment were additional costs related to revenue growth, incentive costs at Platts and J.D. Power and restructuring charges of $12 million recorded in the second half of 2012. Outlook We strive to be the leading provider of essential intelligence such as ratings, benchmarks and analytics to the global capital and commodities markets. We also seek to leverage the strength of our globally recognized brands and content to promote sustain-able growth by bringing transparency and independent insights to the markets we serve. With the successful completion of the Growth & Value Plan, we are aligning our efforts against two key strategic priorities, growth and performance. We will strive to deliver on our strategic priorities through a clear set of growth drivers which are underpinned by excellence in management and execution. We believe the key drivers of our growth are: Serving our customers with innovative, must-have solutions; Leveraging our unique portfolio of powerful brands and distinctive opportunities in the financial and commodity markets; and Winning as a dynamic, global company. We believe the key elements of management and execution are: Ensuring quality and excellence in everything we do; Attracting and developing top-performing people; and Delivering together as one connected company. Integrating and leveraging our key capabilities will also be critical to improving performance and delivering against our strategic priorities. We will strive to enhance analytical and product quality through technology, data and process improvements. Our businesses will also strive to continue to extend efforts in external outreach and advocacy, control and compliance. We will seek to further engage the customer by strengthening our sales, customer service, customer management processes and global operations. Finally, we will look to continue to put efforts and resources into developing high-performing talent driving to a common purpose. We believe our strategic priorities are designed to deliver global growth in both new and existing markets. We intend to expand our coverage of core customer segments and markets by lever-aging existing products and capabilities while also developing new products and capabilities to meet evolving customer needs in new markets. There can be no assurance that we will achieve success in implementing any one or more of these strategies as a variety of factors could unfavorably impact operating results, including prolonged difficulties in the global credit markets and a change in the regulatory environment affecting our businesses. Further projections and discussion on our 2014 outlook for our segments can be found within “Segment Review”. McGraw Hill Financial 2013 Annual Report

13 Results of Operations Consolidated Review years ended December 31, % Change (in millions) 2013 2012 2011 ’13 vs ’12 ’12 vs ’11 Revenue $ 4,875 $ 4,450 $ 3,954 10% 13% Expenses: Operating-related expenses 1,584 1,486 1,387 7% 7% Selling and general expenses 1,737 1,664 1,377 4% 21% Depreciation and amortization 137 141 126 (3)% 12% Total expenses 3,458 3,291 2,890 5% 14% Other loss (income) 12 (52) (13) N/M N/M Operating profit 1,405 1,211 1,077 16% 12% Interest expense, net 59 81 77 (26)% 4% Provision for taxes on income 443 404 374 9% 8% Income from continuing operations 903 726 626 24% 16% Discontinued operations , net 563 (234) 308 N/M N/M Less: net income from continuing operations attributable to noncontrolling interests (91) (50) (19) 81% N/M Less: net loss (income) from discontinuing operations attributable to noncontrolling interests 1 (5) (4) N/M 6% Net income attributable to McGraw Hill Financial, Inc. $ 1,376 $ 437 $ 911 N/M (52)% N/M – Not meaningful Revenue years ended December 31, % Change (in millions) 2013 2012 2011 ’13 vs ’12 ’12 vs ’11 Subscription / Non-transaction revenue $ 2,978 $ 2,777 $ 2,608 7% 6% Non-subscription / Transaction revenue $ 1,897 $ 1,673 $ 1,346 13% 24% Domestic revenue $ 2,892 $ 2,684 $ 2,373 8% 13% International revenue $ 1,983 $ 1,766 $ 1,581 12% 12% 2013 2012 Revenue increased $425 million or 10% as compared to 2012. Subscription / non-transaction revenue increased primarily due to increases in non-issuance related revenue for corporate ratings, primarily for entity credit ratings and increased ratings evaluation services (“RES”) activity, continued demand for Platts’ proprietary content, growth at Capital IQ driven by market share gains and increased contract values for existing accounts and an increase in our subscription base at RatingsXpress®. Non-subscription / transaction revenue also increased due to strong high-yield corporate bond issuance in the U.S. during the first half of 2013 and in Europe for the full year resulting from refinancing activity, increases in bank loan ratings, growth in structured finance and higher assets under management for ETF products at S&P DJ Indices. See “Segment Review” below for further information. Foreign exchange rates had an unfavorable impact of $10 million on revenue. This impact refers to constant currency comparisons estimated by re-calculating current year results of foreign oper-ations using the average exchange rate from the prior year. Revenue increased $496 million or 13% as compared to 2011, primarily due to strong high-yield investment grade corporate bond issuance, which impacted non-subscription / transaction revenue; growth in our global commodities products; growth for our Capital IQ product, strong municipal bond issuance in the U.S. and increases in bank loan ratings; increases in the subscription base at RatingsXpress®; and recent acquisitions, including, QuantHouse in April 2012 and CMA and our S&P Dow Jones Indices LLC joint venture in June 2012. See “Segment Review” below for further information. Foreign exchange rates had an unfavorable impact of $40 million on revenue. McGraw Hill Financial 2013 Annual Report

14 Total Expenses The following tables provide an analysis by segment of our operating-related expenses and selling and general expenses for the years ended December 31, 2013 and 2012: 2013 2012 % Change Operating- Selling and Operating- Selling and Operating- Selling and related general related general related general (in millions) expenses expenses expenses expenses expenses expenses S&P Ratings $ 770 $ 477 $ 692 $ 450 11% 6% S&P Capital IQ 490 416 455 410 8% 1% S&P DJ Indices 1 79 127 72 96 10% 32% C&C 323 368 337 365 (4)% 1% Intersegment eliminations (76) — (69) — (11)% —% Total segments 1,586 1,388 1,487 1,321 7% 5% Corporate 2 (2) 349 (1) 343 N/M 2% $ 1,584 $ 1,737 $ 1,486 $ 1,664 7% 4% 1 In 2013, selling and general expenses includes a $26 million non-cash impairment charge associated with an intangible asset acquired through the formation of our S&P Dow Jones Indices LLC joint venture. In 2012, selling and general expenses includes transaction costs of $15 million for our S&P Dow Jones Indices LLC joint venture. 2 In 2013, selling and general expenses primarily include pre-tax legal settlements of approximately $77 million, $64 million for our Growth and Value Plan, restructuring charges and charges related to our reduction in our real estate portfolio. In 2012, selling and general expenses includes expenses of $156 million for our Growth and Value Plan partially offset by a vacation accrual reversal of $52 million. These Growth and Value Plan costs primarily include professional fees and charges associated with our outsourcing initiatives and 2012 also includes severance charges, a charge related to a reduction in our lease commitments and transaction costs for our S&P Dow Jones Indices LLC joint venture. Operating-Related Expenses Operating-related expenses increased $98 million or 7% as compared to 2012, primarily driven by increased costs at S&P Ratings and S&P Capital IQ. At S&P Ratings the increases were primarily a result of higher personnel costs, including incentive compensation. At S&P Capital IQ the increases were primarily a result of additional headcount in developing regions and costs to further develop our content and purchase new data sets. This was partially offset by lower compensation expense at C&C due to a reduction in headcount from recent restructuring actions. Intersegment eliminations relates to a royalty charged to S&P Capital IQ for the rights to use and distribute content and data developed by S&P Ratings. Selling and General Expenses Selling and general expenses were impacted by Growth and Value Plan related costs of $64 million and $226 million for 2013 and 2012, respectively. 2013 costs were primarily driven by additional professional fees and costs related to our separation from MHE. 2012 costs primarily include professional fees, charges associated with our outsourcing initiatives, severance charges, a charge related to a reduction in our lease commitments and transaction costs for our S&P Dow Jones Indices LLC joint venture. Additionally, 2013 was also impacted by pre-tax legal settlements of approximately $77 million and charges we recorded in the fourth quarter of 2013 as we continued to evaluate our remaining cost structure, particularly in light of recent divestitures. This resulted in $28 million of restructuring charges, primarily related to severance, associated with streamlining our management structure and our decision to exit non-strategic businesses; and $13 million related to terminating various leases as we reduce our real estate portfolio. Excluding these costs, selling and general expenses increased compared to 2012, primarily due to higher costs associated with increased sales and additional incentive compensation driven by improved performance at S&P Ratings and S&P DJ Indices. The increase in 2013 at S&P DJ Indices was also impacted by a $26 million non-cash impairment charge associated with an intangible asset acquired through the formation of our S&P Dow Jones Indices LLC joint venture. Depreciation and Amortization Depreciation and amortization decreased $4 million or 3% as compared to 2012, primarily due to asset write offs in 2013 as we consolidated office locations, partially offset by additional intangible asset amortization related to our acquisitions in 2012. McGraw Hill Financial 2013 Annual Report

15 The following tables provide an analysis by segment of our operating-related expenses and selling and general expenses for the years ended December 31, 2012 and 2011: 2012 2011 % Change operating- Selling and Operating- Selling and Operating- Selling and related general related general related general (in millions) expenses expenses expenses expenses expenses expenses S&P Ratings $ 692 $ 450 $ 646 $ 361 7% 25% S&P Capital IQ 455 410 382 392 19% 5% S&P DJ Indices 1 72 96 75 56 (4)% 71% C&C 337 365 351 356 (4)% 3% IIntersegment eliminations (69) — (63) — (10)% —% Total segments 1,487 1,321 1,391 1,165 7% 13% Corporate 2 (1) 343 (4) 212 (75)% 62% $ 1,486 $ 1,664 $ 1,387 $ 1,377 7% 21% 1 In 2012, selling and general expenses includes transaction costs of $15 million for our S&P Dow Jones Indices LLC joint venture. 2 In 2012, selling and general expenses includes expenses of $156 million for our Growth and Value Plan, including costs related to the separation of MHE, restructuring costs and other related non-recurring costs, partially offset by a vacation accrual reversal of $52 million. Operating-Related Expenses Operating-related expenses increased $99 million or 7% as compared to 2011, primarily driven by increased costs at S&P Ratings of $46 million or 7% and S&P Capital IQ of $73 million or 19%. These increases were primarily a result of higher personnel costs, including incentive compensation, at S&P Ratings and global staff increases at S&P Capital IQ. This was partially offset by lower compensation expense at C&C of $6 million or 8% due to a reduction in headcount from recent restructuring actions. Intersegment eliminations relates to a royalty charged to S&P Capital IQ for the rights to use and distribute content and data developed by S&P Ratings. Selling and General Expenses During 2012, we recorded $226 million of Growth and Value Plan related costs necessary to enable separation and reduce our cost structure, which includes professional fees, severance charges, transaction costs for our S&P Dow Jones Indices LLC joint venture and a charge related to a reduction in our lease commitments. Excluding these costs and $10 million of Growth and Value Plan costs for 2011, selling and general expenses increased $71 million as compared to 2011, due to higher costs associated with increased sales and additional stock-based compensation, mainly due to higher expected performance achievement and an increase in the grant price of our equity awards. Personnel costs increased $44 million at S&P Ratings, $20 million at C&C, $7 million at S&P DJ Indices and $4 million at S&P Capital IQ as revenue growth improved 15%, 9%, 20% and 9%, respectively. In addition, S&P Ratings had increased legal costs as compared to 2011. Total costs incurred since the Growth and Value Plan was announced in September of 2011 have been $361 million, of which $300 million have been recorded in continuing operations and $61 million have been recorded in discontinued operations. These are costs that have been necessary to enable separa-tion, reduce our cost structure, accelerate growth and increase shareholder value. Depreciation and Amortization Depreciation and amortization increased $15 million or 12% as compared to 2011, primarily due to additional intangible asset amortization related to our recent acquisitions, partially offset by reduced purchases of furniture and computer equipment last year as we focused on continued cost controls. McGraw Hill Financial 2013 Annual Report

16 Other Loss (Income) During 2013, we recorded a net pre-tax loss of $12 million within other loss (income) in the consolidated statement of income: During the fourth quarter of 2013, we recognized a non-cash impairment charge of $36 million related to the facilities and associated infrastructure of one of our data centers that we are in the process of selling. On September 30, 2013, we completed the sale of Financial Communications, which was part of our S&P Capital IQ segment. On August 27, 2013, CRISIL sold its 49% equity interest in India Index Services & Products Ltd. This investment was held within our S&P Ratings segment. On August 1, 2013, we completed the sale of Aviation Week within our C&C segment to Penton, a privately held business information company. In the fourth quarter of 2012, we recorded a pre-tax gain of $52 million within other loss (income) in the consolidated statement of income related to a change in our vacation policy. The change in our vacation policy modified the number of days that employees are entitled to for unused vacation time upon termination of employment as they will only be paid for vacation days equivalent to what they have earned in the current year. During 2011, we recorded a pre-tax gain of $13 million within other loss (income) in the consolidated statement of income, which related to the sale of our interest in LinkedIn Corporation in their initial public offering. This investment was held within our C&C segment. Operating Profit We consider operating profit to be an important measure for evaluating our operating performance and we define operating profit as revenues less the related cost of producing the revenues and selling and general expenses. We also further evaluate operating profit for each of the reportable business segments in which we operate. We internally manage our operations by reference to “segment operating profit” and resources are allocated primarily based on segment operating profit. Segment operating profit is defined as operating profit before allocated expenses, which are centrally managed costs and do not affect the operating results of our segments. Segment operating profit is one of the key metrics we use to evaluate operating performance. Segment operating profit is not, however, a measure of financial performance under U.S. GAAP, and may not be defined and calculated by other companies in the same manner. years ended December 31, % Change (in millions) 2013 2012 2011 ’13 vs ’12 ’12 vs ’11 S&P Ratings $ 1,000 $ 849 $ 720 18% 18% S&P Capital IQ 211 208 214 1% (3)% S&P DJ Indices 278 212 189 31% 12% C&C 311 248 180 25% 38% Total segment operating profit 1,800 1,517 1,303 19% 16% Unallocated expense 1 (395) (306) (226) 29% 36% Total operating profit $ 1,405 $ 1,211 $ 1,077 16% 12% 1 Includes depreciation expense and expenses for our Growth and Value Plan, including restructuring costs and other related non-recurring costs. 2013 also includes a charge related to pre-tax legal settlements, a non-cash impairment charge related to the facilities and associated infrastructure of one of our data centers that we are in the process of selling and charges related to a reduction in our real estate portfolio. 2012 includes a benefit related to a vacation accrual reversal. 2013 Segment Operating Profit — Increased $283 million, or 19% as compared to 2012. Segment operating income margins were 37% and 34% for 2013 and 2012, respectively. Substantial revenue growth at corporate ratings and S&P DJ Indices, and strong demand for Platts’ proprietary content were the primary drivers of the increase. See “Segment Review” below for further information. Unallocated Expense — Increased by $89 million or 29% as compared to 2012. Unallocated expense was impacted by Growth and Value related plan costs at our corporate headquarters of $64 million in 2013 and $156 million in 2012. Unallocated expense in 2013 was also impacted by pre-tax legal settlements of approximately $77 million, a $36 million non-cash impairment charge related to the facilities and associated infrastructure of one of our data centers that we are in the process of selling and $13 million related to terminating various leases as we reduce our real estate portfolio. In 2012, unallocated expense was partially offset by a vacation accrual reversal of $52 million. Excluding these items, unallocated expense increased slightly compared to 2012, primarily due to increased unoccupied office space. Foreign exchange rates had a favorable impact of $20 million on operating profit for 2013. This impact refers to constant currency comparisons and the remeasurement of monetary assets and liabilities. Constant currency impacts are estimated by re-calculating current year results of foreign operations using the average exchange rate from the prior year. Remeasurement impacts are based on the variance between current-year and prior-year foreign exchange rate fluctuations on assets and liabilities denominated in currencies other than the individual business’ functional currency. McGraw Hill Financial 2013 Annual Report

17 2012 Segment Operating Profit — Increased $214 million, or 16% as compared to 2011. Segment operating income margins were 34% and 33% for 2012 and 2011, respectively. Restructuring charges and other non-recurring charges as noted above mitigated the margin improvement for the period. See “Segment Review” below for further information. In addition, segment operating profit benefited from reduced pension costs as we froze our U.S. Employee Retirement Plan effective on April 1, 2012. Unallocated Expense — Increased by $80 million or 36% as compared to 2011, mainly as a result of $156 million of Growth and Value Plan related costs necessary to enable separation and reduce our cost structure, which includes professional fees of $117 million and restructuring charges of $21 million. This was partially offset by a vacation accrual reversal of $52 million. Unallocated expenses also includes an increase for costs that were previously allocated to MHE, such as costs for centralized departments, that could not be classified as discontinued operations due to the nature of the expense. Foreign exchange rates had an unfavorable impact of $6 million on operating profit for 2012. Interest Expense, net Net interest expense for 2013 decreased 26% as compared to 2012, primarily driven by the maturity of our $400 million, 5.375% Senior Notes on November 15, 2012. Net interest expense for 2012 increased 4% as compared to 2011, primarily due to increased interest expense related to uncertain tax positions, as well as lower international interest income from our investments in 2012 compared with 2011. Provision for Income Taxes Our effective tax rate from continuing operations was 32.9%, 35.8% and 37.4% for 2013, 2012 and 2011, respectively. The decrease in the 2013 effective tax rate from the prior year period was primarily due to the full year effect of the partnership struc-ture of the S&P Dow Jones Indices LLC joint venture, an increase in income in lower tax rate jurisdictions and tax planning. The decrease in the 2012 effective tax rate from the prior year period was primarily due to the partnership structure of the S&P Dow Jones Indices LLC joint venture, the Growth and Value Plan and restructuring costs incurred primarily in the United States. Including discontinued operations, the effective tax rate was 33.1%, 45.8% and 36.5% for 2013, 2012 and 2011, respectively. The decrease in the 2013 and the increase in the 2012 effective tax rates including discontinued operations was primarily due to the goodwill impairment recorded at MHE in 2012. Additionally, the 2013 effective tax rate including discontinued operations was favorably impacted by the items listed above for continuing operations. Discontinued Operations, net 2013 Income from discontinued operations was $563 million in 2013 as compared to a loss from discontinued operations of $234 million in 2012, primarily as a result of an after-tax gain of $589 million recorded on the sale of MHE in 2013. 2012 Loss from discontinued operations was $234 million in 2012 as compared to income from discontinued operations of $308 million in 2011, primarily as a result of revenue declines and several non-recurring items. Revenue at MHE decreased $230 million or 10% as compared to 2011, primarily due to decreases in the adoption states as well as open territory sales at School Education Group. Also contributing to the reduction was a substantial increase in deferred revenue due to higher sales of programs that contain digital components that will be delivered over multiple years. In the Higher Education, Professional and International Group, sales of new editions have been impacted by the growth of the used book and rental market. However, digital sales across MHE continue to increase as compared to 2011. Non-recurring items impacting the loss from discontinued operations in 2012 included: Intangible asset impairments of $497 million that consisted of goodwill, prepublication and inventory assets at MHE’s School Education Group (“SEG”). As a result of the offer we received from Apollo Global Management, LLC in the fourth quarter of 2012, we performed a goodwill impairment review at MHE, which resulted in a full impairment of goodwill of $478 million at SEG. An impairment charge of $19 million was recorded on certain prepublication and inventory assets as targeted school programs were shut down. Restructuring charges of $39 million consisting primarily of employee severance costs related to a workforce reduction of approximately 530 positions. Direct transaction costs of $17 million for legal and professional fees related to the sale of MHE. A charge related to a lease commitment of $3 million. These charges were partially offset by a vacation accrual reversal of $17 million related to a change in our vacation policy. McGraw Hill Financial 2013 Annual Report

18 Segment Review S&P Ratings Credit ratings are one of several tools that investors can use when making decisions about purchasing bonds and other fixed income investments. They are opinions about credit risk and our ratings express our opinion about the ability and willingness of an issuer, such as a corporation or state or city government, to meet its financial obligations in full and on time. Our credit ratings can also relate to the credit quality of an individual debt issue, such as a corporate or municipal bond, and the relative likelihood that the issuer may default. S&P Ratings differentiates its revenue between transaction and non-transaction. Transaction revenue primarily includes fees associated with: ratings related to new issuance of corporate and government debt instruments, and structured finance debt instruments; bank loan ratings; and corporate credit estimates, which are intended, based on an abbreviated analysis, to provide an indication of our opinion regarding creditworthiness of a company which does not currently have an S&P Ratings credit rating. Non-transaction revenue primarily includes fees for surveillance of a credit rating, annual fees for customer relationship-based pricing programs and fees for entity credit ratings. years ended December 31, % Change (in millions) 2013 2012 2011 ’13 vs ’12 ’12 vs ’11 Revenue: Transaction $ 1,035 $ 903 $ 651 15% 39% Non-transaction 1,239 1,131 1,116 10% 1% Total revenue $ 2,274 $ 2,034 $ 1,767 12% 15% % of total revenue: Transaction 46% 44% 37% Non-transaction 54% 56% 63% Domestic revenue $ 1,214 $ 1,102 $ 910 10% 21% International revenue $ 1,060 $ 932 $ 857 14% 9% Operating profit $ 1,000 $ 849 $ 720 18% 18% % Operating margin 44% 42% 41% Revenue 2013 Both transaction and non-transaction revenue grew compared to 2012, with transaction revenue growing at a higher rate. Additionally, both domestic and international revenue in 2013 grew compared to 2012, with international growing at a faster pace reflecting strong growth in Europe as the economic outlook has improved. Transaction revenue grew in 2013 due to strong high-yield corporate bond issuance in the U.S. during the first half of 2013 and in Europe for the full year, driven by refinancing activity and borrowers taking advantage of lower rates. Increases in U.S. and Europe bank loan ratings resulting from refinancing activity also contributed to the full year increase. These increases were partially offset by a decline in U.S. corporate bond issuance in the second half of the year, reflecting interest rate volatility in the early part of the third quarter of 2013 and challenging comparisons to 2012 related to robust refinancing activity. Additionally, transaction revenue was favorably impacted by growth in structured finance revenues driven primarily by increased issuance of U.S. collateralized loan obligations (“CLO”) and U.S. commercial mortgage-backed securities. Non-transaction revenue increased in 2013 due to growth in non-issuance related revenue for corporate ratings, primarily for entity credit ratings in the U.S. and Europe and increased RES activity. Additionally, CRISIL’s acquisition of Coalition Development Ltd. in July of 2012 had a favorable impact. Non-transaction revenue includes an intersegment royalty charged to S&P Capital IQ for the rights to use and distribute content and data developed by S&P Ratings. Royalty revenue for 2013 and 2012 was $72 million and $69 million, respectively. Foreign exchange rates had an unfavorable impact of $5 million on revenue for 2013. McGraw Hill Financial 2013 Annual Report

19 2012 Transaction revenue grew significantly in 2012 as compared to 2011 driven by strong high-yield and investment grade corporate bond issuance related to robust refinancing activity. Borrowers took advantage of low rates replacing existing bonds with cheaper debt, particularly in the second half of 2012 as issuers refinanced in advance of the uncertainty surrounding the U.S. fiscal cliff and Presidential election. The significant increase was also attributable to weak results in the second half of 2011 resulting from the impacts of the sovereign difficulties in Europe and a slow economic recovery. Additionally, increases in 2012 in public finance contributed to growth in transaction revenue, primarily from strong municipal bond issuance in the U.S. as refunding activity increased dramatically over 2011. Strong growth in bank loan ratings, resulting from a favorable interest rate environment, was also a key driver contributing to the growth in structured finance revenues, specifically an increase in U.S. CLO transaction revenue. U.S. asset backed securities (“ABS”) transaction revenue also increased due to favorable spreads, expansion of both bank and non-bank issuance and solid refinancing activity of student loans. Non-transaction revenue remained relatively flat in 2012 as growth in non-issuance related revenue at corporate ratings, primarily for entity credit ratings and RES, was offset by declines in annual fees and program fees in structured finance. Annual fees include surveillance fees and other customer relationship-based fees. Additionally, CRISIL’s acquisition of Coalition Development Ltd. in July of 2012 had a favorable impact on non-transaction revenue in 2012. Non-transaction revenue includes an intersegment royalty charged to S&P Capital IQ for the rights to use and distribute content and data developed by S&P Ratings. Royalty revenue for 2012 and 2011 was $69 million and $63 million, respectively. Foreign exchange rates had an unfavorable impact of $37 million on revenue for 2012. Operating Profit 2013 Operating profit increased compared to 2012 due to the increases in revenue as noted above. Additionally, the gain on sale of an equity investment held by CRISIL of $16 million in 2013 and the favorable impact from foreign exchange rates of $11 million also contributed to the increase in operating profit. These increases were partially offset by increased compliance and regulatory costs, higher incentive costs due to improved performance, increased advertising expenses, higher technology investments and CRISIL’s acquisition of Coalition Development Ltd. in July of 2012. 2012 Operating profit increased compared to 2011 primarily due to the increases in revenue as noted above. These increases were partially offset by increased expenses resulting from higher incentive costs due to improved financial performance, an increase in legal expenses, restructuring charges of $15 million in the second half of 2012 consisting of employee severance costs related to a workforce reduction of approximately 100 positions, CRISIL’s acquisition of Coalition Development Ltd. in July of 2012 and an unfavorable impact from foreign exchange rates of $13 million. Issuance Volumes We monitor issuance volumes as an indicator of trends in transac-tion revenue streams within S&P Ratings. Issuance volumes noted within the discussion that follows are based on the domicile of the issuer. Issuance volumes can be reported in two ways: by “domicile” which is based on where an issuer is located or where the assets associated with an issue are located, or based on “marketplace” which is where the bonds are sold. The following tables depict changes in issuance levels as compared to the prior year, based on Thomson Financial, Harrison Scott Publications, Dealogic and S&P Rating’s internal estimates. 2013 Compared to 2012 Corporate Issuance u.S. Europe High-Yield Issuance (6)% 92% Investment Grade 9% (13)% Total New Issue Dollars—Corporate Issuance 5% (5)% Corporate issuance in the U.S. was up as an increase in investment grade debt issuance driven by a number of large issuance deals was offset by a decrease in high-yield debt issuance driven by interest rate volatility that occurred in the early part of the third quarter of 2013. High-yield debt issuance and investment-grade debt issuance comparisons reflect high volumes experienced in the second half of 2012 as issuers refinanced in advance of the uncertainty surrounding the U.S. fiscal cliff and Presidential election. Corporate issuance in Europe was down driven by weakness in investment grade issuance reflecting difficult comparisons to 2012 and the fact that many companies had already met their refinancing needs. The decreases were partially offset by strong high-yield debt issuance reflecting issuers taking advantage of improving economic conditions. 2013 Compared to 2012 Structured Finance u.S. Europe Asset-Backed Securities (“ABS”) (2)% —% Collateralized Debt Obligations (“CDO”) 63% ** Commercial Mortgage-Backed Securities (“CMBS”) 76% ** Residential Mortgage-Backed Securities (“RMBS”) 31% (56)% Covered Bonds * (19)% Total New Issue Dollars—Structured Finance 24% (18)% * Represents no activity in 2013 and low issuance levels in 2012. ** Represents low issuance levels in 2012. ABS issuance in the U.S. was down slightly due to a decline in student loans and auto activity, partially offset by an increase in credit card activity. Student loan activity was down due to a lower level of Federal Family Education Loan Program (“FFELP”) refinancing and a smaller volume of private market deals. Despite solid auto sales and growth in sub-prime lending, auto volumes declined as prime issuers shifted more funding to unsecured markets. The increase in credit card activity was partially driven by banks being more active in an effort to diversify and take advantage of favorable spreads. ABS issuance in Europe was flat as increased activity in the second half of the year reflecting improving economic conditions was offset by declines in the first half of 2013. Issuance was up in the U.S. CDO market driven by corporate loan activity which benefited from strong credit performance and lower default rates, as new collateral managers entered the McGraw Hill Financial 2013 Annual Report

20 market and market participants issued ahead of regulatory changes. European issuance in the CDO market was minimal, however, issuance levels improved in 2013. CMBS issuance was up in the U.S. due to improving sector fundamentals resulting in more attractive spreads. European CMBS issuance was also up, although off of a low 2012 base. RMBS volume is up in the U.S. due to a slow revival of the non-agency private-label market driven by a small number of repetitive issuers and new entrants coming into the market. Despite relatively strong market fundamentals in Europe, issuance was down reflecting issuers taking advantage of the Bank of England’s Funding for Lending Scheme. Covered bond issuance (which are debt securities backed by mortgages or other high-quality assets that remain on the issuer’s balance sheet) in Europe was down due to the European Central Bank’s Long Term Refinancing Offering, the drive for banks to increase deposit funding and the impact of lower mortgage production in many jurisdictions – all collectively reducing funding needs. Industry Highlights and Outlook Revenue growth in 2013 was primarily driven by strong high-yield bond issuance in the U.S. in the first half of the year and in Europe for the full year. Additionally, U.S. and Europe bank loan ratings increased driven by refinancing activity. U.S. high-yield bond issuance levels decreased in the second half of 2013 reflecting interest rate volatility in the beginning of the third quarter of 2013 and difficult comparisons to robust performance in the second half of 2012. In 2014, debt issuance and bank loan rating activity is expected to continue growing at a lower pace as many refinanc-ings were completed in 2013, however, we believe the longer term outlook for the corporate bond market continues to be healthy. Structured finance issuance in the U.S. is expected to continue its steady recovery in 2014 and improving economic conditions and increased investor confidence in Europe should provide opportunities for additional issuance. Healthy U.S. RMBS and U.S. CMBS levels are expected to continue in 2014. The U.S. CDO market continued to experience strong activity in 2013. We expect the CLO market in 2014 to be comparable to 2013. U.S. ABS issuance volume decreased slightly in 2013, however, we expect modest issuance growth in 2014, driven by solid auto and credit card issuance, offset by lower FFELP student loan refinancing activity. Legal and Regulatory Environment The financial services industry is subject to the potential for increased regulation in the U.S. and abroad. The businesses conducted by our S&P Ratings segment are, in certain cases, regulated under the Credit Rating Agency Reform Act of 2006, the U.S. Securities Exchange Act of 1934 and/or the laws of the states or other jurisdictions in which they conduct business. Standard & Poor’s Ratings Services is a credit rating agency that is registered with the SEC as a Nationally Recognized Statistical Rating Organization (“NRSRO”). The SEC first began designating NRSROs in 1975 for use of their credit ratings in the determination of capital charges for registered brokers and dealers under the SEC’s Net Capital Rule. The “Credit Rating Agency Reform Act of 2006” (the “Act”) created a new SEC registration system for rating agencies that choose to register as NRSROs. Under the Act, the SEC is given authority and oversight of NRSROs and can censure NRSROs, revoke their registration or limit or suspend their registration in certain cases. The rules implemented by the SEC pursuant to the Act address, among other things, prevention or misuse of material non-public information, conflicts of interest and improving transparency of ratings performance and methodologies. The public portions of the current version of S&P Ratings’s Form NRSRO are available on S&P Rating’s Web site. Outside the U.S., regulators and government officials have been implementing formal oversight of credit rating agencies. S&P Ratings is subject to regulations in several foreign jurisdictions in which it operates and continues to work closely with regulators globally, including the International Organization of Securities Commissions, the European Securities and Markets Authority and others to promote the global consistency of regulatory requirements. S&P Ratings expects regulators in additional countries to introduce new regulations in the future. We have reviewed the new laws, regulations and rules which have been adopted and have implemented, or are planning to implement, changes as required. We do not believe that such new laws, regulations or rules will have a materially adverse effect on our financial condition or results of operations. Other laws, regulations and rules relating to credit rating agencies are being considered by local, national, foreign and multinational bodies and are likely to continue to be considered in the future, including provisions seeking to reduce regulatory and investor reliance on credit ratings, rotation of credit rating agencies and liability standards applicable to credit rating agencies. The impact on us of the adoption of any such laws, regulations or rules remains uncertain, but could increase the costs and legal risks relating to S&P Rating’s rating activities. For a further discussion of competitive and other risks inherent in the S&P Ratings business, see Item 1a, Risk Factors, in our Form 10-K. In the normal course of business both in the U.S. and abroad, the Company and its subsidiaries are defendants in numerous legal proceedings and are involved, from time to time, in governmental and self-regulatory agency proceedings which may result in adverse judgments, damages, fines or penalties. Also, various governmental and self-regulatory agencies regularly make inquiries and conduct investigations concerning compliance with applicable laws and regulations. For a further discussion of the legal and regulatory environment see Note 12 – Commitments and Contingencies to the consolidated financial statements. McGraw Hill Financial 2013 Annual Report

21 S&P Capital IQ S&P Capital IQ’s portfolio of capabilities are designed to help the financial community track performance, generate better investment returns (alpha), identify new trading and investment ideas, perform risk analysis, and develop mitigation strategies. Specific capabilities include: Desktop Solutions — a product suite that provides data, analytics and third-party research for global finance professionals, which include Capital IQ and MarketScope Advisor; Enterprise Solutions — integrated bulk data feeds that can be customized, which include QuantHouse, S&P Securities Evaluations, CUSIP and Compustat; Ratings Intellectual Property (“IP”) — commercial arm that sells Standard & Poor’s Ratings’ IP, which includes RatingsDirect® and RatingsXpress®; and Proprietary Research — comprehensive source of market research for financial professionals, which includes Leveraged Commentary & Data, Global Market Intelligence and multi-asset-class research. years ended December 31, % Change (in millions) 2013 2012 2011 ’13 vs ’12 ’12 vs ’11 Revenue $ 1,170 $ 1,124 $ 1,031 4% 9% Subscription revenue $ 1,056 $ 1,014 $ 922 4% 10% Non-subscription revenue $ 114 $ 110 $ 109 4% 1% Domestic revenue $ 767 $ 749 $ 693 2% 8% International revenue $ 403 $ 375 $ 338 7% 11% Operating profit $ 211 $ 208 $ 214 1% (3)% % Operating margin 18% 19% 21% Revenue 2013 Revenue grew compared to 2012 primarily due growth at Capital IQ and RatingsXpress®, partially offset by an unfavorable impact related to the closure of several non-core businesses and declines in several of our investment research products. The increase at Capital IQ was driven by market share gains and increased contract values for existing accounts. The number of users on the desktop continues to show strong growth over 2012. Contract value growth continues to be driven by success in the corporate and investment management client segments. These segments are also growing as a result of our bundled solution offerings integrated within the Capital IQ platform. Increased contract values were also driven by new datasets and expanded coverage of existing datasets combined with improved functionality and performance of the Capital IQ platform. Both domestic and international revenue increased over 2012, however, international increased at a higher rate due to the continued sales growth of Capital IQ in Europe and Asia and the growth of QuantHouse. International growth was partially offset by our decision to close certain businesses and products within Proprietary Research. The subscription base for RatingsXpress® is growing due to new client relationships and expanded relationships within existing accounts as the number of customers have increased 5% in 2013 as compared to 2012. RatingsXpress® has benefited from increased compliance requirements which has created a greater need for alternative risk tools. Improvements made to the speed and timeliness through delivery on the Xpressfeed platform has also contributed to growth in RatingsXpress®. Sales related to RatingsDirect® have increased more toward the second half of 2013 as the product is now also available on the Capital IQ platform and growth in contract values is also being driven by being able to sell bundled packages with other S&P Capital IQ data sets. The 2012 acquisitions of QuantHouse and Credit Market Analysis Limited also contributed to the increase in revenue. 2012 Revenue grew compared to 2011, primarily due to growth at Capital IQ, RatingsXpress® and the acquisitions of R² Technolo-gies, QuantHouse and CMA. The increase at Capital IQ was driven by market share gains and increased contract values for existing accounts, however headcount reductions in the financial services industry have tempered growth. The number of clients have still increased 7% in 2012 from 2011 and the spend from the top accounts continued to grow. The client increase includes a certain percentage of clients on TheMarkets.com platform that have been migrated to the Capital IQ platform. The subscription base for RatingsDirect® increased slightly as difficult market condi-tions due to budget constraints and reductions in headcount across the customer base affected revenue in 2012. Clients continued to reduce staff levels to manage their spending levels and layoffs continued to be announced through the fourth quarter of 2012. McGraw Hill Financial 2013 Annual Report

22 The subscription base for RatingsXpress® grew from new client relationships and expanded relationships into existing accounts as the number of RatingsXpress® customers increased 10% in 2012 as compared to 2011. However, average contract values for those customers declined due to customer budget constraints amidst difficult market conditions. Client cancellations were also higher than in 2011 due to increased merger and acquisition activity during the year that caused those clients to reevaluate their subscriptions. Traditionally, revenue has been primarily domestic, however, due to increases in Europe for the subscription base for RatingsXpress®, continued sales efforts of the Capital IQ desktop in Europe and Asia and recent acquisitions in Europe, international growth continued to occur throughout 2012. Operating Profit 2013 Operating profit increased slightly as compared to 2012 due to the increase in revenue as discussed above, lower expenses resulting from the closure of several non-core businesses, reductions in outside consulting fees, lower restructuring costs in 2013 as compared to 2012 and a favorable impact from foreign exchange rates of $9 million. Partially offsetting the increases to operating profit were higher incentive costs due to improved performance, increased costs of sales for exchange fees incurred by QuantHouse, costs related to additional headcount in developing regions and a loss on the sale of Financial Communications of $3 million in 2013. 2012 Operating profit decreased slightly as compared to 2011. 2012 was significantly impacted by restructuring charges of $19 million recorded in the second half of 2012 consisting of employee severance costs related to a workforce reduction of approximately 150 positions. The 2012 acquisitions also contributed to the decrease, particularly due to amortization charges relating to the intangible assets. Also impacting operating profit were staff increases, primarily in developing regions, increased technology costs to support the growth in the employee base and costs to further develop our content and software. These decreases were partially offset by the increase in revenue discussed above and a favorable impact from foreign exchange rates of $7 million. Industry Highlights and Outlook Enhancements to the segments content and platforms and growing the client base were key areas of focus in 2013. New datasets and expanded coverage of existing datasets combined with improved functionality of the Capital IQ platform contributed to the segments revenue growth in 2013. Platform releases have been focused on improving reliability, scalability and product performance. Improvements to the speed and timeliness through the delivery on the Xpressfeed platform and the ability to sell bundled packages with other S&P Capital IQ data sets also contributed to revenue growth at RatingsXpress®. The integration of their services on their delivery platforms and introduction of new analytic and data solutions to the market place contributed to customer growth at Capital IQ and RatingsXpress® in 2013. In 2014, the segment will continue to focus on integrating and evolving its assets and capabilities into one scaled business that offers unique, high-value offerings across all asset classes. S&P Capital IQ will continue to strive to build new functionality filling critical capability gaps to bolster their foundation for future growth. Legal and Regulatory Environment The financial services industry is subject to the potential for increased regulation in the U.S. and abroad. The businesses conducted by S&P Capital IQ are in certain cases regulated under the U.S. Investment Advisers Act of 1940, the U.S. Securities Exchange Act of 1934 and/or the laws of the states or other jurisdictions in which they conduct business. The markets for financial research, investment and advisory services are very competitive. S&P Capital IQ competes domestically and internationally on the basis of a number of factors, including the quality of its research and advisory services, client service, reputation, price, geographic scope, range of products and services, and technological innovation. For a further discussion of the legal and regulatory environment see Note 12 – Commitments and Contingencies to the consolidated financial statements. McGraw Hill Financial 2013 Annual Report

23 S&P DJ Indices S&P DJ Indices is a global index provider that maintains a wide variety of investable and benchmark indices to meet an array of investor needs. S&P DJ Indices’ mission is to provide benchmarks to help with decision making, create transparent indices, collaborate with the financial community to create innovative products and provide investors with tools to monitor world markets. S&P DJ Indices includes our transaction in June 2012 with CME Group, Inc. and CME Group Index Services LLC to form a new company, S&P Dow Jones Indices LLC. The joint venture is designed to advance international growth with some of the largest derivative exchanges worldwide. S&P DJ Indices generates subscription revenue but primarily derives revenue from non-subscription products based on the S&P and Dow Jones Indices. Specifically, S&P DJ Indices generate revenue from the following sources: Investment vehicles — such as, exchange traded funds (“ETFs”), which are based on the S&P and Dow Jones Indices and generate revenue through fees based on assets and underlying funds; Listed derivatives — which generate royalties based on trading volumes of derivatives contracts listed on various exchanges; Index-related licensing fees — which are either fixed or variable annual and per-issue fees for over-the-counter derivatives and retail-structured products; and Data subscription — which support index fund management, portfolio analytics and research. years ended December 31, % Change (in millions) 2013 2012 2011 ’13 vs ’12 ’12 vs ’11 Revenue $ 493 $ 388 $ 323 27% 20% Subscription revenue $ 103 $ 87 $ 71 19% 22% Non-subscription revenue $ 390 $ 301 $ 252 30% 19% Domestic revenue $ 385 $ 301 $ 248 28% 21% International revenue $ 108 $ 87 $ 75 24% 16% Operating profit $ 278 $ 212 $ 189 31% 12% Less: net income attributable to noncontrolling interests 73 34 — N/M N/M Net operating profit $ 205 $ 178 $ 189 15% (6)% % Operating margin 56% 55% 59% % Net operating margin 42% 46% 59% Revenue 2013 Revenue at S&P DJ Indices grew compared to 2012 primarily due to the incremental revenue from the S&P Dow Jones Indices LLC joint venture. Excluding the incremental revenue from the joint venture, revenue increased primarily due higher average levels of assets under management for ETF products. The trend toward ETF products continued in 2013 driving a fourth consecutive quarterly record for ETF assets under management in the fourth quarter of 2013. Volumes for exchange-traded derivatives continued to increase primarily for certain Chicago Board Options Exchange (“CBOE”) products. Higher rates for certain new contracts also contributed to revenue growth in 2013. 40 new ETFs were launched during 2013 compared to 85 launched during 2012. Assets under management for ETFs rose 43% to $668 billion in 2013 from $466 billion in 2012. As the ETF market becomes more mature, we are beginning to evaluate those ETF’s that have been launched that have not been as successful and making efforts to close them down. Assets under management for the fourth quarter of 2013 were 14% higher than the record amount set in the third quarter of 2013 and S&P DJ Indices is the leading index provider for the ETF market with assets representing 29% of global ETF assets. 2012 Revenue at S&P DJ Indices increased 20%, primarily due to the S&P Dow Jones Indices LLC joint venture. Excluding revenue from the joint venture, S&P DJ Indices revenue increased 3% primarily due to higher average levels of assets under management for ETF products and higher mutual fund revenue. Both domestic and international revenue increased in 2012 over 2011 primarily due to the joint venture. Excluding this impact, domestic revenue was still up, however international decreased due lower reported over-the-counter derivative trades in Europe. 85 new ETFs were launched during 2012 compared to 77 launched during 2011. Assets under management for ETFs, excluding those contributed from formation of the joint venture, rose 28% to $402 billion in 2012 from $314 billion in 2011. Operating Profit 2013 Operating profit increased due to the increase in revenue as discussed above and from the reduction of transaction costs associated with our S&P Dow Jones Indices LLC joint venture in 2012. This was partially offset by the impact of higher data fees, increased incentive costs due to improved financial performance and higher marketing costs due to increased advertising levels McGraw Hill Financial 2013 Annual Report

24 as building the S&P DJ Indices brand was a focus in 2013. The increase in 2013 was also partially offset by the impact of a full year of expenses for our S&P Dow Jones Indices LLC joint venture. Additionally, we incurred a $26 million non-cash impairment charge associated with an intangible asset acquired through the formation of our S&P Dow Jones Indices LLC joint venture. In the fourth quarter of 2013, we acquired the intellectual property rights to a range of commodities indices developed by Goldman Sachs as well as a limited-use license to promote the commodities indices using the Goldman Sachs Commodity Index trade marks. This transaction will allow us to eliminate applicable royalty obligations going forward and will favorably impact operating profit beginning in 2014. 2012 Operating profit increased due to the increase in revenue discussed above, partially offset by the impact of expenses for our S&P Dow Jones Indices LLC joint venture, higher data fees and additional personnel costs for targeted staff increases. Industry Highlights and Outlook S&P DJ Indices, the leading index provider for the ETF market space, grew in 2013 as the trend toward ETFs continued, driving record AUM levels. In 2014, we expect this favorable trend to continue driving higher AUM levels over the long-term. The segment will also seek to continue to launch new ETFs where they see a customer interest or opportunity. This group anticipates continuing to see opportunities in products internationally, primarily in the Middle East and Asia. Legal and Regulatory Environment The financial services industry is subject to the potential for increased regulation in the U.S. and abroad. The markets for index providers are very competitive. S&P DJ Indices competes domestically and internationally on the basis of a number of factors, including the quality of its benchmark indices, client service, reputation, price, geographic scope, range of products and services, and technological innovation. For a further discussion of the legal and regulatory environment see Note 12 – Commitments and Contingencies to the consolidated financial statements. Commodities & Commercial C&C consists of business-to-business companies specializing in the commodities and commercial markets that deliver their customers access to high-value information, data, analytic services and pricing benchmarks. C&C includes the following brands: Platts — provides essential price data, analytics, and industry insight that enable commodities markets to perform with greater transparency and efficiency; J.D. Power — provides essential consumer intelligence to help businesses measure, understand, and improve the key performance metrics that drive growth and profitability; and McGraw Hill Construction — provides essential data, news, insights, and intelligence to better inform construction professionals’ decisions and strengthen their market position. The C&C business is driven by the need for high-value information and transparency in a variety of industries. C&C seeks to deliver premier content that is deeply embedded in customer workflows and decision making processes. C&C’s revenue is generated primarily through the following sources: Subscription revenue — subscriptions to our real-time news, market data and price assessments, along with other print and digital information products, primarily serving the energy and construction markets and the automotive industry; and Non-subscription revenue — primarily from licensing of our proprietary market price data and price assessments to commodity exchanges, syndicated and proprietary research studies, conference sponsorship, consulting engagements, and events. As of August 1, 2013, we completed the sale of Aviation Week and results have been included in C&C’s results through that date. The Broadcasting Group had historically been part of C&C. As of December 30, 2011, we completed the sale of the Broadcasting Group. See Note 2 – Acquisitions and Divestitures to our consolidated financial statements for further discussion. McGraw Hill Financial 2013 Annual Report

25 years ended December 31, % Change (in millions) 2013 2012 2011 ’13 vs ’12 ’12 vs ’11 Revenue: Commodities $ 550 $ 489 $ 419 13% 17% Commerical 464 484 477 (4)% 1% Total revenue $ 1,014 $ 973 $ 896 4% 9% Subscription revenue $ 656 $ 614 $ 564 7% 9% Non-subscription revenue $ 358 $ 359 $ 332 —% 8% Domestic revenue $ 563 $ 563 $ 551 —% 2% International revenue $ 451 $ 410 $ 345 10% 19% Operating profit $ 311 $ 248 $ 180 25% 38% % Operating margin 31% 26% 20% Revenue 2013 Revenue at C&C increased due to continued demand for Platts’ proprietary content as Platts’ revenue grew by 13% with consistent growth across all regions. This growth was mainly driven by strength in Platts’ market data and price assessment products across all commodity sectors, led by petroleum, complimented by gains in demand for shipping data and risk forward curve products. Additionally, growth has been driven by the continued licensing of our proprietary market price data and price assessments to various commodity exchanges. While petroleum is still the biggest driver, the revenue mix continues to become more diversified as other sectors showed positive growth including, petrochemicals, natural gas, coal and metals and agriculture. The acquisition of Kingsman in the fourth quarter of 2012 also contributed to the growth in the agriculture sector. Platts represents 54% of total C&C revenue. Excluding the impact of Aviation Week, Commercial markets revenue was up slightly in the year as increases at J.D. Power offset revenue declines at McGraw-Hill Construction. Revenue at J.D. Power for 2013 represented a record revenue year. Revenue growth was due to strong demand in China for auto consulting engagements, growth in U.S. auto driven by additional consulting and proprietary engagements and growth in the U.S. Power Information Network® (“PIN”). PIN provides real-time automotive information and decision-support tools based on the collection and analysis of daily new- and used-vehicle retail transaction data from thousands of automotive franchises. International revenue at J.D. Power increased 13% for the year as compared to 2012. The Asia-Pacific region represents approximately 31% of J.D. Power’s total revenue. McGraw-Hill Construction’s revenue was down primarily driven by declines in their subscription business; however new analytic products and enhancements continue to show growth and customer retention improved over 2012. Media revenue at McGraw-Hill Construction also improved over 2012 due to strong growth in advertising and events. 2013 full year revenue performance is the best revenue growth performance for McGraw-Hill Construction since 2008. 2012 Revenue at C&C increased primarily due to continued demand for Platts’ proprietary content and by growth across our automotive sectors at J.D. Power, primarily in Asia and the United States. Platts’ revenue grew by 17% and represents 50% of total C&C revenue with growth across all regions. This growth was mainly driven by strength in Platts’ market data and price assessment products across all commodity sectors, led by petroleum and natural gas. While petroleum is still the biggest driver, the revenue mix is becoming more diversified as metals and global trading services have shown strong growth year over year. Excluding recent acquisitions, annualized contract values for Platts’ top 250 customers have increased 13% as compared to 2011 and those customers represent approximately 67% of Platts’ total annualized contract value. The two strategic acquisitions in 2011, Bentek Energy LLC in January and Steel Business Briefing Group in July, also contributed to the increase in revenue at Platts. All commodity sectors have also shown very strong renewal rates for subscription products during the year. J.D. Power had revenue growth across their global automotive sectors, including automotive consulting and PIN. Growth occurred across the majority of regions, most notably China and Japan. International growth was 14% and represents 37% of the total revenue. Also contributing to the increase at J.D. Power was an increase in their roundtables and events as well as licensing revenue associated with syndicated studies. Partially offsetting these increases at C&C were declines in McGraw-Hill Construction as market contraction declines have continued to impact revenue; however growth related to new products and enhancements is gaining traction. Operating Profit 2013 Operating profit increased primarily due to higher revenue at Platts and J.D. Power as noted above. Growth at J.D. Power was also due to lower expenses primarily due to increased productivity and lower incentive costs. McGraw-Hill Construction has also contributed to the increase as decreases in the expenses driven by headcount, lower advertising and promotion expense and product investment savings have outpaced revenue declines. Additionally, the sale McGraw Hill Financial 2013 Annual Report

26 of Aviation Week during the third quarter of 2013 resulted in a pre-tax gain of $11 million. Partially offsetting the increases at Platts were additional headcount and other operating costs to support business growth. 2012 Operating profit increased primarily due to the revenue growth described above and a strong focus on the management of expenses across the brands. The nonrecurring items that impacted operating profit in the prior year also contributed to the increase in 2012. Offsetting the increase were additional costs primarily related to revenue growth, additional incentive costs at Platts and J.D. Power and restructuring charges of $12 million that were recorded in the second half of 2012, consisting primarily of employee severance costs related to a workforce reduction of approximately 110 positions. Industry Highlights and Outlook C&C expects to continue to invest in digital capabilities that will enable our brands to become more integrated, compete more effectively in the marketplace, and create a foundation for the development of new products and revenue streams. The segment expects to further expand its presence in selected markets and geographies to help drive growth. The continuing growth in oil demand and the uncertainty of supply causes volatility in energy prices, which will drive market participant demand for Platts’ proprietary content, including news, price assessments and analytics. The International Energy Agency projects that world oil consumption will rise to 92.4 million barrels per day in 2014, a gain of 1.2 million barrels per day compared to 2013. In 2014, Platts will continue to invest in technology and customer engagement activities to seek to drive additional revenue growth across all commodity sectors. They will also seek to continue to leverage the capabilities and content from recent acquisitions and expand into adjacent markets. Similar to 2013, they expect to continue to introduce a number of new products and price assessments within all commodity sectors. Platts will also seek to continue to ensure readiness for adherence to the International Organization of Securities Commissions (“IOSCO”) Principles and while the Principles focus on oil, Platts is ensuring that processes related to all commodities are in adherence with the Principles. Demand for our automotive studies is driven by the performance of the automotive industry. In 2013, global and U.S. light vehicle sales increased approximately 4% and 8%, respectively, compared to 2012, with growth across most primary markets except Europe, India and Russia. For 2014, J.D. Power projects growth for global and U.S. light vehicles sales of 5% and 4%, respectively. In 2014, J.D. Power will strive to grow the core business by strengthening their benchmark studies, leveraging new initiatives to drive oper-ational efficiencies and enhance customer delivery and increasing the distribution of their syndicated studies. In 2013, international growth was driven by auto in Asia-Pacific, particularly in China. International growth will also continue to be a key focus in 2014 as they will look to extend product offerings by further expanding their PIN business into China and exploring growth opportunities in Latin America. Demand for our construction offerings is primarily dependent on the non-residential construction industry. Non-residential building construction in 2013 increased 7% from a year ago, with growth for commercial buildings, up 16%, and manufacturing facilities, up 36%. Residential building climbed 24% compared to 2012. Non-building construction in 2013 fell 12% from prior year, as a 57% decline in electric utilities offset a 9% gain in public works. In 2014, total construction starts are forecast to rise 9% with residen-tial building up 22% and non-residential building up 8%, with the latter helped by a 17% increase for commercial building. McGraw-Hill Construction will continue to focus on expense management in 2014 and new business growth should begin to outweigh the historical loss of certain strategic accounts. Legal and Regulatory Environment For a further discussion of the legal and regulatory environment see Note 12 – Commitments and Contingencies to our consolidated financial statements. LIQUIDITY AND CAPITAL RESOURCES We continue to maintain a strong financial position. Our primary source of funds for operations is cash from our businesses and our core businesses have been strong cash generators. In 2014, cash on hand, cash flows from operations and availability under our existing credit facility are expected to be sufficient to meet any additional operating and recurring cash needs into the foreseeable future. We use our cash for a variety of needs, including among others: ongoing investments in our businesses, strategic acquisitions, share repurchases, dividends, repayment of debt, capital expenditures and investment in our infrastructure. Cash Flow Overview Cash and cash equivalents were $1.5 billion as of December 31, 2013, an increase of $782 million as compared to December 31, 2012, and consisted of domestic cash of $695 million and cash held abroad of $847 million. Typically, cash held outside the U.S. is anticipated to be utilized to fund international operations or to be reinvested outside of the U.S., as a significant portion of our opportunities for growth in the coming years is expected to be abroad. In the event funds from international operations are needed to fund operations in the U.S., we would be required to accrue for and pay taxes in the U.S. to repatriate these funds years ended December 31, (in millions) 2013 2012 2011 Net cash provided by (used for): Operating activities from continuing operations $ 816 $ 747 $ 924 Investing activities from continuing operations (130) (247) (271) Financing activities from continuing operations (1,743) (905) (1,660) McGraw Hill Financial 2013 Annual Report

27 In 2013, free cash flow of $624 million was relatively flat compared to $626 million in 2012. The slight decrease was a result of higher dividends and payments to noncontrolling interests and an increase in capital expenditures, partially offset by the increase in cash flow from operating activities discussed below. Free cash flow is a non-GAAP financial measure and reflects our cash flow provided by operating activities less capital expenditures and dividends and other payments paid to noncontrolling interests. Capital expenditures include purchases of property and equipment and additions to technology projects. See “Reconciliation of Non-GAAP Financial Information” below for a reconciliation of cash flow provided by operating activities, the most directly comparable U.S. GAAP financial measure, to free cash flow. Operating activities Cash provided by operating activities increased $69 million to $816 million in 2013. The increase is mainly due to higher operating results and improved cash collections in 2013 impacting accounts receivable. These increases were partially offset by a tax payment made in the first quarter of 2013 as compared to the fourth quarter of 2012, our legal settlements and higher incentive compensation payments in 2013 reflecting greater achievement against targeted results in 2012 as compared to 2011. Cash provided by operating activities decreased $177 million to $747 million in 2012, mainly due to an increase in accounts receivable as a result of higher billings at S&P Ratings, S&P Indices and S&P Capital IQ in 2012 compared to 2011 and higher pension plan contributions in 2012, partially offset by higher income taxes payable as the IRS extended the due date for the fourth quarter estimated income tax payment until the first quarter of 2013, and higher payments to vendors in 2011. Investing activities Our cash outflows from investing activities are primarily for acquisitions and capital expenditures, while cash inflows are primarily from dispositions. Cash used for investing activities decreased $117 million to $130 million for 2013, primarily due to a lower amount of cash paid for acquisitions and higher proceeds from dispositions primarily due to our sale of Aviation Week and the sale of an equity investment held by CRISIL. These decreases were partially offset by an increase related to cash outflows for the purchase of short-term investments in 2013 compared to cash inflows from short-term investments in 2012. Cash used for investing activities decreased $24 million to $247 million for 2012, primarily due to a higher amount of cash inflows from short-term investments and a lower amount of cash paid for acquisitions, partially offset by lower proceeds from dispositions due to the sale of our interest in LinkedIn Corporation in 2011. Refer to Note 2 – Acquisitions and Divestitures to our consolidated financial statements for further information. Financing activities Our cash outflows from financing activities consist primarily of share repurchases, dividends and repayment of debt, while cash inflows are primarily inflows from commercial paper borrowings and proceeds from the exercise of stock options. Cash used for financing activities increased $838 million to $1.7 billion in 2013. This increase is primarily attributable to an increase in cash used for share repurchases, the repayment of short-term debt in the first quarter of 2013 and the purchase of CRISIL equity shares in the third quarter of 2013. These increases were partially offset by a decrease in cash used for dividends paid to shareholders due to a special dividend paid in 2012 and the payment related to the maturity of our $400 million, 5.375% Senior Notes in November of 2012. Cash used for financing activities decreased $755 million to $905 million in 2012. The decrease is primarily attributable to a decrease in cash used for share repurchases, partially offset by an increase in dividends paid to shareholders due to a special dividend payment in 2012. During 2013, we used cash to repurchase 16.8 million shares for $978 million, including commissions. The average price per share, excluding commissions, was $58.36. An additional 0.1 million shares were repurchased in the fourth quarter of 2013 for approximately $10 million, which settled in January of 2014. Including these addi-tional shares, we utilized cash to repurchase shares at an average price of $58.52, excluding commissions. During 2012, we used cash to repurchase 6.8 million shares for $295 million, including commissions. The average price per share, excluding commissions, was $50.35. During 2011, we utilized cash to repurchase 34.7 million shares for $1.5 billion, including commissions. The average price per share, excluding commissions, was $40.48. The average price per share for 2012 and 2011 does not include the accelerated share repurchase transactions as discussed in more detail in Note 8 – Equity to our consolidated financial statements. The repurchased shares may be used for general corporate purposes, including the issuance of shares for stock compensation plans and to offset the dilutive effect of the exercise of employee stock options. On December 4, 2013, the Board of Directors approved a new stock repurchase program authorizing the purchase of up to 50 million shares (the “2013 Repurchase Program”), which was approximately 18% of the total shares of our outstanding common stock at that time. The 2013 Repurchase Program has no expiration date and purchases under this program may be made from time to time on the open market and in private transactions, depending on market conditions. As of December 31, 2013, 50 million shares remained available under the 2013 Repurchase Program. Discontinued Operations Cash flows from discontinued operations reflects the classification of MHE and the Broadcasting Group as discontinued operations. Cash used for operating activities from discontinued operations was $265 million compared to cash provided by operating activities of $520 million in 2012 as a result of the completion of the sale of MHE that occurred on March 22, 2013. Cash flows provided by operating activities from discontinued operations increased $100 million to $520 million in 2012 compared to 2011. The increase in 2012 is primarily due to a reduction in accounts receivables as a result of lower sales year over year at MHE, higher unearned revenue at School Education Group and lower inventory purchases. McGraw Hill Financial 2013 Annual Report

28 Cash provided by investing activities from discontinued operations was $2.1 billion in 2013 compared to cash used for investing activities from discontinued operations of $198 million in 2012. The increase in 2013 is primarily due to proceeds received from the sale of MHE in 2013. Cash used for investing activities from discontinued operations of $198 million in 2012 compared to cash provided by investing activities from discontinued operations of $25 million in 2011, primarily due to proceeds received for the sale of the Broadcasting Group in 2011. Cash used for financing activities increased $13 million to $25 million in 2013 and increased $8 million to $12 million in 2012. Additional Financing Currently, we have the ability to borrow a total of $1.0 billion through our commercial paper program, which is supported by our credit facility described below. As of December 31, 2013, there were no commercial paper borrowings outstanding. In connection with the December 2012 special dividend in the amount of $2.50 per share on our common stock, we utilized our commercial paper program and as a result, commercial paper borrowings outstanding as of December 31, 2012 totaled $457 million with an average interest rate and term of 0.48% and 28 days. On June 19, 2013, we entered into a $1.0 billion four-year credit agreement (our “credit facility”) that will terminate on June 19, 2017. This credit facility replaced our $1.2 billion three-year credit facility that was scheduled to terminate on July 30, 2013. The previous credit facility was canceled immediately after the new credit facility became effective. There were no outstanding borrowings under the previous credit facility when it was replaced. We pay a commitment fee of 20 to 45 basis points for our credit facility, depending on our indebtedness to cash flow ratio, whether or not amounts have been borrowed and currently pay a commitment fee of 25 basis points. The interest rate on borrowings under our credit facility is, at our option, calculated using rates that are primarily based on either the prevailing London Inter-Bank Offer Rate, the prime rate determined by the administrative agent or the Federal funds rate. For certain borrowings under this credit facility there is also a spread based on our indebtness to cash flow ratio added to the applicable rate. Our credit facility contains certain covenants. The only financial covenant requires that our indebtedness to cash flow ratio, as defined in our credit facility, is not greater than 3.25 to 1, and this covenant has never been exceeded. On February 7, 2013, Fitch Ratings downgraded our credit rating to BBB+ from A- and placed our ratings on Rating Watch Negative. There has been no change to our short-term / commercial paper rating of F2 from Fitch Ratings. On February 14, 2013, Moody’s Investors Service downgraded our credit rating from A3 to Baa2 with negative outlook. In March 2013, upon the completion of the sale of McGraw-Hill Education, Moody’s withdrew our credit ratings (due to Moody’s own business reasons). Dividends On January 29, 2014, the Board of Directors approved an increase in the quarterly common stock dividend from $0.28 per share to $0.30 per share. On December 6, 2012, our Board of Directors approved a special dividend in the amount of $2.50 per share on our common stock, payable on December 27, 2012 to shareholders on record on December 18, 2012. Contractual Obligations We typically have various contractual obligations, which are recorded as liabilities in our consolidated balance sheets, while other items, such as certain purchase commitments and other executory contracts, are not recognized, but are disclosed herein. For example, we are contractually committed to contracts for information-technology outsourcing, certain enterprise-wide information-technology software licensing and maintenance and make certain minimum lease payments for the use of property under operating lease agreements. We believe that the amount of cash and cash equivalents on hand, cash flow expected from operations and availability under our credit facility will be adequate for us to execute our business strategy and meet anticipated requirements for lease obligations, capital expenditures, working capital and debt service for 2014. McGraw Hill Financial 2013 Annual Report

29 The following table summarizes our significant contractual obligations and commercial commitments as of December 31, 2013, over the next several years that relate to our continuing operations. Additional details regarding these obligations are provided in the notes to our consolidated financial statements, as referenced in the footnotes to the table: (in millions) less than 1 Year 1-3 Years 4-5 Years After 5 Years total Debt: 1 Principal payments $ — $ — $ 400 $ 399 $ 799 Interest payments 50 99 76 498 723 Operating leases 2 161 278 189 238 866 Purchase obligations and other 3 100 146 65 — 311 Total contractual cash obligations $ 311 $ 523 $ 730 $ 1,135 $ 2,699 1 Our debt obligations are described in Note 5 – Debt to our consolidated financial statements. 2 Amounts shown include taxes and escalation payments, see Note 12 – Commitments and Contingencies to our consolidated financial statements for further discussion on our operating lease obligations. 3 Other consists primarily of commitments for unconditional purchase obligations in contracts for information-technology outsourcing and certain enterprise-wide information-technology software licensing and maintenance. As of December 31, 2013, we had $82 million of liabilities for unrecognized tax benefits. We have excluded the liabilities for unrecognized tax benefits from our contractual obligations table because reasonable estimates of the timing of cash settlements with the respective taxing authorities are not practicable. As of December 31, 2013, we have recorded $810 million for our redeemable noncontrolling interest in our S&P Dow Jones Indices LLC partnership discussed in Note 2 – Acquisitions and Divestitures to our consolidated financial statements. Specifically, this amount relates to the put option under the terms of the operating agreement of S&P Dow Jones Indices LLC, whereby, after December 31, 2017, CME Group and CGIS will have the right at any time to sell, and we are obligated to buy, at least 20% of their share in S&P Dow Jones Indices LLC. We have excluded this amount from our contractual obligations table because we are uncertain as to the timing and the ultimate amount of the potential payment we may be required to make. We make contributions to our pension and postretirement plans in order to satisfy minimum funding requirements as well as additional contributions that we consider appropriate to improve the funded status of our plans. During 2013, we contributed $27 million and $9 million to our domestic and international retirement and postretirement plans, respectively. Expected employer contributions in 2014 are $23 million and $10 million for our domestic and international retirement and postretirement plans, respectively. In 2014, we may elect to make additional non-required contributions depending on investment performance and the pension plan status. See Note 6 – Employee Benefits to our consolidated financial statements for further discussion. Off-Balance Sheet Arrangements As of December 31, 2013 and 2012, we did not have any relation-ships with unconsolidated entities, such as entities often referred to as specific purpose or variable interest entities where we are the primary beneficiary, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such we are not exposed to any financial liquidity, market or credit risk that could arise if we had engaged in such relationships. RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION Free cash flow is a non-GAAP financial measure and reflects our cash flow provided by operating activities less capital expendi-tures and dividends and other payments paid to noncontrolling interests. Capital expenditures include purchases of property and equipment and additions to technology projects. Our cash flow provided by operating activities is the most directly comparable U.S. GAAP financial measure to free cash flow. We believe the presentation of free cash flow allows our investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management. We use free cash flow to conduct and evaluate our business because we believe it typically presents a more conservative measure of cash flows since capital expenditures and dividends and other payments paid to noncontrolling interests are considered a necessary component of ongoing operations. Free cash flow is useful for management and investors because it allows management and investors to evaluate the cash available to us to service debt, make strategic acquisitions and investments, repurchase stock and fund ongoing operation and working capital needs. The presentation of free cash flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. Free cash flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. The following table presents a reconciliation of our cash flow provided by operating activities to free cash flow: years ended December 31, (in millions) 2013 2012 2011 Cash provided by operating activities $ 816 $ 747 $ 924 Capital expenditures (117) (97) (92) Dividends and other payments paid to noncontrolling interests (75) (24) (23) Free cash flow $ 624 $ 626 $ 809 McGraw Hill Financial 2013 Annual Report

30 CRITICAL ACCOUNTING ESTIMATES Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. Unless otherwise indicated, all discussion and analysis of our financial condition and results of operations relate to our continuing operations. On an ongoing basis, we evaluate our estimates and assumptions, including those related to revenue recognition, allowance for doubtful accounts, valuation of long-lived assets, goodwill and other intangible assets, pension plans, incentive compensation and stock-based compensation, income taxes, contingencies and redeemable noncontrolling interests. We base our estimates on historical experience, current developments and on various other assumptions that we believe to be reasonable under these circum-stances, the results of which form the basis for making judgments about carrying values of assets and liabilities that cannot readily be determined from other sources. There can be no assurance that actual results will not differ from those estimates. Management considers an accounting estimate to be critical if it required assumptions to be made that were uncertain at the time the estimate was made and changes in the estimate or different estimates could have a material effect on our results of operations. Management has discussed the development and selection of our critical accounting estimates with the Audit Committee of our Board of Directors. The Audit Committee has reviewed our disclosure relating to them in this MD&A. We believe the following critical accounting policies require us to make significant judgments and estimates in the preparation of our consolidated financial statements: Revenue recognition Revenue is recognized as it is earned when goods are shipped to customers or services are rendered. We consider amounts to be earned once evidence of an arrangement has been obtained, services are performed, fees are fixed or determinable and collect-ability is reasonably assured. Revenue relating to products that provide for more than one deliverable is recognized based upon the relative fair value to the customer of each deliverable as each deliverable is provided. Revenue relating to agreements that provide for more than one service is recognized based upon the relative fair value to the customer of each service component as each component is earned. If the fair value to the customer for each service is not objectively determinable, we make our best estimate of the services’ stand alone selling price and recognize revenue as earned as the services are delivered. The allocation of consideration received from multiple element arrangements that involve initial assignment of ratings and the future surveil-lance of ratings is determined through an analysis that considers cash consideration that would be received for instances when the service components are sold separately. In such cases, we defer portions of rating fees that we estimate will be attributed to future surveillance and recognize the deferred revenue ratably over the estimated surveillance periods. Advertising revenue is recognized when the page is run. Subscription income is recognized over the related subscription period. For the years ended December 31, 2013, 2012 and 2011, no significant changes have been made to the underlying assumptions related to estimates of revenue or the methodologies applied. Based on our current outlook these assumptions are not expected to significantly change in 2014. Allowance for doubtful accounts The allowance for doubtful accounts reserve methodology is based on historical analysis, a review of outstanding balances and current conditions. In determining these reserves, we consider, amongst other factors, the financial condition and risk profile of our customers, areas of specific or concentrated risk as well as applicable industry trends or market indicators. The impact on operating profit for a one percentage point change in the allowance for doubtful accounts is approximately $10 million. For the years ended December 31, 2013, 2012 and 2011, we made no material changes in our assumptions regarding the determination of the allowance for doubtful accounts. Based on our current outlook these assumptions are not expected to significantly change in 2014. Accounting for the impairment of long-lived assets (including other intangible assets) We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Upon such an occurrence, recover-ability of assets to be held and used is measured by comparing the carrying amount of an asset to current forecasts of undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized equal to the amount by which the carrying amount of the asset exceeds the fair value of the asset. For long-lived assets held for sale, assets are written down to fair value, less cost to sell. Fair value is determined based on market evidence, discounted cash flows, appraised values or management’s estimates, depending upon the nature of the assets. During the fourth quarter of 2013, we entered the final stages of discussions to sell the facilities and associated infrastructure equipment of one of our data centers to a third party, causing us to recognize an impairment charge of $36 million for the year ended December 31, 2013 to adjust the value facilities and associated infrastructure classified as held for sale to their fair value. Additionally, we incurred a $26 million non-cash impairment charge associated with an intangible asset acquired through the formation of our S&P Dow Jones Indices LLC joint venture. There were no material impairments of long-lived assets for the years ended December 31, 2012 and 2011. McGraw Hill Financial 2013 Annual Report

31 Goodwill and indefinite-lived intangible assets Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible and identifiable intangible assets of businesses acquired. As of December 31, 2013 and 2012, the carrying value of goodwill and other indefinite-lived intangible assets was $2.0 billion and $2.1 billion, respectively. Goodwill and other intangible assets with indefinite lives are not amortized, but instead are tested for impairment annually during the fourth quarter each year or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill As part of our annual impairment test of our 4 reporting units, we initially perform a qualitative analysis evaluating whether any events and circumstances occurred that provide evidence that it is more likely than not that the fair value of any of our reporting units is less than its carrying amount. Our qualitative assessment included, but was not limited to, consideration of macroeconomic conditions, industry and market conditions, cost factors, cash flows, changes in key Company personnel and our share price. If, based on our evaluation of the events and circumstances that occurred during the year we do not believe that it is more likely than not that the fair value of any of our reporting units is less than its carrying amount, no quantitative impairment test is performed. Conversely, if the results of our qualitative assessment determine that it is more likely than not that the fair value of any of our reporting units is less than its respective carrying amount we perform a two-step quantitative impairment test. For 2013, based on our qualitative assessments, we determined that it is more likely than not that our reporting units’ fair value was greater than their respective carrying amounts. Our qualitative assessment included, but was not limited to, consideration of macroeconomic conditions, industry and market conditions, cost factors, cash flows, changes in key Company personnel and our share price. If the fair value of the reporting unit is less than the carrying value, a second step is performed which compares the implied fair value of the reporting unit’s goodwill to the carrying value of the goodwill. The implied fair value of the goodwill is determined based on the difference between the fair value of the reporting unit and the net fair value of the identifiable assets and liabilities of the reporting unit. If the implied fair value of the goodwill is less than the carrying value, the difference is recognized as an impairment charge. Indefinite-Lived Intangible Assets We evaluate the recoverability of indefinite-lived intangible assets by first performing a qualitative analysis evaluating whether any events and circumstances occurred that provide evidence that it is more likely than not that the indefinite-lived asset is impaired. If, based on our evaluation of the events and circumstances that occurred during the year we do not believe that it is more likely than not that the indefinite-lived asset is impaired, no quantitative impairment test is performed. Conversely, if the results of our qualitative assessment determine that it is more likely than not that the indefinite-lived asset is impaired a quantitative impairment test is performed. If necessary, the impairment test is performed by comparing the estimated fair value of the intangible asset to its carrying value. If the indefinite-lived intangible asset carrying value exceeds its fair value, an impairment analysis is performed using the income approach. The fair value of loss is recognized in an amount equal to that excess. Significant judgments inherent in these analyses include estimating the amount and timing of future cash flows and the selection of appropriate discount rates, royalty rates and long-term growth rate assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value for this indefinite-lived intangible asset and could result in an impairment charge, which could be material to our financial position and results of operations. We performed our impairment assessment of goodwill and indefinite-lived intangible assets at our S&P Ratings, S&P Capital IQ, S&P DJ Indices and C&C operating segments and concluded that no impairment existed for the years ended December 31, 2013, 2012, and 2011. Retirement plans and postretirement healthcare and other benefits Our employee pension and other postretirement benefit costs and obligations are dependent on assumptions concerning the outcome of future events and circumstances, including compensation increases, long-term return on pension plan assets, healthcare cost trends, discount rates and other factors. In determining such assumptions, we consult with outside actuaries and other advisors where deemed appropriate. In accordance with relevant accounting standards, if actual results differ from our assumptions, such differ-ences are deferred and amortized over the estimated future working life of the plan participants. While we believe that the assumptions used in these calculations are reasonable, differences in actual experience or changes in assumptions could affect the expense and liabilities related to our pension and other postretirement benefits. The following is a discussion of some significant assumptions that we make in determining costs and obligations for pension and other postretirement benefits: Discount rate assumptions are based on current yields on high-grade corporate long-term bonds. Healthcare cost trend assumptions are based on historical market data, the near-term outlook and an assessment of likely long-term trends. The expected return on assets assumption is calculated based on the plan’s asset allocation strategy and projected market returns over the long-term. McGraw Hill Financial 2013 Annual Report

32 Our discount rate and return on asset assumptions used to determine the net periodic pension and postretirement benefit cost on our U.S. retirement plans are as follows: retirement Plans postretirement Plans January 1 2014 2013 2012 2014 2013 2012 Discount rate 1 5.0% 4.1% 5.1% 4.20% 3.45% 4.45% Return on assets 7.125% 7.25% 7.75% Weighted-average healthcare cost rate 7.0% 7.5% 8.0% 1 The discount rate assumption used to determine the net periodic pension and postretirement benefit cost on our U.S. retirement plans on January 1 is based on the discount rate assumption used to determine the benefit obligation as of December 31 of the previous year. Stock-based compensation Stock-based compensation expense is measured at the grant date based on the fair value of the award and is recognized over the requisite service period, which typically is the vesting period. Stock-based compensation is classified as both operating-related expense and selling and general expense in our consolidated statements of income. We use a lattice-based option-pricing model to estimate the fair value of options granted. The following assumptions were used in valuing the options granted (in 2012, stock options were not granted as part of employees’ total stock-based incentive awards): years ended December 31, 2013 2012 2011 Risk-free average interest rate 0.1 - 2.9% N/A 0.2 - 3.5% Dividend yield 2.09 - 2.07% N/A 2.5 - 3.0% Volatility 29 - 45% N/A 21 - 51% Expected life (years) 6.1 - 6.2 N/A 6.1 - 6.2 Weighted-average grant-date fair value per option $ 14.46 N/A $ 10.61 Because lattice-based option-pricing models incorporate ranges of assumptions, those ranges are disclosed. These assump-tions are based on multiple factors, including historical exer-cise patterns, post-vesting termination rates, expected future exercise patterns and the expected volatility of our stock price. The risk-free interest rate is the imputed forward rate based on the U.S. Treasury yield at the date of grant. We use the historical volatility of our stock price over the expected term of the options to estimate the expected volatility. The expected term of options granted is derived from the output of the lattice model and represents the period of time that options granted are expected to be outstanding. Income taxes Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. We recognize liabilities for uncertain tax positions taken or expected to be taken in income tax returns. Accrued interest and penalties related to unrecognized tax benefits are recognized in interest expense and operating expense, respectively. Judgment is required in determining our provision for income taxes, deferred tax assets and liabilities and unrecognized tax benefits. In determining the need for a valuation allowance, the historical and projected financial performance of the operation that is recording a net deferred tax asset is considered along with any other pertinent information. We file income tax returns in the U.S. federal jurisdiction, various states, and foreign jurisdictions, and we are routinely under audit by many different tax authorities. We believe that our accrual for tax liabilities is adequate for all open audit years based on our assessment of many factors including past experience and interpretations of tax law. This assessment relies on estimates and assumptions and may involve a series of complex judg-ments about future events. It is possible that examinations will be settled prior to December 31, 2014. If any of these tax audit settlements do occur within that period we would make any necessary adjustments to the accrual for unrecognized tax benefits. Until formal resolutions are reached between us and the tax authorities, the determination of a possible audit settlement range with respect to the impact on unrecognized tax benefits is not practicable. On the basis of present informa-tion, it is our opinion that any assessments resulting from the current audits will not have a material effect on our consolidated financial statements. We have determined that the undistributed earnings of our foreign subsidiaries are permanently reinvested within those foreign operations. Accordingly, we have not provided deferred income taxes on these indefinitely reinvested earnings. A future distribution by the foreign subsidiaries of these earnings could result in additional tax liability, which may be material to our future reported results, financial position and cash flows. For the years ended December 31, 2013, 2012, and 2011, we made no material changes in our assumptions regarding the determination of the provision for income taxes. However, certain events could occur that would materially affect our estimates and assumptions regarding deferred taxes. Changes in current tax laws and applicable enacted tax rates could affect the valuation of deferred tax assets and liabilities, thereby impacting our income tax provision. McGraw Hill Financial 2013 Annual Report

33 Contingencies We are subject to a number of lawsuits and claims that arise in the ordinary course of business. We recognize a liability for such contin-gencies when both (a) information available prior to issuance of the financial statements indicates that it is probable that a liability had been incurred at the date of the financial statements and (b) the amount of loss can reasonably be estimated. We continually assess the likelihood of any adverse judgments or outcomes to our contin-gencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on an analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because many of these matters are resolved over long periods of time, our estimate of liabilities may change due to new developments, changes in assumptions or changes in our strategy related to the matter. Redeemable Noncontrolling Interest The fair value component of the redeemable noncontrolling interest in S&P DJ Indices business is based on a combination of an income and market valuation approach. Our income and market valuation approaches may incorporate Level 3 measures for instances when observable inputs are not available, including assumptions related to expected future net cash flows, long-term growth rates, the timing and nature of tax attributes, and the redemption features. RECENT ACCOUNTING STANDARDS See Note 1 – Accounting Policies, to the consolidated financial statements for a detailed description of recent accounting standards. We do not expect these recent accounting standards to have a material impact on our results of operations, financial condition, or liquidity in future periods. FORWARD-LOOKING STATEMENTS This report contains forward-looking statements, including without limitation statements relating to our businesses and our prospects, new products, sales, expenses, tax rates, cash flows, and operating and capital requirements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are intended to provide manage-ment’s current expectations or plans for our future operating and financial performance and are based on assumptions management believes are reasonable at the time they are made. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “plan,” “estimate,” “project,” “target,” “anticipate,” “intend,” “may,” “will,” “continue” and other words of similar meaning in connection with a discussion of future operating or financial performance. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual outcomes and results could differ materially from what is expected or forecasted. These risks and uncertainties include, among others: worldwide economic, financial, political and regulatory conditions; currency and foreign exchange volatility; the effect of competitive products and pricing; the level of success of new product development and global expansion; the level of future cash flows; the levels of capital investments; income tax rates; restructuring charges; the health of debt and equity markets, including credit quality and spreads, the level of liquidity and future debt issuances; the level of interest rates and the strength of the capital markets in the U.S. and abroad; the demand and market for debt ratings, including collateralized debt obligations, residential and commercial mortgage and asset-backed securities and related asset classes; the state of the credit markets and their impact on Standard & Poor’s Ratings and the economy in general; the regulatory environment affecting Standard & Poor’s Ratings and our other businesses; the likely outcome and impact of litigation and investigations on our operations and financial condition; the level of merger and acquisition activity in the U.S. and abroad; continued investment by the construction, automotive and computer industries; the strength and performance of the domestic and international automotive markets; the volatility of the energy marketplace; and the contract value of public works, manufacturing and single-family unit construction. We caution readers not to place undue reliance on forward-looking statements. McGraw Hill Financial 2013 Annual Report

34 Consolidated Statements of Income year Ended December 31, (in millions, except per share data) 2013 2012 2011 REVENUE $4,875 $4,450 $3,954 EXPENSES: Operating-related expenses 1,584 1,486 1,387 Selling and general expenses 1,737 1,664 1,377 Depreciation 86 93 93 Amortization of intangibles 51 48 33 Total expenses 3,458 3,291 2,890 Other loss (income) 12 (52) (13) OPERATING PROFIT 1,405 1,211 1,077 Interest expense, net 59 81 77 INCOME FROM CONTINUING OPERATIONS BEFORE TAXES ON INCOME 1,346 1,130 1,000 Provision for taxes on income 443 404 374 INCOME FROM CONTINUING OPERATIONS 903 726 626 DISCONTINUED OPERATIONS, NET OF TAX: (Loss) income from discontinued operations (26) (234) 234 Gain on sale of discontinued operations (includes $(75) accumulated other comprehensive income reclassifications in 2013 for foreign currency translation adjustment) 589 — 74 Discontinued operations, net 563 (234) 308 NET INCOME 1,466 492 934 Less: net income from continuing operations attributable to noncontrolling interests (91) (50) (19) Less: net income from discontinued operations attributable to noncontrolling interests 1 (5) (4) NET INCOME ATTRIBUTABLE TO MCGRAW HILL FINANCIAL, INC. $1,376 $437 $911 AMOUNTS ATTRIBUTABLE TO MCGRAW HILL FINANCIAL, INC. COMMON SHAREHOLDERS: Income from continuing operations $812 $676 $607 Income (loss) from discontinued operations 564 (239) 304 Net income $1,376 $437 $911 EARNINGS PER SHARE ATTRIBUTABLE TO MCGRAW HILL FINANCIAL, INC. COMMON SHAREHOLDERS: Basic: Income from continuing operations $2.96 $2.43 $2.03 Income (loss) from discontinued operations 2.05 (0.86) 1.02 Net income $5.01 $1.57 $3.05 Diluted: Income from continuing operations $2.90 $2.37 $2.00 Income (loss) from discontinued operations 2.01 (0.84) 1.00 Net income $4.91 $1.53 $3.00 Average number of common shares outstanding: Basic 274.5 278.6 298.1 Diluted 279.8 284.6 303.6 Dividend declared per common share $1.12 $1.02 $1.00 Special dividend declared per common share $— $2.50 $— See accompanying notes to the consolidated financial statements. MCGRAW HILL FINANCIAL 2013 Annual Report

35 Consolidated Statements of Comprehensive Income year Ended December 31, (in millions) 2013 2012 2011 Net income $1,466 $492 $934 Other comprehensive income: Foreign currency translation adjustment 93 29 (35) Income tax effect (2) (19) 11 91 10 (24) Pension and other postretirement benefit plans 385 (164) (45) Income tax effect (154) 63 9 231 (101) (36) Unrealized gain (loss) on investment and forward exchange contract 2 (4) (12) Income tax effect (2) 2 4 — (2) (8) Comprehensive income 1,788 399 866 Less: comprehensive income attributable to nonredeemable noncontrolling interests (18) (20) (13) Less: comprehensive income attributable to redeemable noncontrolling interests (73) (34) — Comprehensive income attributable to McGraw Hill Financial, Inc. $1,697 $345 $853 See accompanying notes to the consolidated financial statements. MCGRAW HILL FINANCIAL 2013 Annual Report

36 Consolidated Balance Sheets December 31, (in millions) 2013 2012 ASSETS Current assets: Cash and equivalents $1,542 $760 Short-term investments 18 1 Accounts receivable, net of allowance for doubtful accounts: 2013 - $52; 2012 - $54 979 954 Deferred income taxes 108 117 Prepaid and other current assets 228 127 Assets held for sale 61 1,940 Total current assets 2,936 3,899 Property and equipment: Buildings and leasehold improvements 436 439 Equipment and furniture 430 701 Total property and equipment 866 1,140 Less: accumulated depreciation (617) (772) Property and equipment, net 249 368 Goodwill 1,412 1,438 Other intangible assets, net 1,033 1,081 Asset for pension benefits 261 98 Other non-current assets 170 168 Total assets $6,061 $7,052 LIABILITIES AND EQUITY Current liabilities: Accounts payable $219 $249 Accrued compensation and contributions to retirement plans 427 453 Short-term debt — 457 Income taxes currently payable 15 158 Unearned revenue 1,309 1,229 Other current liabilities 402 457 Liabilities held for sale — 664 Total current liabilities 2,372 3,667 Long-term debt 799 799 Pension and other postretirement benefits 264 529 Deferred income taxes 205 56 Other non-current liabilities 267 351 Total liabilities 3,907 5,402 Redeemable noncontrolling interest 810 810 Commitments and contingencies (Note 12) Equity: Common stock, $1 par value: authorized - 600 million shares; issued - 412 million shares in 2013 and 2012 412 412 Additional paid-in capital 447 492 Retained income 7,384 6,525 Accumulated other comprehensive loss (196) (517) Less: common stock in treasury - at cost: 2013 - 141 million shares; 2012 - 133 million shares (6,746) (6,145) Total equity – controlling interests 1,301 767 Total equity – noncontrolling interests (including 2013 - $25 and 2012 - $25 attributable to discontinued operations) 43 73 Total equity 1,344 840 Total liabilities and equity $6,061 $7,052 See accompanying notes to the consolidated financial statements. MCGRAW HILL FINANCIAL 2013 Annual Report

37 Consolidated Statements of Cash Flows year Ended December 31, (in millions) 2013 2012 2011 Operating Activities: Net income $1,466 $492 $934 Less: income (loss) from discontinued operations 563 (234) 308 Net income from continuing operations 903 726 626 Adjustments to reconcile income from continuing operations to cash provided by operating activities from continuing operations: Depreciation 86 93 93 Amortization of intangibles 51 48 33 Provision for losses on accounts receivable 22 32 6 Deferred income taxes 43 53 17 Stock-based compensation 99 93 77 Gain on dispositions, net (24) — (13) Other 136 16 63 Changes in operating assets and liabilities, net of effect of acquisitions and dispositions: Accounts receivable (35) (239) 14 Prepaid and other current assets (29) 3 (16) Accounts payable and accrued expenses (93) 60 (29) Unearned revenue 108 17 44 Other current liabilities (89) (70) (52) Net change in prepaid / accrued income taxes (238) 119 55 Net change in other assets and liabilities (124) (204) 6 Cash provided by operating activities from continuing operations 816 747 924 Investing Activities: Capital expenditures (117) (97) (92) Acquisitions, including contingent payments, net of cash acquired (47) (177) (194) Proceeds from dispositions 51 — 21 Changes in short-term investments (17) 27 (6) Cash used for investing activities from continuing operations (130) (247) (271) Financing Activities: (Payments on) / additions to short-term debt (457) 457 — Payments on senior notes — (400) — Dividends paid to shareholders (308) (984) (296) Dividends and other payments paid to noncontrolling interests (75) (24) (23) Repurchase of treasury shares (978) (295) (1,500) Exercise of stock options 258 299 139 Contingent payments (12) — — Purchase of additional CRISIL shares (214) — — Excess tax benefits from share-based payments 43 42 20 Cash used for financing activities from continuing operations (1,743) (905) (1,660) Effect of exchange rate changes on cash from continuing operations (1) 5 (10) Cash used for continuing operations (1,058) (400) (1,017) Discontinued Operations: Cash (used for) provided by operating activities (265) 520 420 Cash provided by (used for) investing activities 2,129 (198) 25 Cash used for financing activities (25) (12) (4) Effect of exchange rate changes on cash 1 3 (5) Effect of change in cash and equivalents — 12 — Cash provided by discontinued operations 1,840 325 436 Net change in cash and equivalents 782 (75) (581) Cash and equivalents at beginning of year 760 835 1,416 Cash and equivalents at end of year $1,542 $760 $835 Cash paid during the year for: Interest (including discontinued operations) $50 $77 $71 Income taxes (including discontinued operations) $787 $243 $452 See accompanying notes to the consolidated financial statements. McGraw Hill Financial 2013 Annual Report

38 Consolidated Statements of Equity accumulated additional Other Less: common Paid-in Retained Comprehensive Treasury Total MHFI Noncontrolling Total (in millions) stock $1 par Capital Income loss Stock Equity Interests Equity Balance as of December 31, 2010 $412 $67 $7,057 $(367) $4,958 $2,211 $81 $2,292 Comprehensive income 911 (58) 853 13 866 Dividends (301) (301) (12) (313) Noncontrolling interest transactions (3) (3) (4) (7) Share repurchases (73) 1,427 (1,500) (1,500) Employee stock plans, net of tax benefit 103 (145) 248 248 Other — $(2) (2) Balance as of December 31, 2011 $412 $94 $7,667 $(425) $6,240 $1,508 $76 $1,584 Comprehensive income 1 437 (92) 345 20 365 Dividends (989) (989) (22) (1,011) Noncontrolling interest transactions 350 (573) (223) (223) Share repurchases 50 345 (295) (3) (298) Employee stock plans, net of tax benefit (2) (440) 438 438 Change in redemption value of redeemable noncontrolling interest (17) (17) (17) Other — 2 2 Balance as of December 31, 2012 $412 $492 $6,525 $(517) $6,145 $767 $73 $840 Comprehensive income 1 1,376 321 1,697 18 1,715 Dividends (315) (315) (10) (325) Noncontrolling interest adjustments related to discontinued operations — (22) (22) Share repurchases 989 (989) (989) Employee stock plans, net of tax benefit (45) (388) 343 343 Change in redemption value of redeemable noncontrolling interest 11 11 11 Increase in CRISIL ownership (216) (216) (17) (233) Other 3 3 1 4 Balance as of December 31, 2013 $412 $447 $7,384 $(196) $6,746 $1,301 $43 $1,344 1 Excludes $73 million and $34 million in 2013 and 2012, respectively, attributable to redeemable noncontrolling interest. See accompanying notes to the consolidated financial statements. McGraw Hill Financial 2013 Annual Report

39 Notes to the Consolidated Financial Statements 1. Accounting Policies Nature of operations McGraw Hill Financial, Inc. (together with its consolidated subsidiaries, the “Company,” the “Registrant,” “we,” “us” or “our”) is a leading content and analytics provider serving the capital, commodities and commercial markets. The capital markets include asset managers, banks, exchanges, issuers and financial advisors; the commodities markets include producers, traders and intermediaries within energy, metals, and agriculture; and the commercial markets include professionals and corporate executives within automotive, construction and marketing / research information services. Our operations consist of four reportable segments: Standard & Poor’s Ratings (“S&P Ratings”), S&P Capital IQ, S&P Dow Jones Indices (“S&P DJ Indices”) and Commodities & Commercial (“C&C”). S&P Ratings is an independent provider of credit ratings, research and analytics, offering investors and market participants information, ratings and benchmarks. S&P Capital IQ is a global provider of multi-asset-class data, research and analytical capabilities, which integrate cross-asset analytics and desktop services. S&P DJ Indices is a global leading index provider that maintains a wide variety of valuation and index benchmarks for investment advisors, wealth managers and institutional investors. C&C consists of business-to-business companies specializing in commercial and commodities markets that deliver their customers access to high-value information, data, analytic services and pricing benchmarks. See Note 11 – Segment and Geographic Information for further discussion on our operating segments, which are also our reportable segments. We completed the sale of our McGraw-Hill Education business (“MHE”) on March 22, 2013 and, accordingly, the results of operations of MHE have been reclassified to reflect the business as a discontinued operation for the year ended December 31, 2013 and all prior periods presented. The assets and liabilities of MHE have been removed from the consolidated balance sheet as of December 31, 2013 and classified as held for sale as of December 31, 2012. See Note 2 — Acquisitions and Divestitures for further discussion. Discontinued Operations In determining whether a group of assets disposed or to be disposed of should be presented as a discontinued operation, we make a determination of whether the group of assets being disposed of comprises a component of the entity; that is, whether it has historic operations and cash flows that can be clearly distinguished both operationally and for financial reporting purposes. We also determine whether the cash flows associated with the group of assets have been or will be eliminated from our ongoing operations as a result of the disposal transaction and whether we will have significant continuing involvement in the operations of the group of assets after the disposal transaction. If we conclude that the cash flows have been eliminated and we have no significant continuing involvement, then the results of operations of the group of assets being disposed of (as well as any gain or loss on the disposal transaction) are aggregated for separate presentation apart from our continuing operating results in the consolidated financial statements. See Note 2 – Acquisitions and Divestitures for a summary of discontinued operations. Unless otherwise indicated, all disclosures and amounts in the notes to our consolidated financial statements relate to our continuing operations. Principles of consolidation The consolidated financial statements include the accounts of all subsidiaries and our share of earnings or losses of joint ventures and affiliated companies under the equity method of accounting. All significant intercompany accounts and transactions have been eliminated. Use of estimates The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Cash and cash equivalents Cash and cash equivalents include ordinary bank deposits and highly liquid investments with original maturities of three months or less that consist primarily of money market funds with unrestricted daily liquidity and fixed term time deposits. Such investments and bank deposits are stated at cost, which approximates market value and were $1.5 billion and $760 million as of December 31, 2013 and 2012, respectively. These investments are not subject to significant market risk. Short-term investments Short-term investments are securities with original maturities greater than 90 days that are available for use in our operations in the next twelve months. The short-term investments, primarily consisting of certificates of deposit, are classified as held-to-maturity and therefore are carried at cost. Interest and dividends are recorded into income when earned. Accounts receivable Credit is extended to customers based upon an evaluation of the customer’s financial condition. Accounts receivable, which include billings consistent with terms of contractual arrangements, are recorded at net realizable value. Allowance for doubtful accounts The allowance for doubtful accounts reserve methodology is based on historical analysis, a review of outstanding balances and current conditions. In determining these reserves, we consider, amongst other factors, the financial condition and risk profile of our customers, areas of specific or concentrated risk as well as applicable industry trends or market indicators. Deferred technology costs We capitalize certain software development and website implementation costs. Capitalized costs only include incremental, direct costs of materials and McGraw Hill Financial 2013 Annual Report

40 services incurred to develop the software after the preliminary project stage is completed, funding has been committed and it is probable that the project will be completed and used to perform the function intended. Incremental costs are expenditures that are out-of-pocket to us and are not part of an allocation or existing expense base. Software development and website implementation costs are expensed as incurred during the preliminary project stage. Capitalized costs are amortized from the year the software is ready for its intended use over its estimated useful life, three to seven years, using the straight-line method. Periodically, we evaluate the amortization methods, remaining lives and recoverability of such costs. Capitalized software development and website implementation costs are included in other non-current assets and are presented net of accumulated amortization. Gross deferred technology costs were $131 million and $115 million as of December 31, 2013 and 2012, respectively. Accumulated amortization of deferred technology costs was $71 million and $58 million as of December 31, 2013 and 2012, respectively. Fair Value Certain assets and liabilities are required to be recorded at fair value and classified within a fair value hierarchy based on inputs used when measuring fair value. We have an immaterial amount of forward exchange contracts that are adjusted to fair value on a recurring basis. Other financial instruments, including cash and equivalents and short-term investments, are recorded at cost, which approximates fair value because of the short-term maturity and highly liquid nature of these instruments. The fair value of our long-term debt borrowings were $801 million and $916 million as of December 31, 2013 and 2012, respectively, and was estimated based on quoted market prices. Accounting for the impairment of long-lived assets (including other intangible assets) We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recover-able. Upon such an occurrence, recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to current forecasts of undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized equal to the amount by which the carrying amount of the asset exceeds the fair value of the asset. For long-lived assets held for sale, assets are written down to fair value, less cost to sell. Fair value is determined based on market evidence, discounted cash flows, appraised values or management’s estimates, depending upon the nature of the assets. During the fourth quarter of 2013, we entered the final stages of discussions to sell the facilities and associated infrastructure equipment of one of our data centers to a third party, causing us to recognize a non-cash impairment charge of $36 million for the year ended December 31, 2013 when the facilities and associated infrastructure were reclassified as held for sale. Additionally, we incurred a $26 million non-cash impairment charge associated with an intangible asset acquired through the formation of our S&P Dow Jones Indices LLC joint venture. There were no material impairments of long-lived assets for the years ended December 31, 2012 and 2011. Goodwill and other indefinite-lived intangible assets Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible and identifiable intan-gible assets of businesses acquired. Goodwill and other intangible assets with indefinite lives are not amortized, but instead are tested for impairment annually during the fourth quarter each year or more frequently if events or changes in circumstances indicate that the asset might be impaired. We have four reporting units with goodwill that are evaluated for impairment. We initially perform a qualitative analysis evaluating whether any events and circumstances occurred or exist that provide evidence that it is more likely than not that the fair value of any of our reporting units is less than its carrying amount. If, based on our evaluation we do not believe that it is more likely than not that the fair value of any of our reporting units is less than its carrying amount, no quantitative impairment test is performed. Conversely, if the results of our qualitative assessment determine that it is more likely than not that the fair value of any of our reporting units is less than their respective carrying amounts we perform a two-step quantitative impairment test. When conducting the first step of our two step impairment test to evaluate the recoverability of goodwill at the reporting unit level, the estimated fair value of the reporting unit is compared to its carrying value including goodwill. Fair value of the reporting units are esti-mated using the income approach, which incorporates the use of a discounted free cash flow (“DCF”) analyses and are corroborated using the market approach, which incorporates the use of revenue and earnings multiples based on market data. The DCF analyses are based on the current operating budgets and estimated long-term growth projections for each reporting unit. Future cash flows are discounted based on a market comparable weighted average cost of capital rate for each reporting unit, adjusted for market and other risks where appropriate. In addition, we analyze any difference between the sum of the fair values of the reporting units and our total market capitalization for reasonableness, taking into account certain factors including control premiums. If the fair value of the reporting unit is less than the carrying value, a second step is performed which compares the implied fair value of the reporting unit’s goodwill to the carrying value of the goodwill. The fair value of the goodwill is determined based on the difference between the fair value of the reporting unit and the net fair value of the identifiable assets and liabilities of the reporting unit. If the implied fair value of the goodwill is less than the carrying value, the difference is recognized as an impairment charge. We evaluate the recoverability of indefinite-lived intangible assets by first performing a qualitative analysis evaluating whether any events and circumstances occurred that provide evidence that it is more likely than not that the indefinite-lived asset is impaired. If, based on our evaluation of the events and circumstances that occurred during the year we do not believe that it is more likely than not that the indefinite-lived asset is impaired, no quantitative impairment test is performed. Conversely, if the results of our qualitative assessment determine that it is more likely than not that the indefinite-lived asset is impaired a quantitative impairment test is performed. If necessary, the impairment test is performed by comparing the McGraw Hill Financial 2013 Annual Report

41 estimated fair value of the intangible asset to its carrying value. If the indefinite-lived intangible asset carrying value exceeds its fair value, an impairment analysis is performed using the income approach. The fair value of loss is recognized in an amount equal to that excess. Significant judgments inherent in these analyses include estimating the amount and timing of future cash flows and the selection of appropriate discount rates, royalty rates and long-term growth rate assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value for each reporting unit and indefinite-lived intangible asset and could result in an impairment charge, which could be material to our financial position and results of operations. We performed our impairment assessment of goodwill and indefinite-lived intangible assets and concluded that no impair-ment existed for the years ended December 31, 2013, and 2011. As further discussed in Note 2 – Acquisitions and Divestitures, we determined that during the year ended December 31, 2012, the goodwill at MHE’s School Education Group was impaired. Foreign currency translation We have operations in many foreign countries. For most international operations, the local currency is the functional currency. For international operations that are determined to be extensions of the parent company, the U.S. dollar is the functional currency. For local currency opera-tions, assets and liabilities are translated into U.S. dollars using end of period exchange rates, and revenue and expenses are translated into U.S. dollars using weighted-average exchange rates. Foreign currency translation adjustments are accumulated in a separate component of equity. Revenue recognition Revenue is recognized as it is earned when goods are shipped to customers or services are rendered. We consider amounts to be earned once evidence of an arrange-ment has been obtained, services are performed, fees are fixed or determinable and collectability is reasonably assured. Revenue relating to products that provide for more than one deliverable is recognized based upon the relative fair value to the customer of each deliverable as each deliverable is provided. Revenue relating to agreements that provide for more than one service is recognized based upon the relative fair value to the customer of each service component as each component is earned. If the fair value to the customer for each service is not objectively determinable, management makes its best estimate of the services’ stand-alone selling price and records revenue as it is earned over the service period. For arrangements that include multiple services, fair value of the service components are determined using an analysis that considers cash consideration that would be received for instances when the service components are sold separately. Advertising revenue is recognized when the page is run. Subscription income is recognized over the related subscription period. Depreciation The costs of property and equipment are depre-ciated using the straight-line method based upon the following estimated useful lives: buildings and improvements from 15 to 40 years and equipment and furniture from 2 to 10 years. The costs of leasehold improvements are amortized over the lesser of the useful lives or the terms of the respective leases. Advertising expense The cost of advertising is expensed as incurred. We incurred $43 million, $34 million and $32 million in advertising costs for the years ended December 31, 2013, 2012 and 2011, respectively. Stock-based compensation Stock-based compensation expense is measured at the grant date based on the fair value of the award and is recognized over the requisite service period, which typically is the vesting period. Stock-based compensation is classified as both operating-related expense and selling and general expense in the consolidated statements of income. Income taxes Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be recovered or settled. We recognize liabilities for uncertain tax positions taken or expected to be taken in income tax returns. Accrued interest and penalties related to unrecognized tax benefits are recognized in interest expense and operating expense, respectively. Judgment is required in determining our provision for income taxes, deferred tax assets and liabilities and unrecognized tax benefits. In determining the need for a valuation allowance, the historical and projected financial performance of the operation that is recording a net deferred tax asset is considered along with any other pertinent information. We file income tax returns in the U.S. federal jurisdiction, various states, and foreign jurisdictions, and we are routinely under audit by many different tax authorities. We believe that our accrual for tax liabilities is adequate for all open audit years based on our assessment of many factors including past experience and interpretations of tax law. This assessment relies on estimates and assumptions and may involve a series of complex judgments about future events. It is possible that examinations will be settled prior to December 31, 2014. If any of these tax audit settlements do occur within that period we would make any necessary adjustments to the accrual for unrecognized tax benefits. Until formal resolutions are reached between us and the tax authorities, the determination of a possible audit settlement range with respect to the impact on unrecognized tax benefits is not practicable. On the basis of present information, our opinion is that any assessments resulting from the current audits will not have a material effect on our consolidated financial statements. Redeemable Noncontrolling Interest The agreement with the minority partners of our S&P Dow Jones Indices LLC joint venture discussed in Note 2 — Acquisitions and Divestitures, contains redemption features whereby interests held by our minority partners is redeemable both at the option of the holder and upon the occurrence of an event that is not solely within our control. Since redemption of the noncontrolling interest is outside of our control, this interest is presented on our consolidated balance sheets under the caption “Redeemable noncontrolling interest.” If the interest were to be redeemed, we would be required to purchase all of such interest at fair value on the date McGraw Hill Financial 2013 Annual Report

42 of redemption. We adjust the redeemable noncontrolling interest each reporting period to its estimated redemption value, but never less than its initial fair value, using a combination of an income and market valuation approach. Our income and market valuation approaches may incorporate Level 3 measures for instances when observable inputs are not available, including assumptions related to expected future net cash flows, long-term growth rates, the timing and nature of tax attributes, and the redemption features. Any adjustments to the redemption value will impact retained income. See Note 8 – Equity, for further detail. Contingencies We accrue for loss contingencies when both (a) information available prior to issuance of the financial statements indicates that it is probable that a liability had been incurred at the date of the financial statements and (b) the amount of loss can reasonably be estimated. When we accrue for loss contingencies and the reasonable estimate of the loss is within a range, we record its best estimate within the range. We disclose an estimated possible loss or a range of loss when it is at least reasonably possible that a loss may have been incurred. Recent Accounting Standards In July of 2013, the Financial Accounting Standards Board (“FASB”) issued amended guidance that resolves the diversity in practice for the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. This new accounting guidance requires the netting of unrecognized tax benefits (“UTBs”) against a deferred tax asset for a loss or other carryforward that would apply in settlement of the uncertain tax positions. Under the new standard, UTBs will be netted against all available same-jurisdiction loss or other tax carryforwards that would be utilized, rather than only against carryforwards that are created by the UTBs. The new standard requires prospective adoption but allows retrospective adoption for all periods presented. We will adopt the FASB’s amended guidance for our annual reporting period beginning January 1, 2014. We do not expect the adoption of the guidance to have a significant impact on our financial position, results of operations or cash flows. In March of 2013, the FASB issued amended guidance that resolves the diversity in practice for the accounting for the cumulative translation adjustment upon derecognition of certain subsidiaries or groups of assets within a foreign entity. The amended guidance requires that when a parent entity ceases to have a controlling financial interest in a subsidiary or group of assets within a foreign entity, the parent is required to release any related cumulative translation adjustment into net income in instances when a sale or transfer results in the complete or substantially complete liquida-tion of the foreign entity in which the subsidiary or group of assets had resided. Additionally, the amended guidance clarifies that the sale of an investment in a foreign entity includes both (1) events that result in the loss of a controlling financial interest in a foreign entity and (2) events that result in an acquirer obtaining control of an acquiree in which it held an equity interest immediately before the acquisition date. In these instances, an entity is required to release the cumulative translation adjustment into net income. We will adopt the FASB’s amended guidance during the three months ended March 31, 2014. We do not expect the adoption of the guidance to have a significant impact on our financial position, results of operations or cash flows. In February of 2013, the FASB issued amended guidance expanding the disclosure requirements for amounts reclassified out of accumulated other comprehensive income. The amend-ments require an entity to present, either on the face of the statement where net income is presented or in the notes to its financial statements, details of significant items reclassified in their entirety out of accumulated other comprehensive income and identification of the respective line items effecting net income for instances when reclassification is required under U.S. GAAP. For other amounts that are not required under U.S. GAAP to be reclas-sified in their entirety to net income in the same reporting period, an entity will be required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements. However, the amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by type. The amendments were effective on January 1, 2013 and have been incorporated into our Form 10-K. Adoption of this guidance did not have a significant impact on our financial position, results of operations or cash flows. Reclassification Certain prior year amounts have been reclassified for comparability purposes. 2. Acquisitions and Divestitures Acquisitions 2013 For the year ended December 31, 2013, we paid cash for acquisitions, net of cash acquired, totaling $273 million. None of our acquisitions were material either individually or in the aggregate, including the pro forma impact on earnings. All acquisitions were funded with cash flows from operations. Acquisitions completed during the year ended December 31, 2013 by segment included: S&P DJ Indices In December 2013 we purchased the intellectual property rights to a range of commodities indices developed by Goldman Sachs as well as a limited-use license to promote the commodities indices using the Goldman Sachs Commodity Index trade marks. The commodities indices provide us with a leading benchmark that measures general price movements and inflation in the world economy. We accounted for the acquisition of the intellectual property on a cost basis. S&P Ratings In June of 2013 we made a voluntary open offer to purchase up to an additional 22.23% of the total equity shares outstanding in CRISIL Limited (“CRISIL”), our majority owned Indian credit rating agency within our S&P Ratings segment. In August of 2013, at the conclusion of the tender offer period, we acquired approxi-mately 11 million equity shares representing 15.07% of CRISIL’s total outstanding equity shares for $214 million, increasing our ownership percentage in CRISIL to 67.84% from 52.77%. McGraw Hill Financial 2013 Annual Report

43 Following CRISIL’s acquisition of Coalition Development Ltd. (“Coalition”) that occurred in July of 2012, we made a contingent purchase price payment in 2013 for $12 million that has been reflected in the consolidated statement of cash flows as a financing activity. 2012 For the year ended December 31, 2012, we paid cash for acqui-sitions, net of cash acquired, totaling $177 million. None of our acquisitions were material either individually or in the aggregate, including the pro forma impact on earnings. All acquisitions were funded with cash flows from operations. Acquisitions completed during the year ended December 31, 2012 by segment included: S&P DJ Indices On June 29, 2012, we closed our transaction with CME Group, Inc. (“CME Group”) and CME Group Index Services LLC (“CGIS”), a joint venture between CME Group and Dow Jones & Company, Inc., to form a new company, S&P Dow Jones Indices LLC. See below for further detail related to this transaction. S&P Capital IQ On June 29, 2012, we acquired Credit Market Analysis Limited (“CMA”) from the CME Group. CMA provides independent data concerning the over-the-counter markets. CMA’s data and technology will enhance our capability to provide pricing and related over-the-counter information. On April 3, 2012, we completed the acquisition of QuantHouse, an independent global provider of end-to-end systematic low-latency market data solutions. The acquisition allows us to offer real-time monitors, derived data sets and analytics as well as the ability to package and resell this data as part of a core solution. On February 8, 2012, we completed the acquisition of R² Tech-nologies (“R²”). R² provides advanced risk and scenario-based analytics to traders, portfolio and risk managers for pricing, hedging and capital management across asset classes. Our acquisitions during 2012 were accounted for using the purchase method. Under the purchase method, the excess of the purchase price over the fair value of the net assets acquired is allocated to goodwill and other intangibles. Intangible assets recorded for all transactions are amortized using the straight-line method for periods not exceeding 20 years. None of the goodwill acquired from our acquisitions during 2012 will be deductible for tax purposes. Acquisition of Dow Jones Index Business We own 73% and CME Group and CGIS collectively own 27% of S&P Dow Jones LLC. In exchange for their 27% minority interest, CME Group and CGIS contributed their Dow Jones Index (“DJI”) business; in exchange for our 73% and controlling interest, we contributed our Standard & Poor’s Index (“S&P Index”) busi-ness. The DJI business focuses on the development of financial benchmarks used by licensees to create exchange-traded funds, option contracts and futures contracts traded on exchanges as well as used as a metric to evaluate economic performance. The combination of these businesses creates the world’s premier provider of financial market indices; we expect to increase revenue through international and asset-class expansion, new product development, enhanced market data offerings and increased cross-selling opportunities. The pro forma impact on revenue and earnings from our joint venture with the DJI busi-ness was not material to our consolidated results for the year ended December 31, 2012. The terms of the operating agreement of S&P Dow Jones Indices LLC contain redemption features whereby interests held by minority partners are redeemable. See Note 8 – Equity for further discussion. Acquisition-Related Expenses During the year ended December 31, 2012, we incurred $15 million of acquisition-related costs related to the formation of S&P Dow Jones Indices LLC. These expenses are included in selling and general expenses in our consolidated statement of income. C&C On November 1, 2012, we completed the acquisition of Kingsman SA (“Kingsman”), a privately-held, Switzerland-based provider of price information and analytics for the global sugar and biofuels markets. The acquisition of Kingsman will expand our presence in sugar and biofuels information markets and has the potential to provide growth in the global agricultural information markets. S&P Ratings On July 4, 2012, CRISIL, our majority owned Indian credit rating agency, completed the acquisition of Coalition Development Ltd. (“Coalition”), a privately-held U.K. analytics company, and its subsidiaries. Coalition provides high-end analytics to leading global investment banks and other financial services firms. Coalition has been integrated into CRISIL’s Global Research & Analytics business. Allocation of Purchase Price Because we consolidate S&P Dow Jones Indices LLC, we have applied the purchase method of accounting to the S&P Dow Jones Indices LLC contributed business. DJI’s results of opera-tions have been included in our consolidated results of opera-tions subsequent to June 29, 2012 (the “Acquisition Date”). The fair value of the DJI business acquired of $792 million was estimated by applying a market approach and an income approach. This fair value measurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement. The fair value estimates of the proportionate shares of the contributed businesses are based on, but not limited to, future expected cash flows, appropriate discount rates ranging from 10% to 11%, long term growth rates of 2.5% to 3.5%, assumed financial multiples of companies deemed to be similar to the DJI, and market rate assumptions for contractual obligations. S&P Index continues to be recorded at its historical or carry-over basis. McGraw Hill Financial 2013 Annual Report

44 At the Acquisition Date, our noncontrolling interest has been recorded at the fair value of DJI we acquired plus the proportionate interest of the S&P Index business at our carry-over basis. As of June 30, 2012, we recorded a redeemable noncontrolling interest in our consolidated financial statements (see Note 8 – Equity for further discussion) at the preliminary fair value of 27% of S&P Dow Jones Indices LLC or $792 million due to the redemption provisions described above, representing CME Group’s and CGIS’ interest in S&P Dow Jones Indices LLC. The tables below present the consideration transferred and the allocation of purchase price to the assets and liabilities of the DJI business acquired as a result of the transaction. Consideration Transferred (in millions) Fair value of 27% of S&P Index $571 Fair value of redeemable noncontrolling interest associated with net assets acquired 221 Total $792 Purchase Price Allocation (in millions) Current assets $79 Intangible assets: Indefinite-lived intangibles 470 Customer relationships 110 Other intangibles 33 Goodwill 111 Current liabilities (11) Total net assets $792 The intangible assets, excluding goodwill and indefinite-lived intangibles, will be amortized over their anticipated useful lives of between 5 and 20 years. Income Taxes We are responsible for the tax matters for S&P Dow Jones Indices LLC, including the filing of returns and the administra-tion of any proceedings with taxing authorities. For U.S. federal income tax purposes, S&P Dow Jones Indices LLC is treated as a partnership. The income of S&P Dow Jones Indices LLC flows through and is subject to tax at the partners’ level. However S&P Dow Jones Indices LLC incurs current and deferred income taxes in a limited number of states and localities and its foreign subsidiaries incur immaterial current and deferred foreign income taxes. We recognized $216 million of non-current deferred tax liabilities in connection with CME Group and CGIS acquiring an indirect noncontrolling interest in the S&P Index business in exchange for our acquisition of a portion of our interest in the DJI business. Because we maintained control of the S&P Index business, the excess of fair value received over historical carrying value and the related tax impact were recorded in additional paid-in capital. Goodwill and Identifiable Intangibles Goodwill consists primarily of intangible assets that do not qualify for separate recognition, including assembled workforce, noncontractual relationships and agreements. The goodwill is not expected to be deductible for tax purposes. 2011 For the year ended December 31, 2011, we completed acquisitions totaling $194 million. None of our acquisitions were material either individually or in the aggregate, including the pro forma impact on earnings. All acquisitions were funded with cash flows from opera-tions. Acquisitions completed during the year ended December 31, 2011 included: On July 1, 2011, we acquired the issued and outstanding shares of Steel Business Briefing Group (the “SBB Group”), a privately held U.K. company and leading provider of news, pricing and analytics to the global steel market. The SBB Group provides subscription-based, electronic products to the steel industry and its participants through two principal businesses, Steel Business Briefing and The Steel Index. The SBB Group is included within Platts, part of our C&C segment. In connection with the preliminary purchase price allocation, estimates of the fair values of long-lived and intangible assets have been determined utilizing currently available information and are subject to finalization. On January 3, 2011, we acquired all of the issued and outstanding membership interest units of Bentek Energy LLC (“Bentek”), which is included as part of our C&C segment. Bentek offers its customers a comprehensive portfolio of data, information and analytics products in the natural gas and liquids sector. The primary purpose of the acquisition was to acquire Bentek’s knowledge, skill and expertise in gathering high-quality detailed data and their ability to identify key rela-tionships within the data critical to industry participants. Our acquisitions of the SBB Group and Bentek were accounted for using the purchase method. Under the purchase method, the excess of the purchase price over the fair value of the net assets acquired is allocated to goodwill and other intangibles. Intan-gible assets recorded for all transactions are amortized using the straight-line method for periods not exceeding 12 years. The goodwill acquired from the Bentek acquisition will be deductible for tax purposes; the goodwill acquired from the SBB Group acquisition will not be deductible for tax purposes. Non-cash investing activities Liabilities assumed in conjunction with the acquisition of businesses are as follows: years ended December 31, (in millions) 2013 2012 2011 Fair value of assets acquired $— $1,071 $214 Fair value of consideration transferred for DJI business — 792 — Cash paid (net of cash acquired) — 177 194 Liabilities assumed 1 $— $102 $20 1 2013 acquisitions did not result in any liabilities assumed. McGraw Hill Financial 2013 Annual Report

45 Divestitures - Continuing Operations During the year ended December 31, 2013, we completed the following dispositions that resulted in a net pre-tax gain of $24 million, which was included in other loss (income) in the consolidated statement of income: On September 30, 2013, we completed the sale of Financial Communications, which was part of our S&P Capital IQ segment. On August 27, 2013, CRISIL sold its 49% equity interest in India Index Services & Products Ltd. This investment was held within our S&P Ratings segment. On August 1, 2013, we completed the sale Aviation Week within our C&C segment to Penton, a privately held business information company. Additionally, S&P Capital IQ closed several of their non-core businesses during 2013. We did not complete any dispositions during the year ended December 31, 2012. During the year ended December 31, 2011, we recorded a pre-tax gain of $13 million within other loss (income) in the consolidated statement of income related to the sale of our interest in the LinkedIn Corporation as part of their initial public offering. This investment was held within our C&C segment. Discontinued Operations On March 22, 2013, we completed the sale of MHE to investment funds affiliated with Apollo Global Management, LLC for a purchase price of $2.4 billion in cash. We recorded an after-tax gain on the sale of $589 million , which is included in discontinued operations, net in the consolidated statement of income for the year ended December 31, 2013. We have used a portion of the after-tax proceeds from the sale to pay down short-term debt, for the special dividend paid in 2012, and to continue share repurchases. We intend to continue to use a portion of the after-tax proceeds to make selective acquisitions and investments. In addition to the sale of MHE, our discontinued operations for the year ended December 31, 2011 also include the Broadcasting Group as we entered into a definitive agreement on October 3, 2011 with The E.W. Scripps Company to sell the Broadcasting Group. The sale was completed on December 30, 2011, when we received net proceeds of approximately $216 million. As a result of the sale, we recognized a pre-tax gain of $123 million, which was included in discontinued operations, net. For the year ended December 31, 2011 and prior periods presented, we reported our Broadcasting Group, previously included in our C&C segment, as a discontinued operation. The key components of income from discontinued operations consist of the following: years ended December 31, (in millions) 2013 2012 2011 Revenue $268 $2,062 $2,382 Expenses 310 2,287 2,035 Operating (loss) income (42) (225) 347 Interest expense (income), net 2 (2) (3) (Loss) income before taxes on (loss) income (44) (223) 350 (Benefit) provision for taxes on (loss) income (18) 11 116 (Loss) income from discontinued operations, net of tax (26) (234) 234 Pre-tax gain on sale from discontinued operations 888 — 122 Provision for taxes on gain on sale 299 — 48 Gain on sale of discontinued operations, net of tax 589 — 74 Discontinued operations, net 563 (234) 308 Less: net (loss) income attributable to noncontrolling interests (1) 5 4 Income (loss) from discontinued operations attributable to McGraw Hill Financial, Inc. common shareholders $564 $(239) $304 Results from discontinued operations for the year ended December 31, 2013 included the after-tax gain on sale of MHE of $589 million. Results from discontinued operations for the year ended December 31, 2012 included several non-recurring items: Intangible asset impairments of $497 million that consisted of goodwill, prepublication and inventory assets at MHE’s School Education Group (“SEG”). As a result of the offer we received from Apollo Global Management, LLC in the fourth quarter of 2012, we performed a goodwill impairment review at MHE, which resulted in a full impairment of goodwill of $478 million at SEG. An impairment charge of $19 million was recorded on certain prepublication and inventory assets as targeted school programs were shut down. Restructuring charges of $39 million consisting primarily of employee severance costs related to a workforce reduction of approximately 530 positions. Direct transaction costs of $17 million for legal and professional fees related to the sale of MHE. A charge related to a lease commitment of $3 million. These charges were partially offset by a vacation accrual reversal of $17 million related to a change in our vacation policy. McGraw Hill Financial 2013 Annual Report

46 Results from discontinued operations for the year ended December 31, 2011 included the after-tax gain on sale of the Broadcasting Group of $123 million. The components of assets and liabilities classified as held for sale in the consolidated balance sheet consist of the following: (in millions) December 31, 2012 Accounts receivable, net $333 Property and equipment, net 122 Goodwill 469 Other intangible assets, net 156 Inventories, net 235 Prepublication costs 304 Other assets 321 Assets held for sale $1,940 Accounts payable and accrued expenses $123 Unearned revenue 192 Other liabilities 349 Liabilities held for sale $664 3. Goodwill and Other Intangible Assets Goodwill Goodwill represents the excess of purchase price and related costs over the value assigned to the net tangible and identifiable intangible assets of businesses acquired. The change in the carrying amount of goodwill by segment is shown below: s&P S&P S&P (in millions) ratings Capital IQ DJ Indices c&C total Balance as of December 31, 2011 $197 $238 $223 $446 $1,104 Acquisitions 29 164 111 21 325 Transfers/reorganizations (95) 53 45 — 3 Other (primarily Fx) (1) 2 1 4 6 Balance as of December 31, 2012 130 457 380 471 1,438 Dispositions — (3) (4) (29) (36) Other (primarily Fx) (5) 15 — — 10 Balance as of December 31, 2013 $125 $469 $376 $442 $1,412 Goodwill additions and dispositions in the table above relate to transactions discussed in Note 2 – Acquisitions and Divestitures. Other Intangible Assets Other intangible assets include both indefinite-lived assets not subject to amortization and definite-lived assets subject to amortization. We have indefinite-lived assets with a carrying value of $634 million as of both December 31, 2013 and 2012 that consist of: $380 million and $90 million, for Dow Jones Indices intellectual property and the Dow Jones tradename, respectively, that we recorded as part of the transaction to form S&P Dow Jones Indices LLC in 2012 further described in Note 2 – Acquisitions and Divestitures, and $164 million within our C&C segment for the J.D. Power and Associates tradename. McGraw Hill Financial 2013 Annual Report

47 The following table summarizes our definite-lived intangible assets: (in millions) Databases and customer other Cost software Content relationships Tradenames intangibles total Balance as of December 31, 2011 $109 $139 $115 $45 $62 $470 Acquisitions 17 — 110 1 108 236 Other (primarily Fx) — — — (1) 1 — Balance as of December 31, 2012 126 139 225 45 171 706 Acquisitions — — — — 44 44 Dispositions (9) — — — (13) (22) Impairment 1 — — — — (26) (26) Other (primarily Fx) (2) — — — (6) (8) Balance as of December 31, 2013 $115 $139 $225 $45 $170 $694 Accumulated amortization Balance as of December 31, 2011 $70 $17 $43 $27 $50 $207 Current year amortization 10 14 11 3 10 48 Other (primarily Fx) — — 1 — 3 4 Balance as of December 31, 2012 80 31 55 30 63 259 Current year amortization 9 14 11 2 15 51 Dispositions (6) — — — (9) (15) Other (Primarily Fx) — — 1 — (1) — Balance as of December 31, 2013 $83 $45 $67 $32 $68 $295 Net definite-lived intangibles: December 31, 2012 $46 $108 $170 $15 $108 $447 December 31, 2013 $32 $94 $158 $13 $102 $399 1 We incurred a $26 million non-cash impairment charge associated with an intangible asset acquired through the formation of our S&P Dow Jones Indices LLC joint venture. Definite-lived intangible assets are being amortized on a straight-line basis over periods of up to 40 years. The weighted-average life of the intangible assets as of December 31, 2013 is approximately 9 years. Amortization expense for the years ended December 31, 2013, 2012 and 2011, and the projected amortization expense for intangible assets over the next 5 years for the years ended December 31, assuming no further acquisitions or dispositions, is as follows: amortization Expected amortization (in millions) expense expense 2011 $33 2012 48 2013 51 2014 $47 2015 45 2016 45 2017 42 2018 36 4. Taxes on Income Income before taxes on income resulted from domestic and foreign operations as follows: years ended December 31, (in millions) 2013 2012 2011 Domestic operations $868 $841 $700 Foreign operations 478 289 300 Total continuing income before taxes $1,346 $1,130 $1,000 The provision/(benefit) for taxes on income consists of the following: years ended December 31, (in millions) 2013 2012 2011 Federal: Current $209 $194 $238 Deferred 51 74 (6) Total federal 260 268 232 Foreign: Current 152 91 93 Deferred (19) (9) 13 Total foreign 133 82 106 State and local: Current 40 40 36 Deferred 10 14 — Total state and local 50 54 36 Total provision for taxes for continuing operations 443 404 374 Provision for discontinued operations 281 11 164 Total provision for taxes $724 $415 $538 McGraw Hill Financial 2013 Annual Report

48 A reconciliation of the U.S. federal statutory income tax rate to our effective income tax rate for financial reporting purposes is as follows: years ended December 31, 2013 2012 2011 U.S. federal statutory income tax rate 35.0% 35.0% 35.0% State and local income taxes 2.8 3.6 2.4 Foreign operations (3.7) (2.6) (3.0) S&P Dow Jones Indices LLC joint venture (1.9) (1.1) — Other, net 0.7 0.9 3.0 Effective income tax rate for continuing operations 32.9% 35.8% 37.4% The principal temporary differences between the accounting for income and expenses for financial reporting and income tax purposes are as follows: December 31, (in millions) 2013 2012 Deferred tax assets: Postretirement benefits $32 $201 Employee compensation 72 123 Accrued expenses 142 105 Unearned revenue 55 60 Allowance for doubtful accounts 15 17 Loss carryforwards 28 25 Other 10 — Total deferred tax assets 354 531 Deferred tax liabilities: Goodwill and intangible assets 1 (379) (379) Fixed assets (55) (54) Other — (1) Total deferred tax liabilities (434) (434) Net deferred income tax (liability) asset before valuation allowance (80) 97 Valuation allowance (5) (7) Net deferred income tax (liability) asset $(85) $90 Reported as: Current deferred tax assets $108 $117 Current deferred tax liabilities (10) (7) Non-current deferred tax assets 22 36 Non-current deferred tax liabilities (205) (56) Net deferred income tax (liability) asset $(85) $90 1 See Note 2 – Acquisitions and Divestitures for further discussion regarding the impact related to the S&P Dow Jones Indices LLC. We record valuation allowances against deferred income tax assets when we determine that it is more likely than not based upon all the available evidence that such deferred income tax assets will not be realized. The valuation allowance is primarily related to operating losses. We have not recorded deferred income taxes applicable to undistrib-uted earnings of foreign subsidiaries that are indefinitely reinvested in foreign operations. Undistributed earnings that are indefinitely reinvested in foreign operations amounted to $930 million at December 31, 2013. Quantification of the deferred tax liability, if any, associated with indefinitely reinvested earnings is not practicable. We made net income tax payments for continuing and discontinued operations totaling $787 million in 2013, $243 million in 2012, and $452 million in 2011. As of December 31, 2013, we had net operating loss carryforwards of $165 million, some of which will expire over varying periods. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows: years ended December 31, (in millions) 2013 2012 2011 Balance at beginning of year $74 $58 $53 Additions based on tax positions related to the current year 27 14 12 Additions for tax positions of prior years 10 3 3 Reduction for tax positions of prior years (9) (1) (10) Reduction for settlements (20) — — Balance at end of year $82 $74 $58 The total amount of federal, state and local, and foreign unrecognized tax benefits as of December 31, 2013 and 2012 was $82 million and $74 million, respectively, exclusive of interest and penalties. The increase of $28 million in 2013 (excluding settlements) is the amount of unrecognized tax benefits that unfavorably impacted tax expense for continuing and discontinued operations. The unfavorable impact to the tax provision was partially offset by the resolution of tax audits in multiple jurisdictions. We recognize accrued interest and penalties related to unrecognized tax benefits in interest expense and operating-related expense, respectively. In addition to the unrecognized tax benefits, as of December 31, 2013 and 2012, we had $19 million and $14 million, respectively, of accrued interest and penalties associated with uncertain tax positions. During 2013, we made a U.S. federal income tax payment in settlement of an issue related to tax years 2007 through 2010 and also effectively completed the audit for 2011. However, even though we have effectively completed the U.S. federal tax audit for 2011, it remained open pending an unresolved issue. Also during 2013, we completed various state and foreign tax audits and, with few exceptions, we are no longer subject to federal, state and local, or non-U.S. income tax examinations by tax authorities for the years before 2005. During 2011 and 2012, we completed various state and foreign tax audits. The impact to tax expense in 2013, 2012 and 2011 was not material. We file income tax returns in the U.S. federal jurisdiction, various states, and foreign jurisdictions, and we are routinely under audit by many different tax authorities. We believe that our accrual for tax liabilities is adequate for all open audit years based on an assess-ment of many factors including past experience and interpretations of tax law. This assessment relies on estimates and assumptions and may involve a series of complex judgments about future events. It is possible that tax examinations will be settled prior to December 31, 2014. If any of these tax audit settlements do occur within that period, we would make any necessary adjustments to the accrual for unrecognized tax benefits. Until formal resolutions are reached between us and the tax authorities, the determination of a possible audit settlement range with respect to the impact on unrecognized McGraw Hill Financial 2013 Annual Report

49 tax benefits is not practicable. On the basis of present information, it is our opinion that any assessments resulting from the current audits will not have a material effect on our consolidated financial statements. Although the timing of income tax audit resolution and negotiations with taxing authorities are highly uncertain, we do not anticipate a significant change to the total amount of unrecognized income tax benefits within the next twelve months. 5. Debt A summary of short-term and long-term debt outstanding is as follows: December 31, (in millions) 2013 2012 5.9% Senior Notes, due 2017 1 $400 $400 6.55% Senior Notes, due 2037 2 399 399 Commercial paper — 457 Total debt 799 1,256 Less: short-term debt including current maturities — 457 Long-term debt $799 $799 1 Interest payments are due semiannually on April 15 and October 15, and as of December 31, 2013, the unamortized debt discount is less than $1 million. 2 Interest payments are due semiannually on May 15 and November 15, and as of December 31, 2013, the unamortized debt discount is approximately $1 million. Annual long-term debt maturities are scheduled as follows based on book values as of December 31, 2013: no amounts due from 2014 – 2016, approximately $400 million due in 2017 and approximately $399 million due thereafter. Currently, we have the ability to borrow a total of $1.0 billion through our commercial paper program, which is supported by our credit facility described below. As of December 31, 2013, there were no commercial paper borrowings outstanding. In connection with the December 2012 special dividend in the amount of $2.50 per share on our common stock, we utilized our commercial paper program and as a result, commercial paper borrowings outstanding as of December 31, 2012 totaled $457 million with an average interest rate and term of 0.48% and 28 days. On June 19, 2013, we entered into a $1.0 billion four-year credit agreement (our “credit facility”) that will terminate on June 19, 2017. This credit facility replaced our $1.2 billion three-year credit facility that was scheduled to terminate on July 30, 2013. The previous credit facility was canceled immediately after the new credit facility became effective. There were no outstanding borrowings under the previous credit facility when it was replaced. We pay a commitment fee of 20 to 45 basis points for our credit facility, depending on our indebtedness to cash flow ratio, whether or not amounts have been borrowed and currently pay a commit-ment fee of 25 basis points. The interest rate on borrowings under our credit facility is, at our option, calculated using rates that are primarily based on either the prevailing London Inter-Bank Offer Rate, the prime rate determined by the administrative agent or the Federal funds rate. For certain borrowings under this credit facility there is also a spread based on our indebtness to cash flow ratio added to the applicable rate. Our credit facility contains certain covenants. The only financial covenant requires that our indebtedness to cash flow ratio, as defined in our credit facility, is not greater than 3.25 to 1, and this covenant has never been exceeded. On February 7, 2013, Fitch Ratings downgraded our credit rating to BBB+ from A- and placed our ratings on Rating Watch Negative. There has been no change to our short-term / commercial paper rating of F2 from Fitch Ratings. On February 14, 2013, Moody’s Investors Service downgraded our credit rating from A3 to Baa2 with negative outlook. In March 2013, upon the completion of the sale of McGraw-Hill Education, Moody’s withdrew our credit ratings (due to Moody’s own business reasons). 6. Employee Benefits We maintain a number of active defined contribution retirement plans for our employees. The majority of our defined benefit plans are frozen. As a result, no new employees will be permitted to enter these plans and no additional benefits for current participants in the frozen plans will be accrued. We also have supplemental benefit plans that provide senior management with supplemental retirement, disability and death benefits. Certain supplemental retirement benefits are based on final monthly earnings. In addition, we sponsor voluntary 401(k) plans under which we may match employee contributions up to certain levels of compensation as well as profit-sharing plans under which we contribute a percentage of eligible employees’ compensation to the employees’ accounts. We also provide certain medical, dental and life insurance benefits for active and retired employees and eligible dependents. The medical and dental plans and supplemental life insurance plan are contributory, while the basic life insurance plan is noncontributory. We currently do not prefund any of these plans. We recognize the funded status of our retirement and postre-tirement plans in the consolidated balance sheets, with a corresponding adjustment to accumulated other comprehensive income, net of taxes. The amounts in accumulated other comprehensive income represent net unrecognized actuarial losses and unrecognized prior service costs. These amounts will be subsequently recognized as net periodic pension cost pursuant to our accounting policy for amortizing such amounts. As part of the sale of MHE, described further in Note 2 – Acquisitions and Divestitures, we retained the benefit obligations and plan assets related to MHE, however, the benefit cost for periods presented is bifurcated between continuing and discontinued operations. McGraw Hill Financial 2013 Annual Report

50 Benefit Obligation A summary of the benefit obligation and the fair value of plan assets, as well as the funded status for the retirement and postretirement plans as of December 31, is as follows (benefits paid in the table below include only those amounts contributed directly to or paid directly from plan assets): retirement Plans postretirement Plans (in millions) 2013 2012 2013 2012 Net benefit obligation at beginning of year $2,171 $1,834 $129 $129 Service cost 10 24 2 3 Interest cost 91 93 5 5 Plan participants’ contributions — 1 4 5 Actuarial (gain) loss (178) 287 (13) 3 Gross benefits paid (77) (71) (13) (17) Foreign currency effect 8 11 — — Curtailment 1 (26) — (11) — Other adjustments 5 (8) — 1 Net benefit obligation at end of year 2,004 2,171 103 129 Fair value of plan assets at beginning of year 1,851 1,505 — — Actual return on plan assets 281 212 — — Employer contributions 27 193 9 12 Plan participants’ contributions — 1 4 5 Gross benefits paid (77) (71) (13) (17) Foreign currency effect 6 11 — — Fair value of plan assets at end of year 2,088 1,851 — — Funded status $84 $(320) $(103) $(129) Amounts recognized in consolidated balance sheets: Non-current assets $261 $98 $— $— Current liabilities (7) (7) (9) (11) Non-current liabilities (170) (411) (94) (118) $84 $(320) $(103) $(129) Accumulated benefit obligation $2,004 $2,093 Plans with accumulated benefit obligation in excess of the fair value of plan assets: Projected benefit obligation $176 $1,773 Accumulated benefit obligation $158 $1,756 Fair value of plan assets $— $1,356 Amounts recognized in accumulated other comprehensive loss, net of tax: Net actuarial loss (gain) $227 $455 $(11) $(3) Prior service credit 1 (4) (1) (1) Total recognized $228 $451 $(12) $(4) 1 The curtailment gain for our retirement plans relates to a freeze of pension accruals for MHE employees as well as all remaining active employees in the United Kingdom (“U.K.”). The curtailment gain for our postretirement plans relates to the sale of MHE on March 22, 2013. The actuarial loss included in accumulated other comprehensive loss for our retirement plans and expected to be recognized in net periodic pension cost during the year ending December 31, 2014 is $7 million. There is no prior service credit included in accumulated other comprehensive loss for our retirement plans expected to be recognized in net periodic benefit cost during the year ending December 31, 2014. There are immaterial amounts of prior service credit and actuarial loss included in accumulated other comprehensive loss for our postretirement plans expected to be recognized in net periodic benefit cost during the year ending December 31, 2014. McGraw Hill Financial 2013 Annual Report

51 Net Periodic Cost For purposes of determining annual pension cost, prior service costs are being amortized straight-line over the average remaining service period of employees expected to receive benefits. A summary of net periodic benefit cost for our retirement and postretirement plans for the years ended December 31, is as follows: retirement Plans postretirement Plans (in millions) 2013 2012 2011 2013 2012 2011 Service cost $10 $24 $67 $2 $3 $3 Interest cost 91 93 99 5 5 6 Expected return on assets (129) (124) (127) — — — Amortization of: Actuarial loss 26 32 31 — — — Prior service credit 5 (1) — (1) (1) (1) Curtailment 1 (8) — — (12) — — Net periodic benefit cost $(5) $24 $70 $(6) $7 $8 1 The curtailment gain for our retirement plans relates to a freeze of pension accruals for MHE employees as well as all remaining active employees in the United Kingdom (“U.K.”). The curtailment gain for our postretirement plans relates to the sale of MHE on March 22, 2013. Our U.K. retirement plan accounted for a benefit of $10 million in 2013, including the $8 million curtailment gain discussed above, and $3 million in 2012 and 2011 of the net periodic benefit cost attributable to the funded plans. Other changes in plan assets and benefit obligations recognized in other comprehensive income, net of tax for the years ended December 31, are as follows: retirement Plans postretirement Plans (in millions) 2013 2012 2011 2013 2012 2011 Net actuarial (gain) loss $(213) $116 $65 $(8) $2 $(12) Recognized actuarial gain (15) (20) (18) — — — Prior service credit 5 2 — — 1 1 Total recognized $(223) $98 $47 $(8) $3 $(11) The total cost for our retirement plans was $96 million for 2013, $129 million for 2012 and $175 million for 2011. Included in the total retirement plans cost are defined contribution plans cost of $75 million for 2013, $86 million for 2012 and $88 million 2011. Assumptions retirement Plans postretirement Plans 2013 2012 2011 2013 2012 2011 Benefit obligation: 1 Discount rate 5.0% 4.1% 5.1% 4.20% 3.45% 4.45% Compensation increase factor N/A N/A 4.5% Net periodic cost: Weighted-average healthcare cost rate 2 7.0% 7.5% 8.0% Discount rate - U.S. plan 3 4.1% 5.1% 5.4% 3.45% 4.45% 4.65% Discount rate - U.K. plan 3 4.8% 5.1% 5.5% Compensation increase factor - U.S. plan N/A 4.5% 4.5% Compensation increase factor - U.K. plan 5.75% 5.85% 6.25% Return on assets 4 7.25% 7.75% 8.0% 1 These assumptions for the retirement plans relate to our U.S. ERP and a compensation increase factor is no longer applicable because there are no further salary increases as the U.S. ERP was frozen in April 2012. 2 The assumed weighted-average healthcare cost trend rate will decrease ratably from 7% in 2013 to 5% in 2020 and remain at that level thereafter. Assumed healthcare cost trends have an effect on the amounts reported for the healthcare plans. A one percentage point change in assumed healthcare cost trend creates the following effects: (in millions) 1% point increase 1% point decrease Effect on postretirement obligation $4 $(4) 3 Effective January 1, 2014, we changed our discount rate assumption on our U.S. retirement plans to 5.0% from 4.1% in 2013 and changed our discount rate assumption on our U.K. plan to 4.5% from 4.8% in 2013. 4 The expected return on assets assumption is calculated based on the plan’s asset allocation strategy and projected market returns over the long-term. Effective January 1, 2014, we changed our return on assets assumption to 7.125% from 7.25% for the U.S. plan in 2013 and to 6.75% from 7.25% for the U.K. plan in 2013. McGraw Hill Financial 2013 Annual Report

52 Cash Flows In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act”) was enacted. The Act estab-lished a prescription drug benefit under Medicare, known as “Medicare Part D”, and a federal subsidy to sponsors of retiree healthcare benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. Our benefits provided to certain participants are at least actuarially equivalent to Medicare Part D, and, accordingly, we are entitled to a subsidy. Expected employer contributions in 2014 are $23 million for our retirement plans and $10 million for our postretirement plans. In 2014, we may elect to make additional non-required contributions depending on investment performance and the pension plan status. Infor-mation about the expected cash flows for our retirement and postretirement plans and the impact of the Medicare subsidy is as follows: postretirement Plans 2 retirement 1 Gross Retiree Medicare (in millions) plans payments contributions subsidy Net payments 2014 $76 $14 $(5) $(1) $8 2015 79 14 (5) (1) 8 2016 84 15 (6) (1) 8 2017 88 15 (6) (1) 8 2018 92 15 (7) (1) 7 2019-2023 512 79 (44) (3) 32 1 Reflects the total benefits expected to be paid from the plans or from our assets including both our share of the benefit cost and the participants’ share of the cost. 2 Reflects the total benefits expected to be paid from our assets. Fair Value of Plan Assets In accordance with authoritative guidance for fair value measurements certain assets and liabilities are required to be recorded at fair value. Fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value hierarchy has been established which requires us to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of inputs used to measure fair value are as follows: Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities. Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The fair value of our defined benefit plans assets as of December 31, 2013 and 2012, by asset class is as follows: December 31, 2013 (in millions) Total Level 1 Level 2 Level 3 Cash and short-term investments, and other $68 $20 $48 $— Equity securities: U.S. indexes 1 514 145 369 — U.S. growth and value 373 325 48 — U.K. 183 101 82 — International, excluding U.K. 227 131 96 — Fixed income securities: Long duration strategy 2 517 — 517 — Intermediate duration securities 11 — 11 — Agency mortgage backed securities 7 — 7 — Asset backed securities 16 — 16 — Non-agency mortgage backed securities 3 45 — 45 — U.K. 4 66 — 66 — International, excluding U.K. 61 — 61 — Total $2,088 $722 $1,366 $— McGraw Hill Financial 2013 Annual Report

53 December 31, 2012 (in millions) total Level 1 Level 2 Level 3 Cash and short-term investments, and other $180 $2 $178 $— Equity securities: U.S. indexes 1 399 119 280 — U.S. growth and value 344 307 37 — U.K. 154 85 69 — International, excluding U.K. 225 137 87 1 Fixed income securities: Long duration strategy 2 370 — 370 — Intermediate duration securities 3 — 3 — Agency mortgage backed securities 13 — 13 — Asset backed securities 10 — 10 — Non-agency mortgage backed securities 3 52 — 52 — U.K. 4 41 — 41 — International, excluding U.K. 43 — 43 — Real estate: U.K.5 17 — — 17 Total $1,851 $650 $1,183 $18 1 Includes securities that are tracked in the following indexes: S&P 500, S&P MidCap 400, S&P MidCap 400 Growth and S&P Smallcap 600. 2 Includes securities that are investment grade obligations of issuers in the U.S. 3 Includes U.S. mortgage-backed securities that are not backed by the U.S. government. 4 Includes securities originated by the government of and other issuers from the U.K. 5 Includes a fund which holds real estate properties in the U.K. For securities that are quoted in active markets, the trustee/ custodian determines fair value by applying securities’ prices obtained from its pricing vendors. For commingled funds that are not actively traded, the trustee applies pricing information provided by investment management firms to the unit quantities of such funds. Investment management firms employ their own pricing vendors to value the securities underlying each commingled fund. Underlying securities that are not actively traded derive their prices from investment managers, which in turn, employ vendors that use pricing models (e.g. discounted cash flow, comparables). The domestic defined benefit plans have no investment in our stock, except through the S&P 500 commingled index fund. The trustee obtains estimated prices from vendors for securities that are not easily quotable and they are categorized accordingly as Level 3. The following tables details further information our plan assets where we have used significant unobservable inputs (Level 3): (in millions) Beginning balance as of December 31, 2012 $18 Capital distributions (18) Ending balance as of December 31, 2013 $— Pension Trusts’ Asset Allocations There are two pension trusts, one in the U.S. and one in the U.K. The U.S. pension trust had assets of $1.7 billion and $1.5 billion as of December 31, 2013 and 2012, respectively, and the target allo-cations in 2014 include 48% domestic equities, 12% international equities, and 40% debt securities and short-term investments. The U.K. pension trust had assets of $399 million and $318 million as of December 31, 2013 and 2012, respectively, and the target allocations in 2014 include 30% equities, 40% diversified growth funds, and 30% fixed income. The pension assets are invested with the goal of producing a combination of capital growth, income, and a liability hedge. The mix of assets is established after consideration of the long-term performance and risk characteristics of asset classes. Investments are selected based on their potential to enhance returns, preserve capital, and reduce overall volatility. Holdings are diversified within each asset class. The portfolios employ a mix of index and actively managed equity strategies by market capitalization, style, geographic regions, and economic sectors. The fixed income strate-gies include U.S. long duration securities, opportunistic fixed income securities, and U.K. debt instruments. The short-term portfolio, whose primary goal is capital preservation for liquidity purposes, is composed of government and government-agency securities, un-invested cash, receivables, and payables. The portfolios do not employ any financial leverage. U.S. Defined Contribution Plans Assets of the defined contribution plans in the U.S. consist primarily of investment options which include actively managed equity, indexed equity, actively managed equity/bond funds, McGraw Hill Financial common stock, stable value, and money market strategies. There is also a self-directed mutual fund investment option. The plans purchased 261,672 and sold 1,182,318 shares of McGraw Hill Financial common stock in 2013 and purchased 620,455 and sold 869,199 shares of McGraw Hill Financial common stock in 2012. The plans held approximately 2.2 million shares of McGraw Hill Financial common stock as of December 31, 2013 and 3.7 million shares as of December 31, 2012, with market values of $172 million and $200 million, respectively. The plans received dividends on McGraw Hill Financial common stock of $3 million during the year ended December 31, 2013 and $13 million during the year ended December 31, 2012. McGraw Hill Financial 2013 Annual Report

54 7. Stock-Based Compensation We issue stock-based incentive awards to our eligible employees and Directors under the 2002 Employee Stock Incentive Plan and a Director Deferred Stock Ownership Plan. 2002 Employee Stock Incentive Plan (the “2002 Plan”) – The 2002 Plan permits the granting of nonqualified stock options, stock appreciation rights, performance stock, restricted stock and other stock-based awards. Director Deferred Stock Ownership Plan – Under this plan, common stock reserved may be credited to deferred stock accounts for eligible Directors. In general, the plan requires that 50% of eligible Directors’ annual compensation plus dividend equivalents be credited to deferred stock accounts. Each Director may also elect to defer all or a portion of the remaining compensation and have an equivalent number of shares credited to the deferred stock account. Recipients under this plan are not required to provide consideration to us other than rendering service. Shares will be delivered as of the date a recipient ceases to be a member of the Board of Directors or within five years thereafter, if so elected. The plan will remain in effect until terminated by the Board of Directors or until no shares of stock remain available under the plan. The number of common shares reserved for issuance are as follows: December 31, (in millions) 2013 2012 Shares available for granting under the 2002 Plan 30.3 26.8 Options outstanding 12.2 18.6 Total shares reserved for issuance 1 42.5 45.4 1 Shares reserved for issuance under the Director Deferred Stock Ownership Plan are not included in the total, but are less than 0.2 million. We issue treasury shares upon exercise of stock options and the issuance of restricted stock and unit awards. To offset the dilutive effect of the exercise of employee stock options, we periodically repurchase shares, see Note 8 – Equity for further discussion. Common shares reserved for issuance in 2012 was impacted by the special dividend announced in the fourth quarter of 2012. In conjunction with the special dividend, the Compensation and Leadership Development Committee of the Board of Directors decided that employees who hold stock options, performance share units and restricted unit awards under the employee stock ownership plans should receive the economic benefit of the special dividend. Therefore, employees’ equity awards have been adjusted to maintain the value of the award prior to the special dividend. Stock-based compensation expense and the corresponding tax benefit are as follows: years ended December 31, (in millions) 2013 2012 2011 Stock option expense $13 $10 $19 Restricted stock and unit awards expense 86 83 58 Total stock-based compensation expense $99 $93 $77 Tax benefit $38 $36 $29 Stock-based compensation of $7 million, $16 million and $19 million is recorded in discontinued operations for the years ended December 31, 2013, 2012 and 2011, respectively, as as result of the sale of MHE described further in Note 2 – Acquisitions and Divestitures. Additionally, stock-based compensation expense for the years ended December 31, 2012 and 2011 include amounts related to employees at the Company’s corporate offices who transferred to MHE of $5 million and $4 million, respectively. Stock Options Stock options may not be granted at a price less than the fair market value of our common stock on the date of grant. Stock options granted in 2013 vest over a three years service period in equal annual installments and have a maximum term of 10 years. Stock option compensation costs for 2013 grants are recognized from the date of grant, utilizing a three-year graded vesting method. Under this method, one third of the costs are ratably recognized over the first twelve months, one third of the costs are ratably recognized over a twenty-four month period starting from the date of grant with the remaining costs ratably recognized over a thirty-six month period starting from the date of grant. Stock options granted in 2011 and prior years vest over a two years service period in equal annual installments and have a maximum term of 10 years. Stock option compensation costs for 2011 and prior year grants are recognized from the date of grant, utilizing a two-year graded vesting method. Under this method, fifty percent of the costs are ratably recognized over the first twelve months with the remaining costs ratably recognized over a twenty-four month period starting from the date of grant. We use a lattice-based option-pricing model to estimate the fair value of options granted. The following assumptions were used in valuing the options granted (in 2012, stock options were not granted as part of employees’ total stock-based incentive awards): years ended December 31, 2013 2012 2011 Risk-free average interest rate 0.1 - 2.9% N/A 0.2 - 3.5% Dividend yield 2.09 - 2.07% N/A 2.5 - 3.0% Volatility 29 - 45% N/A 21 - 51% Expected life (years) 6.1 - 6.2 N/A 6.1 - 6.2 Weighted-average grant-date fair value per option $14.46 N/A $10.61 McGraw Hill Financial 2013 Annual Report

55 Because lattice-based option-pricing models incorporate ranges the U.S. Treasury yield at the date of grant. We use the historical of assumptions, those ranges are disclosed. These assumptions volatility of our stock price over the expected term of the options are based on multiple factors, including historical exercise to estimate the expected volatility. The expected term of options patterns, post-vesting termination rates, expected future granted is derived from the output of the lattice model and exercise patterns and the expected volatility of our stock price. represents the period of time that options granted are expected The risk-free interest rate is the imputed forward rate based on to be outstanding. Stock option activity is as follows: weighted-average weighted average remaining years of Aggregate (in millions, except per award amounts) shares exercise price contractual term intrinsic value Options outstanding as of December 31, 2012 18.6 $39.58 Granted 1.4 $51.69 Exercised (7.4) $37.78 Canceled, forfeited and expired (0.4) $50.33 Options outstanding as of December 31, 2013 12.2 $41.78 4.3 $445 Options exercisable as of December 31, 2013 10.9 $40.55 3.7 $409 weighted average grant-date (in millions, except per award amounts) shares fair value Nonvested options outstanding as of December 31, 2012 1.1 $10.61 Granted 1.4 $14.46 Vested (1.2) $10.61 Nonvested options outstanding as of December 31, 2013 1.3 $14.46 Total unrecognized compensation expense related to nonvested options $9 Weighted-average years to be recognized over 2.3 The total fair value of our stock options that vested during the years ended December 31, 2013, 2012 and 2011 was $12 million, $21 million and $18 million, respectively. In 2012, stock options were not granted as part of employees’ total stock-based incentive awards which contributed to the decrease in the fair value of our stock options that vested during the year ended December 31, 2013. We receive a tax deduction for certain stock option exercises Restricted Stock and Unit Awards during the period in which the options are exercised, generally for Restricted stock and unit awards (performance and non- the excess of the quoted market value of the stock at the time of performance) have been granted under the 2002 Plan. the exercise of the options over the exercise price of the options Restricted stock and unit performance awards will vest only if (“intrinsic value”). For the years ended December 31, 2013, 2012 we achieve certain financial goals over the performance period. and 2011, $43 million, $42 million and $20 million, respectively, of Restricted stock non-performance awards have various vesting excess tax benefits from stock options exercised are reported in our periods (generally three years), with vesting beginning on the cash flows used for financing activities. first anniversary of the awards. Recipients of restricted stock Information regarding our stock option exercises is as follows: and unit awards are not required to provide consideration to us other than rendering service. (in millions) 2013 2012 2011 Net cash proceeds from the exercise of stock options $258 $299 $139 Total intrinsic value of stock option exercises $158 $120 $41 Income tax benefit realized from stock option exercises $61 $47 $16 The stock-based compensation expense for restricted stock and unit awards is determined based on the market price of our stock at the grant date of the award applied to the total number of awards that are anticipated to fully vest. For restricted stock and unit performance awards, adjustments are made to expense dependent upon financial goals achieved. McGraw Hill Financial 2013 Annual Report

56 Restricted stock and unit activity for performance and non-performance awards is as follows: weighted- average grant- (in millions, except per award amounts) Shares date fair value Nonvested shares as of December 31, 2012 3.4 $40.49 Granted 3.0 $44.22 Vested (3.1) $38.93 Forfeited (0.2) $46.28 Nonvested shares as of December 31, 2013 3.1 $47.89 Total unrecognized compensation expense related to nonvested awards $84 Weighted-average years to be recognized over 1.6 years ended December 31, 2013 2012 2011 Weighted-average grant-date fair value per award $44.22 $44.38 $37.80 Total fair value of restricted stock and unit awards vested $119 $90 $1 Tax benefit relating to restricted stock activity $33 $32 $22 8. Equity Capital Stock Two million shares of preferred stock, par value $1 per share, are authorized; none have been issued. On January 29, 2014, the Board of Directors approved an increase in the dividends for 2014 to a quarterly rate of $0.30 per common share. years ended December 31, 2013 2012 2011 Quarterly dividend rate $0.28 $0.255 $0.25 Annualized dividend rate $1.12 $1.02 $1.00 Special dividend $— $2.50 $— Dividends paid (in millions) $308 $984 $296 Stock Repurchases On December 4, 2013, the Board of Directors approved a new stock repurchase program authorizing the purchase of 50 million shares (the “2013 Repurchase Program”), which was approximately 18% of the total shares of our outstanding common stock at that time. In 2011, the Board of Directors approved a stock repurchase program authorizing the purchase of up to 50 million shares (the “2011 Repurchase Program”), which was approximately 17% of the total shares of our outstanding common stock at that time. In 2007, the Board of Directors approved a stock repurchase program authorizing the purchase of up to 45 million shares (the “2007 Repurchase Program”). Share repurchases were as follows: years ended December 31, (in millions, except average price) 2013 2012 2011 Total number of shares purchased - 2011 Repurchase Program 1, 2 16.9 6.8 26.3 Total number of shares purchased - 2007 Repurchase Program — — 8.4 Average price paid per share 2, 3 $58.52 $50.35 $40.48 Total cash utilized $989 $295 $1,500 1 2013 and 2012 includes shares received as part of our accelerated share repurchase agreements as described in more detail below. 2 In any period, cash used in financing activities related to common stock repurchased may differ from the comparable change in equity, reflecting timing differences between the recognition of share repurchase transactions and their settlement for cash. As such, in fourth quarter of 2013, 0.1 million shares were repurchased for approximately $10 million, which settled in January 2014. Excluding these 0.1 million shares, the average price paid per share was $58.36. 3 Average price paid per share information for 2013 includes the accelerated share repurchase transaction, while 2012 and 2011 does not include the accelerated share repurchase transactions entered in December 2011 as discussed in more detail below. Our purchased shares may be used for general corporate purposes, including the issuance of shares for stock compensation plans and to offset the dilutive effect of the exercise of employee stock options. As of December 31, 2013, 50 million shares remained available under the 2013 Repurchase Program. As of December 31, 2013, there were no remaining shares available under the 2007 or 2011 Repurchase Programs. The 2013 Repurchase Program has no expiration date and purchases under this program may be made from time to time on the open market and in private transactions, depending on market conditions. Accelerated Share Repurchase Program We entered into an accelerated share repurchase (“ASR”) agreement with a financial institution on March 25, 2013 to initiate share repurchases aggregating $500 million. The ASR agreement was structured as a capped ASR agreement in which we paid $500 million and received an initial delivery of approximately 7.2 million shares during the three months ended March 31, 2013, with an additional 1.4 million shares received on April 1, 2013, in the aggregate, representing the minimum number of shares of our common stock to be repurchased based on a calculation using a specific capped price per share. The total number of shares ultimately purchased was determined based on the volume weighted-average share price (“VWAP”), minus a discount, of our common stock from March 25, 2013 through July 22, 2013. On July 25, 2013 we received a final incremental delivery of 0.7 million shares determined using a VWAP of $53.7995 bringing the total amount of shares received to 9.3 million. In December of 2011 we entered into two separate ASR agreements with a financial institution to initiate share repurchases aggregating $500 million. The first ASR agreement was structured as an uncollared ASR agreement for the repurchase of $250 million of shares at a per share price equal to the VWAP of our common stock between December 7, 2011 and February 22, 2012. We purchased and received approximately 5 million and 0.8 million shares in December 2011 and February 2012, respectively, under the agreement. The second agreement was structured as a McGraw Hill Financial 2013 Annual Report

57 capped agreement for the repurchase of 250 million of shares where we purchased and received 5 million and 0.1 million shares in December 2011 and April 2012, respectively. Redeemable Noncontrolling Interests The agreement with the minority partners of our S&P Dow Jones Indices LLC partnership discussed in Note 2 – Acquisitions and Divestitures contains redemption features whereby interests held by minority partners are redeemable either (i) at the option of the holder or (ii) upon the occurrence of an event that is not solely within our control. Specifically, under the terms of the operating agreement of S&P Dow Jones Indices LLC, after December 31, 2017, CME Group and CGIS will have the right at any time to sell, and we are obligated to buy, at least 20% of their share in S&P Dow Jones Indices LLC. In addition, in the event there is a change of control of the Company, for the 15 days following a change in control, CME Group and CGIS will have the right to put their interest to us at the then fair value of CME Group’s and CGIS’ minority interest. If interests were to be redeemed under this agreement, we would generally be required to purchase the interest at fair value on the date of redemption. This interest is presented on the consolidated balance sheet outside of equity under the caption “Redeemable noncontrolling interest” with an initial value based on fair value for the portion attributable to the net assets we acquired, and based on our historical cost for the portion attributable to our S&P Index business. We adjust the redeemable noncontrolling interest each reporting period to its estimated redemption value, but never less than its initial fair value, considering a combination of an income and market valuation approach. Our income and market valuation approaches may incorporate Level 3 fair value measures for instances when observable inputs are not available, including assumptions related to expected future net cash flows, long-term growth rates, the timing and nature of tax attributes, and the redemption features. Any adjustments to the redemption value will impact retained income. Noncontrolling interests that do not contain such redemption features are presented in equity. Changes to redeemable noncontrolling interest during the year ended December 31, 2013 were as follows: (in millions) Balance as of December 31, 2012 $810 Net income attributable to noncontrolling interest 73 Distributions to noncontrolling interest (62) Redemption value adjustment (11) Balance as of December 31, 2013 $810 9. Earnings per Share Basic earnings per common share (“EPS”) is computed by dividing net income attributable to the common shareholders of the Company by the weighted-average number of common shares outstanding. Diluted EPS is computed in the same manner as basic EPS, except the number of shares is increased to include additional common shares that would have been outstanding if potential common shares with a dilutive effect had been issued. Potential common shares consist primarily of stock options, restricted stock and restricted stock units calculated using the treasury stock method. The calculation for basic and diluted EPS is as follows: years ended December 31, (in millions, except per share data) 2013 2012 2011 Amount attributable to McGraw Hill Financial, Inc. common shareholders: Income from continuing operations $812 $676 $607 Income (loss) from discontinued operations 564 (239) 304 Net income attributable to the Company $1,376 $437 $911 Basic weighted-average number of common shares outstanding 274.5 278.6 298.1 Effect of stock options and other dilutive securities 5.3 6.0 5.5 Diluted weighted-average number of common shares outstanding 279.8 284.6 303.6 Basic EPS: Income from continuing operations $2.96 $2.43 $2.03 Income (loss) from discontinued operations 2.05 (0.86) 1.02 Net income $5.01 $1.57 $3.05 Diluted EPS: Income from continuing operations $2.90 $2.37 $2.00 Income (loss) from discontinued operations 2.01 (0.84) 1.00 Net income $4.91 $1.53 $3.00 McGraw Hill Financial 2013 Annual Report

58 There were 0.9 million, 1.4 million and 1.6 million restricted performance shares outstanding as of December 31, 2013, 2012 and 2011, respectively, that were not included in the computation of diluted earnings per common share because the necessary vesting conditions have not yet been met. The effect of the potential exercise of stock options is excluded from the computation of diluted earnings per share when the average market price of the common stock is lower than the exercise price of the related option during the period because the effect would have been antidilutive. For the years ended December 31, 2013, 2012 and 2011, the number of stock options excluded from the computation are as follows: years ended December 31, (in millions) 2013 2012 2011 Stock options excluded from diluted EPS computation 1.2 3.4 10.1 10. Restructuring As part of our Growth and Value Plan that we began in September of 2011, we have initiated various restructuring plans as we identified opportunities for cost savings through workforce reductions and created a flatter and more agile organization. Additionally, as we continued to evaluate our remaining cost structure in 2013, particularly in light of recent divestitures, we further identified cost savings associated with streamlining our management structure and our decision to exit non-strategic businesses. Our 2013 and 2012 restructuring plans consisted of a company-wide workforce reduction of approximately 520 positions and 670 positions, respectively, and are further detailed below. The charges for each restructuring plan are classified as selling and general expenses within the consolidated statements of income and the reserves are included in other current liabilities in the consolidated balance sheets. In certain circumstances, reserves are no longer needed because of efficiencies in carrying out the plans or because employees previously identified for separation resigned from the Company and did not receive severance or were reassigned due to circumstances not foreseen when the original plans were initiated. In these cases, we reverse reserves through the consolidated statements of income during the period when it is determined they are no longer needed. There was approximately $7 million of reserves from the 2012 restructuring plan that we have reversed in 2013, which offset the initial charge of $49 million recorded for the 2013 restructuring plan. As part of the sale of MHE, described further in Note 2 — Acquisitions and Divestitures, we have retained MHE’s restructuring liabilities. Therefore, the remaining reserve for the 2012 restructuring plan detailed below includes MHE’s restructuring liability, however, the initial charge associated with the reserve has been bifurcated between continuing and discontinued operations. The initial restructuring charge recorded and the ending reserve balance as of December 31, 2013 by segment is as follows: 2013 Restructuring Plan 2012 Restructuring Plan Initial Ending Initial Ending Charge Reserve Charge Reserve (in millions) Recorded Balance Recorded Balance S&P Ratings $13 $13 $15 3 S&P Capital IQ 10 9 19 1 S&P DJ Indices — — 1 — C&C 10 7 12 2 Corporate 16 10 21 — Total continuing operations 49 39 68 6 MHE — — 39 8 Total $49 $39 $107 $14 For the year ended December 31, 2013, we have reduced the reserve for the 2013 restructuring plan by $10 million and for the years ended December 31, 2013 and 2012, we have reduced the reserve for the 2012 restructuring plan by $78 million and $15 million, respectively. The reductions primarily related to cash payments for employee severance costs. 11. Segment and Geographic Information As discussed in Note 1 – Accounting Policies, we have four reportable segments: S&P Ratings, S&P Capital IQ, S&P DJ Indices and C&C. Our Chief Executive Officer is our chief operating decision-maker and evaluates performance of our segments and allocates resources based primarily on operating profit. Segment operating profit does not include unallocated expense or interest expense, which are centrally managed costs. We use the same accounting policies for our segments as those described in Note 1 – Accounting Policies. McGraw Hill Financial 2013 Annual Report

59 Segment information for the years ended December 31 is as follows: revenue operating Profit (in millions) 2013 2012 2011 2013 2012 2011 S&P Ratings $2,274 $2,034 $1,767 $1,000 $849 $720 S&P Capital IQ 1,170 1,124 1,031 211 208 214 S&P DJ Indices 493 388 323 278 212 189 C&C 1,014 973 896 311 248 180 Intersegment elimination (76) (69) (63) — — — Total operating segments 4,875 4,450 3,954 1,800 1,517 1,303 Unallocated expense — — — (395) (306) (226) Total $4,875 $4,450 $3,954 $1,405 $1,211 $1,077 Depreciation & Amortization capital Expenditures (in millions) 2013 2012 2011 2013 2012 2011 S&P Ratings $45 $43 $40 $40 $43 $40 S&P Capital IQ 49 50 43 39 22 21 S&P DJ Indices 10 8 3 4 2 2 C&C 22 23 23 17 17 14 Total operating segments 126 124 109 100 84 77 Corporate 11 17 17 17 13 15 Total $137 $141 $126 $117 $97 $92 Segment information as of December 31 is as follows: total Assets (in millions) 2013 2012 S&P Ratings $630 $726 S&P Capital IQ 1,054 1,123 S&P DJ Indices 1,160 1,133 C&C 943 1,000 Total operating segments 3,787 3,982 Corporate 1 2,213 1,130 Assets held for sale 61 1,940 Total $6,061 $7,052 1 Corporate assets consist principally of cash and equivalents, assets for pension benefits, deferred income taxes and leasehold improvements related to subleased areas. We have operations with foreign revenue and long-lived assets in approximately 80 countries. We do not have operations in any foreign country that represent more than 8% of our consolidated revenue. Transfers between geographic areas are recorded at agreed upon prices and intercompany revenue and profit are eliminated. No single customer accounted for more than 10% of our consolidated revenue. The following provides revenue and long-lived assets by geographic region: revenue long-lived Assets years ended December 31, December 31, (in millions) 2013 2012 2011 2013 2012 United States $2,892 $2,684 $2,373 $2,209 $2,376 European region 1,227 1,067 951 432 441 Asia 483 454 423 59 70 Rest of the world 273 245 207 54 57 Total $4,875 $4,450 $3,954 $2,754 $2,944 revenue long-lived Assets years ended December 31, December 31, 2013 2012 2011 2013 2012 United States 59% 60% 60% 80% 81% European region 25 24 24 16 15 Asia 10 10 11 2 2 Rest of the world 6 6 5 2 2 Total 100% 100% 100% 100% 100% See Note 2 – Acquisitions and Divestitures, and Note 10 – Restructuring, for actions that impacted the segment operating results. McGraw Hill Financial 2013 Annual Report

60 12. Commitments and Contingencies Rental Expense and Lease Obligations We are committed under lease arrangements covering property, computer systems and office equipment. Leasehold improvements are amortized on a straight-line basis over the shorter of their economic lives or their lease term. Certain lease arrangements contain escalation clauses covering increased costs for various defined real estate taxes and operating services and the associated fees are recognized on a straight-line basis over the minimum lease period. Rental expense for property and equipment under all operating lease agreements is as follows: years ended December 31, (in millions) 2013 2012 2011 Gross rental expense $207 $164 $158 Less: sublease revenue (29) (4) (2) Less: Rock-McGraw rent credit (20) (19) (18) Net rental expense $158 $141 $138 In December 2003, we sold our 45% equity investment in Rock-McGraw, Inc., which owns our headquarters building in New York City, and remained an anchor tenant in our corporate headquarters building in New York City by concurrently leasing back space from the buyer through 2020. As of December 31, 2013, we leased approximately 17% of the building space. Proceeds from the disposition were $382 million and the sale resulted in a pre-tax gain, net of transaction costs, of $131 million ($58 million after-tax) upon disposition. As a result of the amount of building space we retained through our leaseback, a pre-tax gain of $212 million ($126 million after-tax) was deferred upon the disposition in 2003. In December of 2013, we entered into an arrangement with the buyer to shorten the lease to December 2015 in exchange for approximately $60 million which was recorded as a reduction to the unrecognized deferred gain from the sale. The remaining gain is being amortized over the remaining lease term as a reduction in rent expense. As of December 31, 2013, the remaining deferred gain is $45 million. The amount of the gain amortized during the year ended December 31, 2012 was $15 million. Interest expense associated with this operating lease for the year ended December 31, 2013 was $5 million. Cash amounts for future minimum rental commitments, including rent payments on the sale-leaseback, under existing non-cancelable leases with a remaining term of more than one year, along with minimum sublease rental income to be received under non-cancelable subleases are shown in the following table. rent Sublease (in millions) commitment income Net rent 2014 $161 $(14) $147 2015 155 (14) 141 2016 123 (13) 110 2017 99 (13) 86 2018 90 (13) 77 2019 and beyond 238 (16) 222 Total $866 $(83) $783 Related Party Agreements In June of 2012, we entered into a new license agreement (the “License Agreement”) with the holder of S&P Dow Jones Indices LLC noncontrolling interest, CME Group, which replaced the 2005 license agreement between S&P DJ Indices and CME Group. Under the terms of the License Agreement, S&P Dow Jones Indices LLC receives a share of the profits from the trading and clearing of CME Group’s equity index products. During the years ended December 31, 2013 and 2012, S&P Dow Jones Indices LLC earned $46 million and $21 million of revenue under the terms of the License Agreement, respectively. The entire amount of this revenue is included in our consolidated statement of income, and the portion related to the 27% noncontrolling interest is removed in the net income attributable to noncontrolling interests. Legal & Regulatory Matters In the normal course of business both in the United States and abroad, the Company and its subsidiaries are defendants in numerous legal proceedings and are involved, from time to time, in governmental and self-regulatory agency proceedings which may result in adverse judgments, damages, fines or penalties. Also, various governmental and self-regulatory agencies regularly make inquiries and conduct investigations concerning compliance with applicable laws and regulations. S&P Ratings In connection with a previously disclosed investigation by the Civil Division of the Department of Justice (“DOJ”) of S&P LLC, the DOJ filed a civil complaint in the United States District Court for the Central District of California on February 4, 2013 against the Company and S&P LLC alleging violations of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 regarding Standard & Poor’s Ratings Services ratings in 2004-2007 of certain U.S. collateralized debt obligations and Standard & Poor’s Ratings Services models for certain structured finance products. The Company and S&P LLC filed a motion to dismiss the complaint on April 22, 2013. The Court issued an order denying the motion to dismiss on July 16, 2013. Discovery in this case is ongoing. During the course of discovery, DOJ has identified the U.S. collateralized debt obligations and residential mortgage backed securities rated by Standard & Poor’s Ratings Services between 2004-2007, additional to those identified in the complaint, that could provide the basis for whatever proof it seeks to introduce at trial and at any penalty phase of the case. In connection with the numerous state-court actions that have been brought against the Company and S&P LLC by the attorneys general of various states and the District of Columbia, the Company and S&P LLC have removed most of the actions to federal court and filed a motion before the United States Judicial Panel on Multidistrict Litigation (“JPML”) to consolidate and transfer those removed actions to one federal court for all pretrial proceedings. On June 6, 2013, the JPML granted the Company and S&P LLC’s motion with respect to the state actions then before it and ordered those actions be consolidated before the United States District Court for the Southern District of New York. The Company expects that any similar actions subsequently filed by other state attorneys general will be similarly consolidated in the Southern District of New York upon the Company’s request. On October 4, 2013, the Court heard argument on motions by the states to have the cases remanded to state court. McGraw Hill Financial 2013 Annual Report

61 A writ of summons was served on The McGraw-Hill Companies, SRL and on The McGraw-Hill Companies, SA (both indirect subsidiaries of the Company) (collectively, “Standard & Poor’s”) on September 29, 2005 and October 7, 2005, respectively, in an action brought in the Tribunal of Milan, Italy by Enrico Bondi (“Bondi”), the Extraordinary Commissioner of Parmalat Finanziaria S.p.A. and Parmalat S.p.A. (collectively, “Parmalat”). Bondi had brought numerous other lawsuits in both Italy and the United States against entities and individuals who had dealings with Parmalat. In this suit, Parmalat claims that Standard & Poor’s, which had issued investment grade ratings on Parmalat until shortly before Parmalat’s collapse in December 2003, breached its duty to issue an independent and professional rating and negligently and knowingly assigned inflated ratings in order to retain Parmalat’s business. Alleging joint and several liability, Parmalat claims damages of euros 4,073,984,120 (representing the value of bonds issued by Parmalat and the rating fees paid by Parmalat) with interest, plus damages to be ascertained for Standard & Poor’s alleged complicity in aggravating Parmalat’s financial difficulties and/or for having contributed in bringing about Parmalat’s indebtedness towards its bondholders, and legal fees. On June 29, 2011, the Court issued its final decision dismissing in its entirety Parmalat’s main damages claim which was based on the value of the bonds issued. The Court ordered Standard & Poor’s to pay Parmalat the sum of approximately euros 784,000 (approximately $1.1 million), representing the amount of rating fees paid to Standard & Poor’s by Parmalat, plus interest from the date of service of the Writ of Summons. The Court also ordered Standard & Poor’s to reimburse Parmalat for euros 47,390 (less than $0.1 million) in trial costs and for its share of fees paid to Court-appointed experts, amounting to euros 67,797 (also less than $0.1 million). On September 29, 2012, Parmalat submitted a brief to the Court of Appeals of Milan appealing the judgment issued by the Tribunal of Milan and, on November 16, 2012, requested payment of the judgment in the amount of euros 1,103,793. Standard & Poor’s paid the judg-ment on December 3, 2012. On May 9, 2013, Standard & Poor’s filed its response to the appeal, including its cross-appeal. Hearings in the appeal took place on May 29, 2013 and October 9, 2013. The parties’ final briefs were submitted in December 2013. In a separate proceeding, the prosecutor’s office in Parma, Italy is conducting an investigation into the bankruptcy of Parmalat. In June 2006, the prosecutor’s office issued a Note of Completion of an Investigation (“Note of Completion”) concerning allegations, based on Standard & Poor’s investment grade ratings of Parmalat, that individual Standard & Poor’s rating analysts conspired with Parmalat insiders and rating advisors to fraudulently or negligently cause the Parmalat bankruptcy. The Note of Completion was served on eight Standard & Poor’s rating analysts. While not a formal charge, the Note of Completion indicates the prosecutor’s intention that the named rating analysts should appear before a judge in Parma for a preliminary hearing, at which hearing the judge will determine whether there is sufficient evidence against the rating analysts to proceed to trial. No date has been set for the preliminary hearing. On July 7, 2006, a defense brief was filed with the Parma prosecutor’s office on behalf of the rating analysts. On August 28, 2007, a putative shareholder class action titled Reese v. Bahash was filed in the District Court for the District of Columbia, and was subsequently transferred to the Southern District of New York. The Company and its CEO and former CFO were named as defendants in the suit, which alleged claims under the federal securities laws in connection with alleged misrepresentations and omissions made by the defendants relating to the Company’s earnings and S&P’s business practices. On April 2, 2012, the District Court entered judgment granting the Defendants’ motion to dismiss, and dismissing all claims asserted against the Defendants in their entirety and, on December 20, 2012, the United States Court of Appeals for the Second Circuit affirmed the dismissal in its entirety. Plaintiff sought to be relieved from the judgment dismissing the case and for permission to file an amended complaint. The Court denied these requests in their entirety on September 24, 2013. Plaintiff is pursuing an appeal from the Court’s decision. The Company and its Standard & Poor’s Financial Services LLC subsidiary (“S&P LLC”), together with other credit rating agencies, have been named in numerous lawsuits in U.S. State and Federal Courts, as well as in foreign jurisdictions, relating to the ratings activity of Standard & Poor’s Ratings Services brought by alleged purchasers and issuers of rated securities. The Company and S&P LLC have also received numerous subpoenas and other government inquiries concerning the rating activity of Standard & Poor’s Ratings Services in these areas and continue to respond to all such requests. Additional actions, investigations or proceedings may be initiated from time to time in the future. On September 22, 2011 the Company received a “Wells Notice” from the staff of the U.S. Securities and Exchange Commission (the “Commission”) stating that the staff is considering recommending that the Commission institute a civil injunctive action against Standard & Poor’s Ratings Services alleging violations of federal securities laws with respect to Standard & Poor’s Ratings Services ratings for a particular 2007 offering of collateralized debt obligations, known as “Delphinus CDO 2007-1”. The Wells Notice is neither a formal allegation nor a finding of wrongdoing. It allows its recipients the opportunity to provide their perspective and to address the issues raised by the staff before any decision is made by the Commission on whether to authorize the commencement of an enforcement proceeding against its recipients. The Company has responded to the staff presenting its position on the issues raised and why the Commission should not commence enforcement proceedings. On January 15, 2014 S&P received notification of a potential claim by the Prosecutor General of the Corte dei Conti, an Italian administrative court, with respect to whether S&P’s downgrading of Italian sovereign debt in May 2011 wrongfully damaged Italy’s public finances and international reputation and whether S&P should pay compensation to Italy for the costs of Italian budget adjustments and for ancillary damages in an amount “not lower than Euro 234 billion.” The Company believes that the claims in the proceedings described above have no basis and they will be vigorously defended by the Company and/or the subsidiaries involved. In view of the inherent difficulty of predicting the outcome of legal matters, particularly McGraw Hill Financial 2013 Annual Report

62 where the claimants seek very large or indeterminate damages, or where the cases present novel legal theories, involve a large number of parties or are in early stages of discovery, we cannot state with confidence what the eventual outcome of these pending matters will be, what the timing of the ultimate resolution of these matters will be or what the eventual loss, fines, penalties or impact related to each pending matter may be. We believe, based on our current knowledge, that the outcome of the legal actions, proceedings and investigations currently pending should not have a material, adverse effect on our consolidated financial condition. Additionally, in April 2013 we settled certain subprime litigation cases. Included in selling and general expenses in our consolidated statement of income for the year ended December 31, 2013 is a pre-tax amount of approximately $77 million for these settlements. These cases were dismissed under the terms of the settlements. S&P Capital IQ On November 17, 2009, the European Commission, Directorate-General for Competition (“EC”) sent a Statement of Objections (“SO”) to the Company outlining the EC’s preliminary view that Standard & Poor’s CUSIP Service Bureau (an S&P Rating’s brand that is part of S&P Capital IQ) was abusing its position as the sole-appointed National Numbering Agency for U.S. securities by requiring financial institutions and Information Service Providers to pay licensing fees for the use of International Securities Identification Numbers. As set forth in the SO, the EC’s preliminary view was that this behavior amounted to unfair pricing and infringed European competition law. The Company believed these preliminary views were erroneous but in order to resolve the investigation, proposed a set of commitments to the EC. Following market testing of the commitments, further discussions between the parties and some limited modifications to the commitments, the EC on November 15, 2011 accepted and made those commitments legally binding and ended its investigation. Pursuant to the commitments, CUSIP Global Services has created a new data feed service of US International Securities Identification Numbers tailored specifically to the institutions for their use within the European Economic Area. S&P DJ Indices On July 17, 2013, International Organization of Securities Commissions (“IOSCO”) published its “Principles for Financial Benchmarks.” S&P DJ Indices has begun voluntary implementation of the principles. As a part of that process S&P DJ Indices is taking into consideration the ESMA-EBA Principles for Benchmark-Setting Processes in the EU published in June 2013 and the Index Industry Association’s Best Practices issued in July 2013. S&P DJ Indices does not believe that aligning its operations to these principles and/or practices will have a significant negative impact on its ongoing business operations. C&C On October 8, 2009, an action was filed in the District Court for the Southern District of New York entitled Reed Construction Data, Inc. v. The McGraw-Hill Companies, Inc. in which Reed Construction Data asserted eleven claims under various state and federal laws against the Company relating to alleged misappropriation and unfair competition by McGraw-Hill Construction and seeking an unspecified amount of damages, plus attorneys’ fees and costs. In response to the Company’s motion to dismiss five of the eleven claims in the Reed action, Plaintiff filed an Amended Complaint on December 10, 2009, among other things adding an allegation that McGraw-Hill Construction misappropriated Plaintiff’s confidential and trade secret information regarding specific construction projects. The Company filed a renewed motion to dismiss five of the eleven claims in the Amended Complaint on January 22, 2010. On September 14, 2010, the Court granted the Company’s motion to dismiss three of the five claims, including claims that alleged violations by the Company of the Racketeer Influenced and Corrupt Organizations Act (RICO) and conspiracy to violate RICO. On May 31, 2011, the Court granted Plaintiff’s motion to file a Second Amended Complaint that, among other things, added a false advertising claim under the Lanham Act, including a demand for treble damages and attorneys’ fees. The Second Amended Complaint also contains allegations purporting to further support Reed’s existing tort and antitrust claims. On June 3, 2011, the Court granted the Company’s motion to file a counterclaim against Reed alleging, among other things, that Reed misappropriated the Company’s trade secrets and engaged in unfair competition as a result of Reed’s recruitment of former employees of the Company and use of information about the Company’s customers obtained from the former employees to solicit those customers. The parties have completed discovery and are in the summary judgment phase. Our commodities business is subject to the potential for increased regulation in the U.S. and abroad. On October 5, 2012, the IOSCO issued its final report to the G-20, including Principles for Oil Price Reporting Agencies (“PRA”), which sets out principles IOSCO states are intended to enhance the reliability of oil price assessments that are referenced in derivative contracts subject to regulation by IOSCO members. Platts completed the assurance review called for by the IOSCO Principles for Oil Price Reporting Agencies and does not believe the Principles will have a significant negative impact on its ongoing business operations. In July of 2013 Platts reaffirmed its commitment to aligning its operations to the IOSCO Principles for Oil Price Reporting Agencies and to applying those principles to its price reporting in the other commodity markets in which it publishes price assessments that underlie financial derivatives contracts. The announcement followed IOSCO’s publication on July 17, 2013 of its “Principles for Financial Benchmarks,” which stated that it “expects the oil PRAs to continue to implement and comply with the PRA principles.” Platts does not believe that application of the Principles in other commodity markets will have a significant negative impact on its ongoing business operations. On May 14, 2013, representatives from the European Commission (DG Competition, the EC’s antitrust office) commenced an unannounced inspection of Platts’ offices at Canary Wharf in London which lasted until May 19, 2013 in conjunction with the potential anticompetitive conduct (in particular, in the crude oil, refined oil products and biofuels markets) relating to Platts’ Market On Close price assessment process. No allegations have been made against Platts at this time. There have also been several civil actions filed in the U.S. relating to potential anticompetitive behavior by market participants relating to the Platts price assessment process, none of which have named Platts as a defendant. McGraw Hill Financial 2013 Annual Report

63 () 13. Quarterly Financial Information Unaudited (in millions, except per share data) first quarter Second quarter Third quarter Fourth quarter Total year 2013 Revenue $1,181 $1,250 $1,194 $1,250 $4,875 Operating profit $278 $436 $407 $284 $1,405 Income from continuing operations $174 $273 $265 $190 $903 Income (loss) from discontinued operations $581 $4 $(20) $(2) $563 Net income $755 $277 $245 $188 $1,466 Net income attributable to McGraw Hill Financial common shareholders: Income from continuing operations $153 $250 $235 $173 $812 Income (loss) from discontinued operations 582 4 (20) (2) 564 Net income $735 $254 $215 $171 $1,376 Basic earnings (loss) per share: Continuing operations $0.55 $0.91 $0.86 $0.64 $2.96 Discontinued operations 2.07 0.01 (0.07) (0.01) 2.05 Net income $2.62 $0.93 $0.79 $0.63 $5.01 Diluted earnings (loss) per share: Continuing operations $0.54 $0.90 $0.84 $0.62 $2.90 Discontinued operations 2.05 0.01 (0.07) (0.01) 2.01 Net income $2.59 $0.91 $0.77 $0.62 $4.91 2012 Revenue $1,035 $1,072 $1,116 $1,226 $4,450 Operating profit $282 $308 $275 $347 $1,211 Income from continuing operations $163 $180 $172 $211 $726 (Loss) income from discontinued operations $(36) $40 $165 $(404) $(234) Net income (loss) $127 $220 $337 $(193) $492 Net income attributable to McGraw Hill Financial common shareholders: Income from continuing operations $158 $176 $151 $190 $676 (Loss) income from discontinued operations (35) 39 162 (406) (239) Net income (loss) $123 $216 $314 $(216) $437 Basic earnings (loss) per share: Continuing operations $0.57 $0.63 $0.54 $0.68 $2.43 Discontinued operations (0.13) 0.14 0.58 (1.46) (0.86) Net income (loss) $0.44 $0.77 $1.13 $(0.78) $1.57 Diluted earnings (loss) per share: Continuing operations $0.56 $0.62 $0.53 $0.67 $2.37 Discontinued operations (0.13) 0.14 0.57 (1.43) (0.84) Net income (loss) $0.43 $0.76 $1.10 $(0.76) $1.53 Note - Totals presented may not sum due to rounding. Basic and diluted earnings per share are computed independently for each quarter and full year presented. The number of weighted-average shares outstanding changes as common shares are issued pursuant to employee stock plans, as shares are repurchased by us, and other activity occurs throughout the year. Accordingly, the sum of the quarterly earnings per share data may not agree with the calculated full year earnings per share. McGraw Hill Financial 2013 Annual Report

64 Five-Year Financial Review (in millions, except per share data) 2013 2012 2011 2010 2009 Income statement data: Revenue $4,875 $4,450 $3,954 $3,639 $3,483 Operating profit 1,405 1,211 1,077 1,026 953 Income from continuing operations before taxes on income 1,346 1 1,130 2 1,000 3 943 4 876 5 Provision for taxes on income 443 404 374 344 315 Net income from continuing operations attributable to McGraw Hill Financial, Inc. 812 676 607 582 546 Earnings per share from continuing operations attributable to the McGraw Hill Financial, Inc. common shareholders: Basic 2.96 2.43 2.03 1.88 1.75 Diluted 2.90 2.37 2.00 1.86 1.74 Dividends per share 1.12 1.02 1.00 0.94 0.90 Special dividend declared per common share 2.50 Operating statistics: Return on average equity 6 134.2% 40.5% 48.2% 40.4% 45.7% Income from continuing operations before taxes on income as a percent of revenue from continuing operations 27.6% 25.4% 25.3% 25.9% 25.1% Net Income from continuing operations as a percent of revenue from continuing operations 18.5% 16.3% 15.8% 16.5% 16.1% Balance sheet data: 7 Working capital $564 $(1,044) $(845) $262 $2 Total assets 6,061 5,122 4,112 4,664 4,010 Total debt 799 1,256 1,198 1,198 1,198 Redeemable noncontrolling interest 810 810 — — — Equity 1,344 840 1,584 2,292 1,929 Number of employees 17,000 16,600 16,300 14,400 14,700 1 Includes the impact of the following items: $77 million pre-tax legal settlements, $64 million charge for Growth and Value Plan costs, a $36 million non-cash impairment charge related to the facilities and associated infrastructure of one of our data centers that we are in the process of selling, a $28 million restructuring charge in the fourth quarter primarily related to severance, $13 million related to terminating various leases as we reduce our real estate portfolio and a $24 million net gain from our dispositions. 2 Includes the impact of the following items: $135 million charge for Growth and Value Plan costs, a $68 million restructuring charge, transaction costs of $15 million for our S&P Dow Jones Indices LLC joint venture, an $8 million charge related to a reduction in our lease commitments, partially offset by a vacation accrual reversal of $52 million. 3 Includes the impact of a $32 million restructuring charge and a $10 million charge for Growth and Value Plan costs. 4 Includes the impact of the following items: a $16 million charge for subleasing excess space in our New York facilities, an $11 million restructuring charge and a $7 million gain on the sale of certain equity interests at S&P Ratings. 5 Includes the impact of the following items: a $14 million loss on the sale of Vista Research, Inc., an $11 million gain on the sale of BusinessWeek and a $4 million net restructuring charge. 6 Includes the impact of the gain on sale of McGraw-Hill Eduction in 2013 and the gain on sale of the Broadcasting Group in 2011. 7 Excludes discontinued operations. McGraw Hill Financial 2013 Annual Report

65 Report of Management To the Shareholders of McGraw Hill Financial, Inc. Management’s Annual Report on its Responsibility for the Company’s Financial Statements and Internal Control Over Financial Reporting The financial statements in this report were prepared by the management of McGraw Hill Financial, Inc., which is responsible for their integrity and objectivity. These statements, prepared in conformity with accounting principles generally accepted in the United States and including amounts based on management’s best estimates and judgments, present fairly McGraw Hill Financial Inc.’s financial condition and the results of the Company’s operations. Other financial information given in this report is consistent with these statements. The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company as defined under the U.S. Securities Exchange Act of 1934. It further assures the quality of the financial records in several ways: a program of internal audits, the careful selection and training of management personnel, maintaining an organizational structure that provides an appropriate division of financial responsibilities, and communicating financial and other relevant policies throughout the Company. McGraw Hill Financial Inc.’s Board of Directors, through its Audit Committee, composed entirely of outside directors, is responsible for reviewing and monitoring the Company’s financial reporting and accounting practices. The Audit Committee meets periodically with management, the Company’s internal auditors and the independent registered public accounting firm to ensure that each group is carrying out its respective responsibilities. In addition, the independent registered public accounting firm has full and free access to the Audit Committee and meet with it with no representatives from management present. Management’s Report on Internal Control Over Financial Reporting As stated above, the Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s management has evaluated the system of internal control using the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) framework. Management has selected the COSO framework for its evaluation as it is a control framework recognized by the Securities and Exchange Commission and the Public Company Accounting Oversight Board that is free from bias, permits reasonably consistent qualitative and quantitative measurement of the Company’s internal controls, is sufficiently complete so that relevant controls are not omitted and is relevant to an evaluation of internal controls over financial reporting. Based on management’s evaluation under this framework, we have concluded that the Company’s internal controls over financial reporting were effective as of December 31, 2013. There are no material weaknesses in the Company’s internal control over financial reporting that have been identified by management. The Company’s independent registered public accounting firm, Ernst & Young LLP, has audited the consolidated financial state-ments of the Company for the year ended December 31, 2013, and has issued their reports on the financial statements and the effectiveness of internal controls over financial reporting. Other Matters There have been no changes in the Company’s internal controls over financial reporting during the most recent quarter that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting. Douglas L. Peterson President and Chief Executive Officer Jack F. Callahan, Jr. Executive Vice President and Chief Financial Officer McGraw Hill Financial 2013 Annual Report

66 Report of Independent Registered Public Accounting Firm The Board of Directors and Shareholders of McGraw Hill Financial, Inc. We have audited the accompanying consolidated balance sheets of McGraw Hill Financial, Inc. (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, cash flows and equity for each of the three years in the period ended December 31, 2013. Our audits also included the financial statement schedule listed in Item 15(a)(2). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of McGraw Hill Financial, Inc. at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein. We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), McGraw Hill Financial, Inc.’s internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) and our report dated February 7, 2014 expressed an unqualified opinion thereon. New York, New York February 7, 2014 McGraw Hill Financial 2013 Annual Report

67 Report of Independent Registered Public Accounting Firm The Board of Directors and Shareholders of McGraw Hill Financial, Inc. We have audited McGraw Hill Financial, Inc.’s (the “Company”) internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) (the COSO criteria). McGraw Hill Financial, Inc.’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion. A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. In our opinion, McGraw Hill Financial, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on the COSO criteria. We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of McGraw Hill Financial, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, cash flows and equity for each of the three years in the period ended December 31, 2013 and our report dated February 7, 2014 expressed an unqualified opinion thereon. New York, New York February 7, 2014 McGraw Hill Financial 2013 Annual Report

68 SHAREHOLDER INFORMATION ANNUAL MEETING The 2014 annual meeting will be held at 11 a.m. EST on Wednesday, April 30 at our world headquarters: 1221 Avenue of the Americas, Auditorium, Second Floor New York, NY 10020-1095 The annual meeting will also be webcast at www.mhfi.com STOCK EXCHANGE LISTING On May 14, 2013, McGraw Hill Financial’s common stock began trading under its new stock symbol ‘MHFI.’ The Company’s common stock has traded on the New York Stock Exchange since 1929 and since the 1950s, under the ticker ‘MHP.’ Historical stock prices for ‘MHP’ are available under the new MHFI symbol. INVESTOR RELATIONS WEB SITE Go to http://investor.mhfi.com to find: Dividend and stock split history Stock quotes and charts Investor Fact Book Corporate Governance Financial reports, including the annual report, proxy statement and SEC filings Financial news releases Management presentations Investor e-mail alerts RSS news feeds INVESTOR KIT The Company’s investor kit includes the current Annual Report, Proxy Statement, Form 10-Qs, Form 10-K, and the current earnings release. For online access to the Digital Investor Kit, go to http://investor.mhfi.com. Requests for printed copies, free of charge, can be e-mailed to investor.relations@mhfi.com or mailed to Investor Relations, McGraw Hill Financial, Inc., 1221 Avenue of the Americas, New York, NY 10020-1095. Interested parties can also call Investor Relations toll-free at 866-436-8502 (domestic callers) or 212-512-2192 (international callers). TRANSFER AGENT AND REGISTRAR FOR COMMON STOCK Computershare is the transfer agent for McGraw Hill Financial. Computershare maintains the records for the Company’s registered shareholders and can assist with a variety of shareholder related services. Shareholder correspondence should be mailed to: Computershare P.O. Box 30170 College Station, TX 77842-3170 Overnight correspondence should be mailed to: Computershare 211 Quality Circle, Suite 210 College Station, TX 77845 Investor Centre™ website to view and manage shareholder account online: www.computershare.com/investor For shareholder assistance: In the U.S. and Canada: 888-201-5538 Outside the U.S. and Canada: 201-680-6578 TDD for the hearing impaired: 800-231-5469 TDD outside the U.S. and Canada: 201-680-6610 E-mail address: shareholder@computershare.com Online inquiries: https://www-us.computershare.com/investor/Contact DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN This program offers a convenient, low-cost way to invest in the Company’s common stock. Participants can purchase and sell shares directly through the program, make optional cash investments weekly, reinvest dividends, and send certificates to the transfer agent for safekeeping. Interested investors can view the prospectus and enroll online at www.computershare.com/investor. To receive the materials by mail, contact Computershare as noted above. NEWS MEDIA INQUIRIES Go to http://www.mhfi.com/news to view the latest Company news and information or to submit an e-mail inquiry. You may also call 212-512-3151, or write to Corporate Affairs, McGraw Hill Financial, 1221 Avenue of the Americas, New York, NY 10020-1095. CERTIFICATIONS AND McGRAW HILL FINANCIAL, INC. FORM 10-K The Company filed the required certifications under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 as Exhibits 31.1, 31.2 and 32 to the Form 10-K for the year ended December 31, 2013. The financial information included in this report was excerpted from the Company’s Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on February 7, 2014. Shareholders may access a complete copy of the Form 10-K by following the instruction noted above under the heading “Investor Kit”. McGraw Hill Financial 2013 Annual Report

Directors And Principal Executives Designed by: EPO Creative, Inc. www.epocreative.com Board of Directors Executive COMMITTEE Harold McGraw III (E) Douglas L. Peterson Chairman President and Chief Executive Officer McGraw Hill Financial John L. Berisford Douglas L. Peterson Executive Vice President President and Chief Executive Officer Human Resources McGraw Hill Financial Jack F. Callahan, Jr. Sir Winfried Bischoff (C,E,F) Executive Vice President Chairman Chief Financial Officer Lloyds Banking Group plc Louis V. Eccleston William D. Green (C,N) President Retired Executive Chairman S&P Capital IQ Accenture Chairman of the Board S&P Dow Jones Indices Charles E. “Ed” Haldeman, Jr. (A,C) Former CEO Keith Fox Freddie Mac President McGraw Hill Construction Linda Koch Lorimer (C,N)* Vice President for Global Donald R. Howard and Strategic Initiatives Chief Risk and Compliance Officer Yale University Alexander J. Matturri Robert P. McGraw (F) Chief Executive Officer Chairman and Chief Executive Officer S&P Dow Jones Indices Averdale Holdings, LLC Lawrence P. Neal Hilda Ochoa-Brillembourg (A,F) President President and Chief Executive Officer Platts Strategic Investment Group Finbarr O’Neill Sir Michael Rake (A,E,F) President Chairman J.D. Power BT Group plc Neeraj Sahai Edward B. Rust, Jr. (A,C,E,N) President Chairman, President and Standard & Poor’s Ratings Services Chief Executive Officer State Farm Insurance Companies Paul Sheard Chief Global Economist and Kurt L. Schmoke (F,N) Head of Global Economics & Research Vice President and General Counsel Howard University D. Edward Smyth Executive Vice President Sidney Taurel (C,E,N) Corporate Affairs Chairman Emeritus Eli Lilly and Company Kenneth M. Vittor Executive Vice President and Richard E. Thornburgh (A,F) General Counsel Vice Chairman Corsair Capital, LLC * Linda Koch Lorimer will retire as a member of the Board of Directors of McGraw Hill Financial effective April 30, 2014. A Audit Committee C Compensation & Leadership Development Committee E Executive Committee F Financial Policy Committee N Nominating & Corporate Governance Committee

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